U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                     INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

Edgewater Foods International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee  computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies: Common
     Stock

(2)  Aggregate number of securities to which transaction applies: 23,737,700

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

                       EDGEWATER FOODS INTERNATIONAL, INC.
                            5552 West Island Highway
                        Qualicum Beach, British Columbia
                                 Canada V9K 2C8
                                 (250) 757-9811

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Edgewater Foods International, Inc. will hold its Annual Meeting of Stockholders at The Royal Vancouver Yacht Club, located at 3811 Point Grey Road, Vancouver, British Columbia, Canada V6R 1B3 on January 10, 2008. We are holding the meeting for the following purposes:

     1) To elect members of the Board of Directors, whose terms are described in the proxy statement; and,

     2) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of Edgewater common stock at the close of business on November 15, 2007, are entitled to vote at the meeting. The Board urges Stockholders to vote "FOR" Item 1 and solicits your vote.

In addition to the proxy statement, proxy card and voting instructions, a copy of Edgewater's annual report on Form 10-KSB, which is not part of the proxy soliciting material is enclosed.

It is important that your shares be represented and voted at the meeting. We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above. Of course, you may also vote your shares in person at the Annual Meeting.

                                        By Order of the Board of Directors,

                                    /s/ Robert Saunders
                                        ---------------
                                        Robert Saunders, Chief Executive Officer
November 29, 2007

                                 PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Edgewater of proxies to be voted at our Annual Meeting of Stockholders, to be held on January 10, 2008, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 2:00 PM. The meeting will be held at The Royal Vancouver Yacht Club, located at 3811 Point Grey Road, Vancouver, British Columbia, Canada V6R 1B3. Stockholders will be admitted beginning at 1:30 PM. The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please retain the admission ticket. Directions to the Annual Meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Empire Stock Transfer Inc. at 2470 Saint Rose Pkwy, Suite 304, Henderson, NV 89074, 702.818.5898, Fax 702.974.1444. If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are an Edgewater stockholder.

We  are  first  mailing  this  proxy  statement,   the  proxy  card  and  voting
instructions on or about December 3, 2007, to persons who were stockholders at the close of business on November 15, 2007 the record date for the meeting.

                             IMPORTANT--PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed envelope. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

PROXIES AND VOTING PROCEDURES

You can vote your shares by completing and returning a proxy card or, if you hold your shares in "street name," a voting instruction form.

If your shares are held in "street name," you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Annual Meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date. Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On November 15, 2007, the record date, there were 23,737,700 shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 5552 West Island Highway, Qualicum Beach, British Columbia, Canada V9K 2C8 between the hours of 9:00 a.m. and 4:00 p.m. local time.

REQUIRED VOTE

The presence, in person or by proxy, of the holders a majority of the voting power at the Annual Meeting shall constitute a quorum, which is required in order to transact business at the meeting.

COST OF PROXY DISTRIBUTION AND SOLICITATION

Edgewater will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of Edgewater in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of Edgewater, who will receive no additional compensation for soliciting. In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Edgewater stock.

PROPOSAL 1

Proposal for the Election of Directors

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Dr. Kristina Miller, our Chief Scientific Advisor is the wife of Robert Saunders, our Chairman, CEO and President, but there are no other family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Information with Respect to Director Nominees

                 NAME                                         AGE
-------------------------------------        -----------------------------------
            Robert Saunders                                   54
         Douglas C. MacLellan                                 51
           Mark H. Elenowitz                                  37
            Robert L. Rooks                                   52
              Ian Fraser                                      48
            Michael Boswell                                   38
             Darryl Horton                                    57
             Victor Bolton                                    53

ROBERT SAUNDERS, CHAIRMAN. Mr. Saunders is our CEO and President. Mr. Saunders has directed all research and development efforts at Island Scallops since its establishment. After studying for his B.Sc. at the University of British Columbia in the early 1970's, Mr. Saunders has worked exclusively in the aquaculture research and development field. His efforts have primarily involved designing and implementing innovative culture technology and methods for new aquaculture species in British Columbia. Mr. Saunders has direct experience with managing projects similar to the type proposed, such as developing the hatchery technology for producing the Japanese scallop and the development of sablefish aquaculture.

DOUGLAS C. MACLELLAN, VICE-CHAIRMAN. Since May 1992, Mr. MacLellan has been President and Chief Executive Officer of the MacLellan Group, Inc., a privately held business incubator and financial advisory firm. Mr. MacLellan is currently a member of the board of directors and chairman of the audit committee of AMDL, Inc. (AMEX: ADL), a publicly held biotechnology firm. From 2002 until September

2005, Mr. MacLellan was Vice Chairman and a Director of AXM Pharma,  Inc. (AMEX;
AXJ). From March 1998 through October 2000, Mr. MacLellan was the co-founder and a significant shareholder of Wireless Electronique, Ltd., a China-based telecommunications company having joint venture operations with China Unicom (NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces. He is also a co-founder and, since May 1997, has been a director of Datalex Corporation, a Canadian-based legacy software solution provider. From November 1996 to March 1998, Mr. MacLellan was co-Chairman and an Investment Committee member of the Strategic East European Fund. From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom
Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000. During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority-owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). Mr. MacLellan was educated at the University of
Southern California in economics and finance, with advanced training in classical economic theory.

MARK H. ELENOWITZ, DIRECTOR. Mr. Elenowitz is a co-founder and managing director of TriPoint Capital Advisors, LLC. Mr. Elenowitz is responsible for the overall corporate development of the firm and assisting their clients with high-level financial services and general business development. In this role he provides high level advice regarding corporate finance, corporate structure, SOX 404 compliance, employee option programs and capital market navigation including providing advice as a member of the board of directors. Mr. Elenowitz integrates a strong, successful entrepreneurial background with extensive financial services and capital markets experience. Mr. Elenowitz has assisted in numerous companies in a "soup-to-nuts" process of preparing a company for the public markets, bringing them public and advising on an ongoing basis via board seats and executive positions to oversee further rounds of financing, strategic acquisitions and a broader investor market via a listing on "higher" securities exchange or market. Mr. Elenowitz is currently a director of Edgewater Foods International, Inc. (OTCBB: EDWT) and Global Growth Acquisition Corp. 1, a Cayman Islands corporation. From December 2002 to September 2005, Mr. Elenowitz was a board member of AXM Pharma formerly (AMEX: AXJ) He was also the senior managing director of Investor Communications Company, LLC (ICC), a national investor relations firm he founded in 1996. Through ICC, Mr. Elenowitz has developed ongoing relationships with other investment banking firms, market makers, and analysts. Mr. Elenowitz has worked with over 50 publicly traded companies providing the above mentioned financial consulting and strategic planning services. Mr. Elenowitz holds the Series 24, 82 and 63 licenses and is also CEO of TriPoint Global Equities, LLC, a FINRA member firm. Mr. Elenowitz is the recipient of several entrepreneurial awards and has been profiled in BusinessWeek and CNBC, as well as several other publications. He is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

DR. ROBERT L. ROOKS, DIRECTOR. Dr. Robert L. Rooks has been Chief of Staff of All Care Animal Referral Center (ACARC) in Fountain Valley, California, since 1990. ACARC is the largest strictly referral veterinary center in the United States. Dr. Rooks has a staff of over 20 veterinarians in the areas of surgery, critical care, internal medicine, oncology, dentistry, radiology and neurology. Their services include 24-hour critical care/emergency service, MRI and CT scans, color-flow Doppler ultrasounds, hyperbaric oxygen therapy, a complete orthopedic program including total hip replacements and joint reconstruction, cobalt radiation therapy, a complete neuro-diagnostic service, a kidney transplant program and a physical rehabilitation department and much more. He is the published author of over 100 journals, magazine and newspaper articles. Dr. Rooks is also the author of the book "Canine Orthopedics" published in 1997 by Howell Bookhouse. Dr. Rooks completed his undergraduate studies at Iowa State University in 1978. He graduated from the College of Veterinary Medicine at Iowa State. Dr. Rooks received his Masters Degree as well as completed his surgical residency at the University of Illinois in 1981. He is a Diplomat of both the American College of Veterinary Surgeons and the American College of Veterinary Practitioner.


IAN FRASER, DIRECTOR. Since 1997, Mr. Ian Fraser has been President of Fraser Yacht Sales Ltd., a successful Yacht Brokerage located in Vancouver, B.C. Prior to establishing Fraser Yacht Sales Ltd., Mr. Fraser gained experience in sales and marketing both nationally and internationally as a yacht broker for two top brokerage houses in Vancouver. Previously, Mr. Fraser was worked as an advertising sales executive with Naylor communications from 1988 to 1990 and learned valuable communication skills while working with numerous trades including the Truck Logger's association, the I.W.A of America, and the B.C. Construction industry. He also operated as a commercial fisherman on the West coast working on commercial salmon fishing boats for the B.C. Packer Corporation over a 4 year period and gained valuable knowledge of the coastline of Vancouver Island and along the mainland from Victoria to the Queen Charlotte Islands. Mr. Fraser also acquired sea time and commercial shipping skills while working on the deck department of the B.C. Ferry Corporation based out of Horseshoe Bay during his early professional career and during the summer months while attending school in the early 1980s. Mr. Fraser also competes internationally on ocean racing yachts and has crossed the Pacific and sailed up and down the coast to Mexico on numerous occasions while racing and delivering racing yachts as captain. Mr. Fraser studied Business Administration at Simon Fraser University and Capilano College graduating with a diploma in Business Administration.

MICHAEL BOSWELL, DIRECTOR. Mr. Boswell is a co-founder and member in TriPoint Capital Advisors, LLC, a boutique merchant bank focused on small and mid-sized growth companies and a co founder of the TriPoint family of companies. Mr. Boswell provides high-level financial services to start-up businesses and small to mid-sized companies. Mr. Boswell is also currently a director of Global Growth Acquisition Corp. 1, a Cayman Islands corporation. Mr. Boswell holds the Series 24, 82 and 63 licenses and is also Managing Director and Chief Compliance Officer of TriPoint Global Equities, LLC, a FINRA member firm. Prior to the founding of TriPoint, Mr. Boswell had a number of executive positions focusing on business development and management consulting. Mr. Boswell also spent eight years as a senior analyst and/or senior engineer for various branches of the United States Government. He earned a MBA from John Hopkins University and a BS degree in Mechanical Engineering from University of Maryland.

DARRYL HORTON, DIRECTOR. Mr. Horton has been a businessman successfully involved in numerous construction and development projects for the past 35 years. He is the President, Manager and a Partner of Abbotsford Development Corporation and is currently managing a development project in Abbotsford, British Columbia called Eagle Mountain. Eagle Mountain is an upscale, master planned community of single family homes, town homes and commercial properties covering approximately 60 acres that is expected to be valued, upon completion, in excess of 200 million dollars. Prior to Eagle Mountain, Mr. Horton managed, owned and marketed numerous other residential and commercial projects including the construction of a 30 million dollar multi-function residential Intermediate Care Facility in LaJolla California. For 15 years Mr. Horton was a partner in a general contracting company that did various contracts with an average volume of about 25 million per year. In the 1970's, Mr. Horton was the Vice president of Community Builders, the largest single family developer in British Columbia. Mr. Horton is also the director of several other building and development companies in British Columbia.

VICTOR BOLTON, DIRECTOR. Mr. Bolton founded a Mechanical contracting firm after graduating from college and evolved that firm into all aspects of the construction industry including building and raw land developing as well as extensive property management. Retiring from this business in 2000, Mr. Bolton now focuses time and energy towards the food manufacturing field.

Pursuant to our Articles of Incorporation, this proposal can be approved at the meeting by a plurality of the votes cast at the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

Executive Officers

NAME                              AGE              POSITION
----                              ---              --------
Robert Saunders                   54             CEO and President
Michael Boswell                   38             Acting Chief Accounting Officer

Brief descriptions of the business experience during the past five years of each of our executive officers and an indication of directorships, if any, held by such officer in other companies subject to the reporting requirements under the Federal securities laws are provided above within Proposal 1.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

BRUCE EVANS, FARM MANAGER. Mr. Bruce Evans has been involved in shellfish production since 1985. He successfully established an oyster business, employing methods of long-line and beach culture production. That business is still in operation today, producing 7,000 gals of shucked oysters annually and employing 3 full time people and 4 part time people. He moved to Island Scallops in 1989. Mr. Evans was responsible for securing the leases from the Provincial government for this scallop grow-out project. He built the established long-line systems that currently produce scallops for Island Scallops. Mr. Evans worked with a Japanese scallop farmer for two years in B.C. and spent a month working on highly acclaimed scallop farms in Japan. Mr. Evans has BS in Marine Biology from the University of Victoria.

DR. KRISTINA M. MILLER, CHIEF SCIENTIFIC ADVISOR. Dr. Miller is currently Head of the Molecular Genetics Section in the Pacific Region for the Department of Fisheries and Oceans, Canada (DFO). She has been a research scientist at DFO since obtaining her PhD in Biological Sciences from Stanford University in 1992. The Molecular Genetics section she oversees contains a staff of 26, including scientists, biologists, computer analysts and research technicians. Dr. Miller conducts research on the genetic composition, adaptation, immunity and physiology of wild and domesticated fish and shellfish species using both molecular and genomic approaches. She has been a leader in the development of molecular technologies to aid in the conservation and management of aquatic resources. In the past 10 years, she has published over 40 scientific peer-reviewed journal manuscripts, and her group has been the focus of numerous magazine and newspaper articles. Dr. Miller brings a strong scientific component to the management of Edgewater Foods, and she will serve as Chief Scientific Advisor. In addition to her PhD, Dr. Miller received a BSc in Zoology from University of California, Davis in 1983, and a MSc in Biology from University of British Columbia in 1986. Dr. Miller is Robert Saunders, our Chairman, CEO and President's wife.

                             GOVERNANCE OF EDGEWATER
BOARD COMMITTEES

We currently have six committees appointed by our Board of Directors:

     o Audit Committee, which is comprised of Douglas MacLellan (Chair), Robert Rooks and Ian Fraser. The Board has determined that all of these members are independent1, as that term is defined in Section 121(A) of the American Stock Exchange's Listing Standards.

     o Finance Committee, which is comprised of Mark Elenowitz (Chair), Douglas MacLellan and Robert Saunders.

     o Compensation Committee, which is comprised of Ian Fraser (Chair), Mark Elenowitz and Doug MacLellan.

     o Disclosure Committee, which is comprised of Douglas MacLellan (Chair), Robert Saunders and Michael Boswell.

     o Nominating Committee, which is comprised of Robert Saunders (Chair), Douglas MacLellan and Robert Rooks. The Board has determined that Mr. Rooks and Mr. MacLellan are independent, as that term is defined in
          Section 121 of the American Stock Exchange's Listing Standards.

     o Sarbanes-Oxley Steering Committee, which is comprised of Douglas MacLellan, Robert Saunders, Michael Boswell and Louis Taubman (Louis Taubman is our outside corporate and securities counsel).

Audit Committee and Financial Expert

We have an Audit Committee as specified in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, composed of Douglas MacLellan (Chair), Robert Rooks and Ian Fraser. The Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to our:

-----------------
1 Our stock is currently traded on the OTC Bulletin Board, which does not require that a majority of our directors be independent. Accordingly, Item 407 of Regulation S-B requires that we apply the definition of "independent" used by an exchange that does have such a requirement, such as the American Stock Exchange.

     o Quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;
     o    System of internal controls;
     o    Financial accounting principles and policies;
     o    Internal and external audit processes; and
     o    Regulatory compliance programs.

The committee meets periodically with management to consider the adequacy of our internal controls and financial reporting process. It also discusses these matters with our independent auditors and with appropriate financial personnel that we employ. The committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The committee met 3 times in fiscal 2007. We do not have a written charter for the audit committee.

Douglas MacLellan is our Audit Committee Financial Expert, as that term is defined in Item 407 of Regulation S-B and the Board has determined that Mr. MacLellan is independent, as that term is defined in Section 121 of the American Stock Exchange's Listing Standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. Mr. MacLellan's qualifications as an audit committee financial expert are described in his biography above.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                            REPORT OF AUDIT COMMITTEE

We have reviewed Edgewater Foods International, Inc.'s audited financial statements as of and for the fiscal year ended August 31, 2007, and met with both management and LBB & Associates Ltd., LLP, Edgewater's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Management has primary responsibility for Edgewater's financial statements and overall reporting process, including the company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

We have received and discussed with LBB & Associates, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from Edgewater. We also discussed any matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) with LBB & Associates.

Based on these reviews and discussions, we recommend to the Board that the Company's audited financial statements be included in Edgewater's annual report on Form 10-KSB for the fiscal year ended August 31, 2007.

Douglas MacLellan (Chair)
Robert Rooks
Ian Fraser

Compensation Committee

The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board concerning director compensation and for general oversight of the compensation and benefit programs for other employees. The Compensation Committee does not have a charter. The committee met 1 time in fiscal 2007.

Our overall compensation policies are monitored by the Compensation Committee. The duties and responsibilities of the Compensation Committee, which consists of 3 directors - 2 of whom are independent, are to:
     o administer the employee benefit plans of our company designated for such administration by the board;
     o establish the compensation of our Chief Executive Officer (subject to the terms of any existing employment agreement);
     o with input from our Chief Executive Officer, establish or recommend to the board the compensation of our other executive officers (subject to the terms of any existing employment agreements); and
     o monitor our overall compensation policies and employment benefit plans.

Michael Boswell, our Acting Chief Accounting Officer, participates in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he does not participate in determining his own compensation.

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance. We want our compensation to provide our executives with an overall competitive compensation package that seeks to align individual performance with our long-term business objectives.

During 2007, we did not rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters. We compare our salaries and other elements of compensation against the salaries and other compensation measures of other public companies in our industry by reviewing the proxy statements of such other companies. However, we do not prepare formal benchmarking studies.

Disclosure Committee

The Disclosure Committee is responsible for oversight of our public disclosure made in our public filings with Securities and Exchange Commission, in the press and as communicated to our shareholders by investor relations firms that we employ. The Disclosure Committee did not meet during fiscal 2007, but rather disclosure issues were discussed orally at the Audit Committee meetings and no controls or procedures issues were noted.

The Finance Committee

The Finance Committee assists the Board in matters related to the capital structure of the Company and is responsible for overseeing the investment of the Company's assets pending utilization in the Company's operations. The Committee did not have any meetings during fiscal 2007.

Nominating Committee

The Nominating Committee nominates candidates for the Board and will consider nominees recommended by shareholders. However, the Board does not have an express policy with regard to the consideration of any director candidates recommended by shareholders and believes it can adequately evaluate any such nominees on a case-by-case basis. Additionally, as discussed below under the heading "Stockholder Communications to the Board," stockholders are free to send communications in writing directly to the Board. The Board will consider director candidates proposed in accordance with the procedures set forth below under "Shareholder Proposals for the 2009 Annual Meeting" and will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the Board does not currently have a charter or any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.

To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. We have not received any recommendations for a director nominee from any shareholder. All of the director nominees included in this Schedule are standing for re-election. The committee did not hold any meetings in fiscal 2007.

Sarbanes-Oxley Steering Committee

In early 2007, the Board determined that it was in the company's best interest to establish a committee to help ensure Edgewater's compliance with Section 404 of the Sarbanes-Oxley Act. Pursuant to Section 404, we must include information in our annual reports concerning the scope and adequacy of our internal controls and procedures for financial reporting, as well as the effectiveness of such internal controls and procedures. Accordingly, the Board created the Sarbanes-Oxley Steering Committee. This committee will have a leadership role in shaping governance policies and practices regarding internal controls and procedures, including recommending a SOX 404 compliance plan that the Company should adopt and to which the committee will monitor the company's compliance. This committee will meet periodically with our independent auditors and management to review our internal control structure and financial reporting matters.

In addition to the members of the committee that are listed above, the committee intends to hire a project leader for the proposed compliance plan. The committee did not hold any meetings in fiscal 2007.

Directors Attendance at Meetings

During fiscal 2007, the Board held two meetings. None of the directors attended fewer than 75% of the total number of Board of Directors meetings or the Board committee(s) of which he or she was a member during fiscal 2007.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict. All of our directors attended the board meeting we held last year in conjunction with last year's annual shareholder meeting.

                    STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Edgewater stockholders who want to communicate with our Board or any individual director can write to:

                       Edgewater Foods International, Inc.
                    5552 West Island Highway, Qualicum Beach
                        British Columbia, Canada V9K 2C8
                           Attn: Board Administration

Your letter should indicate that you are an Edgewater stockholder. Depending on the subject matter, management will:

     o Forward the communication to the Director or Directors to whom it is addressed;

     o Attempt to handle the inquiry directly, for example where it is a request for information about Edgewater or it is a stock-related matter; or

     o Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We were a voluntary filer pursuant to Section 15(d) of the Act until August 30, 2006 and, therefore, our officers, directors and 10% or greater holders of our securities were not required to file reports pursuant to Section 16(a) during the fiscal year ended August 31, 2006. However, after we filed a Form 8-A to register our common stock pursuant to Section 12(g) of the Act on August 30,

2006, based upon our review of copies of such reports, our officers, directors and 10% stockholders filed the reports required by Section 16(a).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Kristina Miller, our Chief Scientific Advisor is Robert Saunders, our Chairman, CEO and President's wife.

We are party to a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and one of our significant shareholders, indirectly owns a 40% interest. Michael Boswell, our acting Chief Accounting Officer and one of our directors, indirectly owns a 30% interest in TriPoint. Louis Taubman, our outside corporate and securities counsel also indirectly owns an interest (30%) in TriPoint. Our Board approved the Compensation Committee's recommendation of a flat rate $15,000 per month fee, which shall be reduced to $7,500 per month until our cash flow position improves, for the legal services Mr. Taubman provides us. The Board also approved the recommendation of a $15,000 per month fee, which shall be reduced to $7,000 per month until our cash flow position improves, for the Acting CFO type services and financial advisory services Michael Boswell and TriPoint, respectively, provide us. Additionally, our corporate offices in Gaithersburg, Maryland are currently provided by Tripoint Holdings, LLC, the parent company of Tripoint, at no cost to us.

Island Scallops, Ltd., our wholly owned subsidiary, recently transferred 100% ownership of RKS Laboratories, Inc. to Robert Saunders, our Chairman, CEO and President. RKS is a Vancouver research and development that is working towards developing superior strains of scallops (developed by Island Scallops and known as the Pacific Scallop) with beneficial traits such as higher meat yield and rapid growth. Island Scallops agreed to transfer its ownership of RKS in consideration for the grant to Island Scallops by RKS and Robert Saunders of a right of first refusal to commercialize any intellectual property developed by RKS. Island Scallops has the right to acquire or use any intellectual property from RKS at RKS' cost, in perpetuity or until such time as RKS shall cease to exist. Between June 2006 and August 2007, Island Scallops agreed to loan RKS a total of approximately $82,000 under eight non-interest bearing notes that are secured by all of RKS' assets and are due on August 31, 2008.

                                LEGAL PROCEEDINGS

In 1998, Island Scallops entered into an Agreement with two parties, pursuant to which Island Scallops was to produce and sell geoduck seed to the two parties. Island Scallops received advance payments from each of the two parties in 2002 totaling approximately $64,140. As a result of breaches of the Agreements by the purchasers, it is our position that we may retain any unused portion of these advance payments.

As of August 31, 2004, one of the two purchasers had claimed that Island Scallops owed it amounts totaling $88,925. Since it is our position that the purchasers breached their agreements with Island Scallops, we have no intention of seeking a settlement of this matter at this time. We are unaware of any formal proceedings that may have been commenced by either of these two purchasers in regard to any claims that they may have.

Other than as set forth herein, we are not a party to any material legal proceeding and to our knowledge, no such proceeding is currently contemplated or pending.



                       EXECUTIVE AND DIRECTOR COMPENSATION

                           Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------
  Name and Principal                            Salary              Bonus            Stock Awards      Option Awards
       Position               Year                ($)                ($)                 ($)                ($)
         (a)                   (b)                (c)                (d)                 (e)                (f)
----------------------------------------------------------------------------------------------------------------------
Robert Saunders, CEO          2007            60,000 (1)              0                   0             20,651 (3)
----------------------------------------------------------------------------------------------------------------------
Robert Saunders, CEO          2006            60,000 (1)         150,000 (1)              0                  0
----------------------------------------------------------------------------------------------------------------------
Michael Boswell               2007               0 (2)                0                   0             26,847 (3)
Acting Chief
Accounting Officer
----------------------------------------------------------------------------------------------------------------------
Michael Boswell               2006               0 (2)                0                   0                  0
Acting Chief
Accounting Officer
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                   Non-Qualified
                                             Non-Equity              Deferred
      Name and                              Incentive Plan          Compensation
      Principal                              Compensation            Earnings             All other         Total
      Position               Year                ($)                  ($)               Compensation         ($)
        (a)                  (b)                 (g)                  (h)                   (i)              (j)
----------------------------------------------------------------------------------------------------------------------
Robert Saunders, CEO        2007                  0                    0                 1,000,000        1,080,651

----------------------------------------------------------------------------------------------------------------------
Robert Saunders, CEO        2006                  0                    0                 1,000,000        1,210,000

----------------------------------------------------------------------------------------------------------------------
Michael Boswell             2007                  0                    0                     0              26,847
Acting Chief
Accounting Officer
----------------------------------------------------------------------------------------------------------------------
Michael Boswell             2006                  0                    0                     0                0
Acting Chief
Accounting Officer
----------------------------------------------------------------------------------------------------------------------

     (1) In June 2005, we entered into an employment agreement with Robert Saunders, our Chairman, CEO and President. Mr. Saunders will serve at the pleasure of the Board of Directors. Pursuant to his employment agreement, Mr. Saunders' compensation will be $60,000 (USD) per annum for his services as our President. Following the receipt of at least

          $5,000,000 (USD) min outside funding, Mr. Saunders will receive an additional $10,000 per month for his services as Chairman and, thereafter, $20,000 per month provided that we achieve gross revenues of at least $20,000,000 (USD) for our most recent fiscal year and continuing as long as we maintain gross revenues of at least
          $20,000,000 (USD) for each successive fiscal year. If we fail to achieve gross revenue of $20,000,000 (USD) in a successive fiscal year, Mr. Saunders compensation as Chairman shall be reduced to $10,000 (USD) per month. Additionally, we agreed to grant Mr. Saunders a signing bonus of $150,000 (USD) to be paid upon the closing of at least $3,500,000 in new third party financing. In August 2006, our Board approved the following revisions to Mr. Saunders' compensation: reduce Mr. Saunders' compensation from $10,000 to $5,000 per month until our cash flow position improves, at which time the Compensation Committee will recommend that Mr. Saunders' compensation increase back to $10,000 per month. As of August 31, 2007, we had paid Mr. Saunders $75,000 of the $150,000 bonus that was due under the terms of the agreement. Additionally, we are currently discussing possible restructuring/payment terms of the accrued salary of $130,000 as of August 31, 2007, until such time that we become significantly cash flow positive for its operations.

     (2) Mr. Boswell served as our President from March to June 2005, at which time Mr. Saunders replaced Mr. Boswell as President. Mr. Boswell has served as our Acting Chief Accounting Officer since August 2005. Mr. Boswell indirectly owns a minority interest in TriPoint Capital Advisors, LLC, a significant shareholder and party with which we maintain a consulting agreement. In August 2006, the Board approved the Compensation Committee's recommendation to pay TriPoint $15,000 per month, which includes fees for Mr. Boswell's services as our Acting Chief Accounting during 2005, however TriPoint agreed to reduce such fee to $7,000 per month until our cash flow position improves, at which time the Committee will reconvene and recommend a return to $15,000 per month. In addition, TriPoint has agreed not to accept any additional fees, other than expenses, until we are sufficiently funded to carry out our business and operations. According to the above reasons, Mr. Boswell did not receive any compensation in 2006 and only received the options listed in the table above in 2007.

     (3) On August 17, 2007, Mr. Saunders and Mr. Boswell were granted five-year nonqualified stock options, pursuant to our 2005 Equity Plan, that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these options were determined to be $247,815 and $322,159 for Mr. Saunders and Mr. Boswell, respectively. Since these options vest monthly, the company will incur a monthly cost of $20,651 and $26,847 respectively. As of August 31, 2007, only one month of these stock options costs had been realized.



                  Outstanding Equity Awards at Fiscal Year-End
----------------------------------------------------------------------------------------------------------------------
                                                                   Equity
                                                                Incentive Plan
                         Number of           Number of             Awards:
                         Securities          Securities          Number of
                         Underlying          Underlying          Securities
                        Unexercised         Unexercised          Underlying
                          Options             Options            Unexercised             Option             Option
                            (#)                 (#)            Unearned Options       Exercise Price       Expiration
        Name            Exercisable        Unexercisable              (#)                  ($)              Date
        (a)                 (b)                 (c)                   (d)                  (e)               (f)
----------------------------------------------------------------------------------------------------------------------
Robert Saunders         300,000 (1)              0                     0                  1.21            8-14-2007
----------------------------------------------------------------------------------------------------------------------
Michael Boswell         390,000 (1)              0                     0                  1.21            8-14-2007
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                            Equity Incentive      Equity Incentive
                                                                             Plan Awards:          Plan Awards:
                              Number of                                      Number of            Market or Payout
                              Shares or           Market Value of          Unearned Shares,         Value of
                            Units of Stock      Shares of Units of          Units or Other       Unearned Shares,
                            That Have Not        Stock That Have           Rights That Have       Units or Other
                               Vested               Not Vested               Not Vested          Rights That Have
         Name                    (#)                   ($)                      (#)                 Not Vested
          (a)                    (g)                   (h)                      (i)                     (j)
----------------------------------------------------------------------------------------------------------------------
Robert Saunders                275,000               227,164                     0                       0
----------------------------------------------------------------------------------------------------------------------
Michael Boswell                357,500               295,312                     0                       0
----------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to our 2005 Equity Incentive Plan, Mr. Saunders and Mr. Boswell were granted five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As Of August 31, 2007 only 1/12 of these options have vested.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such persons retirement or resignation.



                              DIRECTOR COMPENSATION

----------------------------------------------------------------------------------------------------------------------
          Name              Fees Earned or              Stock Awards           Option Awards          Non-Equity
                             Paid in Cash                   ($)                     ($)             incentive Plan
                                    ($)                                                               Compensation
                                                                                                          ($)
           (a)                      (b)                     (c)                     (d)                   (e)
----------------------------------------------------------------------------------------------------------------------
Douglas MacLellan                  36,000                    0                13,768 (1) (2)               0
----------------------------------------------------------------------------------------------------------------------
Mark Elenowitz                       0                       0                35,795 (1) (3) (4)           0
----------------------------------------------------------------------------------------------------------------------
Darryl Horton                      1,000                     0                   688 (1) (5)               0
----------------------------------------------------------------------------------------------------------------------
Ian Fraser                         1,000                     0                 5,163 (1) (6)               0
----------------------------------------------------------------------------------------------------------------------
Victor Bolton                      1,000                     0                   688 (1) (7)               0
----------------------------------------------------------------------------------------------------------------------
Robert Rooks                       1,000                     0                 3,442 (1) (8)               0
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


             Name                 Change in Pension Value      All other Compensation                Total
                                 and Nonqualified Deferred               ($)                          ($)
                                   Compensation Earnings
             (a)                            (f)                          (g)                          (h)
----------------------------------------------------------------------------------------------------------------------
Douglas MacLellan                            0                            0                         49,768
----------------------------------------------------------------------------------------------------------------------
Mark Elenowitz                               0                            0                         35,795
----------------------------------------------------------------------------------------------------------------------
Darryl Horton                                0                            0                          1,688
----------------------------------------------------------------------------------------------------------------------
Ian Fraser                                   0                            0                          6,163
----------------------------------------------------------------------------------------------------------------------
Victor Bolton                                0                            0                          1,688
----------------------------------------------------------------------------------------------------------------------
Robert Rooks                                 0                            0                          4,442
----------------------------------------------------------------------------------------------------------------------

     (1)  At the end of the fiscal year, 2,962,000 options are outstanding.
     (2) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 200,000 options were determined to be $165,210. Since these options vest monthly, we will incur a monthly cost of $13,768. As of August 31, 2007, only one month of these stock options costs had been realized.
     (3) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 520,000 options were determined to be $429,546. Since these options vest monthly, we will incur a monthly cost of $35,795. As of August 31, 2007, only one month of these stock options costs had been realized.

     (4) Mr. Elenowitz indirectly owns a minority interest in TriPoint Capital Advisors, LLC, a significant shareholder and party with which we maintain a consulting agreement. In August 2006, the Board approved the Compensation Committee's recommendation to pay TriPoint $15,000 per month, which includes fees for Mr. Elenowitz's services as a Director; however, TriPoint agreed to reduce such fee to $7,000 per month until our cash flow position improves, at which time the Committee will reconvene and recommend a return to $15,000 per month. In addition, TriPoint has agreed not to accept any additional fees, other than expenses, until we are sufficiently funded to carry out our business and operations.
     (5) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 10,000 options were determined to be $8,260. Since these options vest monthly, we will incur a monthly cost of $688. As of August 31, 2007, only one month of these stock options costs had been realized.
     (6) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 75,000 options were determined to be $61,954. Since these options vest monthly, we will incur a monthly cost of $5,163. As of August 31, 2007, only one month of these stock options costs had been realized.
     (7) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 10,000 options were determined to be $8,260. Since these options vest monthly, we will incur a monthly cost of $688. As of August 31, 2007, only one month of these stock options costs had been realized.
     (8) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 50,000 options were determined to be $41,302. Since these options vest monthly, we will incur a monthly cost of $3,442. As of August 31, 2007, only one month of these stock options costs had been realized.

Our directors who are employees do not receive any compensation from us for services rendered as directors. The Board has created three classes of fees for outside directors: (1) outside directors who are "independent," as defined in the Exchange Act will be paid $500 per meeting, whether telephonic or in person for director fee - there shall not be any fees for written consents in lieu of board meetings; (2) outside directors who are not "independent" will not receive any fees at this time, but once our cash flow position improves, the Compensation Committee will reconvene and make recommendations; (3) the Vice Chairman will receive $3,000 per month, which includes $1,500 per month for his role as Chairman of our Audit Committee.

Additionally, although we do not currently have an arrangement or agreement to provide stock based compensation to our outside directors, we may, from time to time, grant outside directors incentive stock options pursuant to our 2005 Equity Incentive Plan.

Employment Agreements

In June 2005, we entered into an employment agreement with Robert Saunders, our Chairman, CEO and President. Mr. Saunders will serve at the pleasure of the Board of Directors. Pursuant to his employment agreement, Mr. Saunders' compensation will be $60,000 (USD) per annum for his services as our President. Following the receipt of at least $5,000,000 (USD) min outside funding, Mr. Saunders will receive an additional $10,000 per month for his services as Chairman and, thereafter, $20,000 per month provided that we achieve gross revenues of at least $20,000,000 (USD) for our most recent fiscal year and continuing as long as we maintain gross revenues of at least $20,000,000 (USD) for each successive fiscal year. If we fail to achieve gross revenue of $20,000,000 (USD) in a successive fiscal year, Mr. Saunders compensation as Chairman shall be reduced to $10,000 (USD) per month. Additionally, we agreed to grant Mr. Saunders a signing bonus of $150,000 (USD) to be paid upon the closing of at least $3,500,000 in new third party financing. In August 2006, our Board approved the following revisions to Mr. Saunders' compensation: reduce Mr. Saunders' compensation from $10,000 to $5,000 per month until our cash flow position improves, at which time the Compensation Committee will recommend that Mr. Saunders' compensation increase back to $10,000 per month. As of August 31, 2007, we paid Mr. Saunders $75,000 of the $150,000 bonus that was due under the terms of the agreement. Additionally, we are currently discussing possible restructuring/payment terms of the accrued salary of $130,000 as of August 31, 2007, until such time that we become significantly cash flow positive for its operations.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board reappointed LBB & Associates, Ltd., LPP (formerly Lopez, Blevins, Bork & Associates, LLP) as the independent accounting firm to audit our financial statements for fiscal 2008. LBB & Associates, as the Company's independent accounting firm, audited our financial statements for fiscal years ended 2006 and 2007. Representatives of LBB & Associates will not be present at the meeting nor will they be available during that time to respond to any questions.

Audit Fees

The aggregate fees billed for professional services rendered by LBB & Associates for the audit of the registrant's annual financial statements and review of financial statements included in the registrant's Form 10-KSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2007 and 2006 were approximately $102,000 and $46,000, respectively.

Audit-Related Fees

No such fees were incurred in fiscal 2007.

All Other Fees

No other fees were incurred in fiscal 2007.

Our Board of Directors must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Edgewater by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by our Board prior to the completion of the audit. Each year the independent auditor's retention to audit our financial statements, including the associated fee, is approved by the Board before the filing of the previous year's annual report on Form 10-KSB. At the beginning of the fiscal year, the Board will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. At each subsequent Board meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of LBB & Associates has been approved in advance by the Board, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

                 BENEFICIAL OWNERSHIP OF EDGEWATER COMMON STOCK

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

As of November 15, 2007 we had a total of 23,737,700 shares of common stock and 10,321,955 shares of preferred stock issued and outstanding, which are the only issued and outstanding equity securities of the Company. The preferred stock does not have voting rights with respect to the proposals contained herein, but we include such stock on as converted basis for purposes of the following table.

The following table sets forth, as of November 15, 2007: (a) the names and addresses of each beneficial owner of more than 5% of our common stock and preferred stock (taken together as one class) known to us, the number of shares of common stock and preferred stock beneficially owned by each such person, and the percent of our common stock and preferred stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our common stock and preferred stock beneficially owned, and the percentage of our common stock and preferred stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and preferred stock, except as otherwise indicated.



Name and Address                               Amount and Nature of      Percentage
                                               Beneficial Ownership      of Voting of
                                                                         Securities (1)

Robert Saunders, Chairman, President & CEO           10,025,000 (2)             29.44%
5552 West Island Highway
Qualicum Beach, British Columbia
Canada V9K 2C8

Douglas C. MacLellan, Vice Chairman                   1,123,333 (3)              3.30%
8324 Delgany Avenue
Playa del Ray, CA 90293

Mark Elenowitz, Director                              1,454,667 (4) (5)          4.27%
400 Professional Drive, Suite 310
Gaithersburg, MD 20879

Dr. Robert Rooks, Director                              320,833 (6)              0.94%
912 Pine Avenue
Huntington Beach, CA 90293

Ian Fraser, Director                                    831,250 (7) (8)          2.44%
3056 West 2nd Avenue
Vancouver, British Columbia
Canada V6T 1E9

Michael Boswell, Director & Acting Chief              1,100,500 (9) (10)         3.23%
Accounting Officer
400 Professional Drive, Suite 310
Gaithersburg, MD 20879

Victor Bolton, Director                                   4,167 (11)             0.01%
345-916 W. Broadway
Vancouver, BC V5Z 1K7

Darryl Horton, Director                                   4,167 (12)             0.01%
33568 Eagle Mountain Drive
Abbortsford, BC V3G 2X7

Vision Opportunity Master Fund, Ltd.                  1,699,577 (13)             4.99%
20 West 55th St., 5th Floor
New York, NY 10019

All directors and officers as a group
(8 persons)                                          14,863,917                 43.64%


     (1) All Percentages have been rounded up to the nearest one hundredth of one percent and such percentage is based upon the amount of our outstanding common stock and preferred stock, on an as converted basis. The percentage assumes in the case of each shareholder listed in the above list that all warrants or options held by such shareholder that are exercisable currently or within 60 days were fully exercised by such shareholder, without the exercise of any warrants or options held by any other shareholders.
     (2) In addition to his stock ownership, Mr. Saunders was granted 300,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (3) In addition to his stock ownership, Mr. MacLellan was granted 200,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (4) Mr. Elenowitz is a 100% percent shareholder of MHE, Inc., which owns 18,000 shares of our voting stock. Additionally, MHE, Inc. is a 40% member of TriPoint Capital Advisors, LLC, which owns 3,000,000 shares of our voting stock. Mr. Elenowitz owns 20,000 shares of our voting stock directly. Therefore, Mr. Elenowitz beneficially owns 1,238,000shares of our voting stock.
     (5) In addition to his stock ownership, Mr. Elenowitz was granted 520,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (6) In addition to his stock ownership, Dr. Rooks was granted 50,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (7) Mr. Fraser is a 100% shareholder of One Way Grill Limited, which owns 800,000 shares of our voting stock. Therefore, Mr. Fraser beneficially owns 800,000 shares of our voting stock.
     (8) In addition to his stock ownership, Mr. Fraser was granted 75,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (9) Mr. Boswell and his wife jointly own Invision, LLC, which owns 38,000 shares of our voting stock. Additionally, Invision, LLC is a 30% member of TriPoint Capital Advisors, LLC, which owns 3,000,000 shares of our voting stock. Therefore, Mr. Boswell beneficially owns 938,000 shares of our voting stock.

     (10) In addition to his stock ownership, Mr. Boswell was granted 390,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (11) Mr. Bolton was granted 10,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (12) Mr. Horton was granted 10,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 15, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.
     (13) Vision owns 2,204,296 shares of common stock, 5,238,333 shares of common stock issuable upon conversion of their Series A Convertible Preferred Stock, 1,495,740 shares of common stock issuable upon conversion of their Series B Convertible Preferred Stock, 747,870 shares of common stock issuable upon conversion of their Series C Convertible Preferred Stock and 230,630 shares of common stock received as dividends. However, based upon the terms of the preferred stock, Vision may not convert its preferred stock if on any date, it would be deemed the beneficial owner of more than 4.99% of the then outstanding shares of our common stock. In addition to the shares listed in the table, Vision holds warrants to purchase up to 19,787,758 shares of our common stock, but based upon the terms of these warrants, Vision cannot exercise them if on any date, it would be deemed the beneficial owner of more than 4.99% of the then outstanding shares of our common stock. However, Vision can elect to waive the cap upon 61 days notice to us or less if, and only if less than 61 days remain on the term of the warrant and in such case the waiver will not be effective until the warrant's expiration date.

CHANGES IN CONTROL

To the best of our knowledge, there are no arrangements that could cause a change in our control.

                STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary of Edgewater at 5552 West Island Highway, Qualicum Beach, British Columbia, Canada V9K 2C8:

          o Not later than August 4, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or
          o    October 1, 2008.

                                   FORM 10-KSB

On November 29, 2007, the Company filed with the SEC an annual report on Form 10-KSB for the fiscal year ended August 31, 2007. A copy of the Form 10-KSB is enclosed herewith. Upon written request to the Company's Secretary, at the Company's U.S. corporate offices, 400 Professional Drive, Suite 310, Gaithersburg, Maryland 20878, the exhibits set forth on the exhibit index of the Form 10-KSB may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

                                ADMISSION TICKET
                       EDGEWATER FOODS INTERNATIONAL, INC.
                            5552 West Island Highway
                        Qualicum Beach, British Columbia
                                 Canada V9K 2C8

      THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

                  Directions to the Royal Vancouver Yacht Club
                              3811 Point Grey Road

FROM WESTBOUND HIGHWAY 1 (TRANS-CANADA):
1. Exit at Grandview Highway
2. Drive west on Grandview  Highway  which turns into East 12th Avenue.
3. East 12th  Avenue  turns  into West 12th  Avenue  which  turns into West 10th
Avenue.
3. Turn right (north) onto Alma Street (approximately 20 minutes after exiting Hwy 1).
4. Turn left (west) onto Point Grey Road.
5. There is a clubhouse located on the north side (close to the water) of Point Grey Road.

FROM NORTHBOUND HIGHWAY 99:
1. Drive north on Highway 99 into Vancouver.
2. Highway 99 turns into Oak Street after crossing the Oak Street Bridge.
3. Turn left (west) on West 12th Avenue.
4. West 12th Avenue turns into West 10th Avenue.
5. Turn right  (north)  onto Alma  Street.
6. Turn left (west) onto Point Grey Road.
7. There is a clubhouse located on the north side (close to the water) of Point Grey Road.

FROM DOWNTOWN VANCOUVER:
1. Drive south on Burrard Street across the Burrard Street Bridge.
2. Stay in the far right lane and exit onto Cornwall Avenue.
3. Cornwall Avenue turns into Point Grey Road.
4. There is a clubhouse located on the north side (close to the water) of Point Grey Road one block west of Alma Street.

                                      PROXY

                       EDGEWATER FOODS INTERNATIONAL, INC.
                            5552 West Island Highway
                Qualicum Beach, British Columbia, Canada V9K 2C8

                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 10, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Saunders, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of Edgewater Foods International, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of Edgewater Foods International, Inc. to be held at The Royal Vancouver Yacht Club, located at 3811 Point Grey Road, Vancouver, British Columbia, Canada V6R 1B3, on January 10, 2008 at 2:00 PM and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified. If no contrary instruction is indicated for any proposal, the vote shall be cast in accordance with the recommendation of the Board of Directors. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the Board of Directors of Please mark your votes as indicated in this example. [X] Edgewater Foods International, Inc. The Board of Directors unanimously recommends that you vote "For" each of the proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1. To elect The Board of Directors, whose terms are described in the proxy statement: (to withhold authority to vote for any nominee, mark "For All Except" and write the nominee's name(s) on the line below)

FOR ALL  WITHHOLD ALL   FOR ALL EXCEPT
[_]         [_]                [_]

Please indicate if you intend to attend this meeting      YES  [_]       NO  [_]

If address has changed, please check the box and indicate your new address on the line below: [_]


________________________________________________________________________________


Signature(s): _______________________________     Date: ________________________

Please print your name and title, if required: _________________________________

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-KSB

Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                    For the Fiscal Year Ended August 31, 2007

                         Commission File Number 0-50092

                       EDGEWATER FOODS INTERNATIONAL, INC.
                       -----------------------------------
                 (Name of Small Business Issuer in Its Charter)

           Nevada                                                  20-3113571
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)
--------------------------------------------------------------------------------

5552 West Island Highway, Qualicum Beach, British Columbia, Canada     V9K 2C8
(Address of Principal Executive Offices)                              (Zip Code)

                                 (250) 757-9811
                (Issuer's Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:   None
Securities registered pursuant to Section 12(g) of the Act:   Common Stock

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

                YES              X   NO
           ----                -----


Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.

             X  YES                  NO
           -----               -----


Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ X ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

                 YES             X  NO
           ----                ----

The issuer's revenues for its most recent fiscal year were:  $657,065.

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of November 23, 2007 was $9,616,917 (computed by multiplying the closing sales price for our common stock on such date by the number of shares of common stock held by persons other than officers, directors or by record holders of 10% or more of the registrant's outstanding common stock. This characterization of officers, directors and 10% or more beneficial owners as affiliates is for purposes of computation only and is not an admission for any purposes that such people are affiliates of the registrant).

The number of shares of our common stock outstanding on November 23, 2007 was 23,737,700.

                          TABLE OF CONTENTS

                                     PART I
Item 1     Description of Business....................................  Page 5
Item 2     Description of Property....................................  Page 15
Item 3     Legal Proceedings..........................................  Page 16
Item 4     Submission of Matter to a Vote of Security Holders.........  Page 17

                                     PART II
Item 5     Market for Common Equity, Related Stockholder Matters
            and Small Business Issuer Purchases of Equity Securities..  Page 18
Item 6     Management's Discussion and Analysis or Plan of Operation..  Page 26
Item 7     Financial Statements.......................................  Page F-1
Item 8     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..................................  Page 41
Item 8A    Controls and Procedures....................................  Page 41

                                    PART III
Item 9     Directors and Executive Officers of the Registrant.........  Page 43
Item 10    Executive Compensation.....................................  Page 49
Item 11    Security Ownership of Certain Beneficial Owners, and
            Management and Related Stockholder Matters................  Page 54
Item 12    Certain Relationships and Related Transactions.............  Page 58
Item 13    Exhibit List...............................................  Page 59
Item 14    Principal Accountants Fees and Services....................  Page 61

           Signatures.................................................  Page 62

                                     PART I.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

From time to time, we may make written statements that are "forward-looking," including statements contained in this report and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

         (a) volatility or decline of our stock price;

         (b) potential fluctuation in quarterly results;

         (c) our failure to earn revenues or profits;

         (d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

         (e) inadequate capital to continue business;

         (f) changes in demand for our products and services;

         (g) rapid and significant changes in markets;

         (h) litigation with or legal claims and allegations by outside parties; or

         (i) insufficient revenues to cover operating costs.

There is no assurance that we will be profitable, we may not be able to successfully develop, manage or market our products and services, we may not be able to attract or retain qualified executives and technology personnel, our products and services may become obsolete, government regulation may hinder our business, additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in the our businesses.

We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the factors described in other documents we file from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-QSB and Annual Report on Form 10-KSB and any Current Reports on Form 8-K filed by us. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement above.


             ITEM 1.       DESCRIPTION OF BUSINESS

OVERVIEW
We were incorporated under the laws of the State of Nevada on June 12, 2000, with the name Heritage Management Corporation. In August 2005, we entered into a share exchange agreement with Edgewater Foods International, Inc., the parent company of Island Scallops Ltd. an aquaculture company located in Vancouver Island, British Columbia. As a result of the Share Exchange, Edgewater became our wholly owned subsidiary and Edgewater's shareholders became the owners of the majority of our voting stock. Pursuant to the terms of the Share Exchange Agreement, Edgewater's officers and directors were appointed as our officers and directors. Additionally, we changed our name from Heritage Management, Inc. to Edgewater Foods International, Inc.

Our wholly owned subsidiary, Edgewater Foods International Inc., a Nevada Corporation, is the parent company of Island Scallops Ltd., a Vancouver Island aquaculture company. Island Scallops was established in 1989 and for over 17 years has successfully operated a scallop farming and marine hatchery business. Island Scallops is dedicated to the farming, processing and marketing of high quality, high value marine species: scallops and sablefish. Scallop farming is relatively new to North America and Island Scallops is the only producer of both live-farmed Pacific scallops and live sablefish (or blackcod). Given Island Scallops' unique hatchery technology and extensive research and development, we believe that there is currently no significant competition for these marine species. Island Scallops is committed to rapidly expanding production and profits while continuing to finance the aggressive growth of the company and maintaining a healthy respect for the marine environment.

Edgewater acquired Island Scallops in June 2005 through a tax free share exchange. Island Scallops was established in 1989 to commercialize Canadian government research on scallop aquaculture. Island Scallops' hatchery operations have diversified to produce other species of shellfish such as mussels, clams, geoducks and oysters. Island Scallops has also investigated the culture of halibut, spot prawn, sea urchin and abalone. Island Scallops is the first hatchery to successfully produce sablefish juveniles for commercial grow-out.

Currently, Island Scallops' primary product is farmed pacific scallops for sale in the west coast of North America. Island Scallops offers a variety of other products and services to the industry including aquaculture equipment, consulting, research and development, and custom processing and marketing. Internationally, Island Scallops has collaborated with both Japanese and Moroccan fisheries interests.

On August 30, 2006, we filed a Form 8-A to register our common stock pursuant to
Section 12(g) of the Act and we therefore ceased being a voluntary filer.

KEY CORPORATE OBJECTIVES

Our key business development objectives over the next 36 months are to expand scallop and sablefish production using both existing and new infrastructure at our facilities in Qualicum Beach, Canada, which we anticipate will enable us to reach annual sales of as much as approximately US$40.0 million and earnings of approximately US$15.0 million by the end of our 2010 fiscal year on scallop sales alone. This significant expansion will be accomplished as a result of the following four factors:


     o We expect to begin harvesting the 2007 year-class scallops during the spring of 2009, however, we could begin harvesting portions of the class sooner if mortality rates (at various points of the growth cycle) are significantly lower than our current projections or if growth rates are substantially higher. We anticipate that at least 20 million scallops could reach maturity and thus be harvested.

     o We expect to produce more than 200 million scallop seeds in 2008, with a projected 2008 scallop class of at least 40 million scallops at various sizes.

     o We plan to capitalize on the high demand for sablefish in foreign markets by entering into the blackcod market in the next 2 to 3 years.

     o We plan to expand current distribution by establishing new strategic relationships with 10-15 American fisheries importers in Seattle, Portland, San Francisco, San Jose, and Los Angeles and overseas in Hong Kong in 2008 and the introduction of frozen on the half-shell product targeting the Eastern United States and Canada .


MARKETING AND DISTRIBUTION

Our marketing and distribution strategy for Island Scallops is focused on developing and maintaining long-term relationships with distribution channel members. Island Scallops also strives to differentiate its products to achieve consistent supply and quality. Island Scallops believes the scallop market effectively functions as a commodity market and therefore, relationships with distributors are important. To develop these relationships, Island Scallops has identified key purchasing criteria for the distributors: price, quality and consistent farmed supply. In the short term, Island Scallops intends to adopt a pricing policy equal to the market wholesale prices. In other words, we do not intend to set any promotional or premium prices for either the whole or shucked product, but instead intend to sell our products at the market rate. This would mean Island Scallops' products would compete on other factors, such as supply and consistent quality.

Over the long term, for the reasons noted below, Island Scallops wants to differentiate its products so that it can command premium prices. Freshness is an important factor for scallops since whole scallops only have a shelf life of approximately 7 days while shucked scallops remain fresh for up to 20 days. Due to this short shelf life, distributors try to offer the freshest products. Island Scallops believes it is in a favorable position to supply fresh products to United States brokers/distributors, especially those located on the west coast where demand for the product is strong. Currently, these brokers/distributors are supplied for the most part with east coast North American scallops, which have several transportation-related delivery delays that decrease freshness.

Supply is another key factor where Island Scallops has a distinct advantage. Based on our planned increase in scallop production, we believe that Island Scallops will have a large quantity of scallops for sale. Therefore, a distributor would not have to deal with numerous suppliers, which costs additional time and money. This makes Island Scallops an attractive source for scallops, since we believe that we will be able to satisfy the demand of distributors, which will save them time and money.

Island Scallops has also developed a unique live holding system for use with our distribution model. This system allows Island Scallops to deliver live product directly to seafood suppliers and individual restaurants.

Traditionally, as described above, we have sold live scallops within the Pacific Northwest market. We recently hired outside seafood sales and distribution consultants who have began to introduce new product lines of fresh meat and a new unique frozen half-shell product that is generating significant interest. Part of the new marketing strategy includes working with various high-end restaurants and chefs to develop new menu items based on our scallops. We believe that this will help create product and encourage additional wholesalers to carry our scallops. As part of our overall strategy and in conjunction with the introduction of our frozen half-shell product, we are currently evaluating strategic relationships with three major US-based distributors.

CURRENT PRODUCTS

Island Scallops currently focuses exclusively on aquaculture products and is not involved in wild fisheries. All seafood products are produced in private hatcheries and grown on ocean farm sites. Currently, the Pacific Scallop is the only product that Island Scallops produces, grows, processes and markets, with the exception of limited quantities of sablefish grown as part of our planned expansion into this market. In the past however, Island Scallops produced a variety of other shellfish species including the Pacific oyster, European flat oyster, Manila clam, eastern blue mussel, Mediterranean mussel, rock scallop, geoduck clam and sea urchin, which we sold to third party shellfish farmers. Additionally, our hatchery has produced and is capable of producing a variety of shellfish seed (for grow-out and sale by our companies) including mussel, oysters and geoduck as well as scallop seed.

Island Scallops has been a leader in marine hatchery technology for the past 17 years. Island Scallops has developed proprietary hatchery techniques for a number of marine species, most notably the hybridizing of the Pacific Scallop and becoming the first company to produce commercial quantities of sablefish juveniles. Both of these breakthroughs have required many years of research and considerable investment. In the case of sablefish, which is a cold-water fish that spawns at depths of 800 - 2400 ft, a variety of techniques were required to successfully mature, spawn, incubate and rear the larvae. In addition, there were technical difficulties associated with egg and yolk sac incubation (as well as larvae rearing and weaning) that were resolved using proprietary technology developed at Island Scallops. We intend to begin significant further commercialization of sablefish in the next two to three years, provided we are able to finance the expansion of this product which we estimate will require at least $5.0 million of capital.

SCALLOP OVERVIEW

Island Scallops' main product is the "Pacific Scallop", which is a hybrid of the imported Japanese scallop and the local weathervane scallop. Between 1993 and 1999, Island Scallops developed this new scallop using Japanese scallops that were imported under quarantine in the early 1990's. This unique scallop is marketed as the Pacific scallop and is the largest scallop in the world, reaching sizes of 15 cm and 500 grams. The scallop species farmed by Island Scallops has a proven record of being disease resistant, with a 95% survival rate during the grow-out phase. We have the necessary farming infrastructure to produce up to 15 million scallops annually and, with an additional capital investment of approximately $1.0 million, which we hope to fund from the exercise of warrants or improving cash flows, up to 30 million scallops annually by the fall of 2009. If we are not able to fund this expansion via the exercise of warrants or cash flow, we have to seek additional financings. Given the high worldwide demand for scallops, Island Scallops is poised to rapidly expand production and significantly increase revenues.

The Pacific Scallop is sold live in four sizes: medium, large, extra large and jumbo. Pricing ranges from a low of US$3.95 per pound to $4.20 per pound for the larger sized scallops. Previously, due to the large demand and high value for live scallops, our focus was on the sale of live scallops in 2006. We recently hired outside seafood sale and distribution consultants who have begun to introduce new product lines of fresh meat and a new unique frozen half-shell product that is generating significant interest.

The basis for our anticipated scallop farming production increase stems from a combination of our tenure expansion, our recent financing, improved grow-out techniques and our transition to a combination of "lantern-style" netting and ear-hanging methods. Scallops culture utilizes two styles of small cages referred to as "pearl nets and lantern nets." Pearl nets are shaped like a pyramid with a 35 by 35 cm square base and grow small scallops from 2-3 mm to 10mm. The 10-mm scallops are grown in cylindrical nets called lantern nets and are 60 cm in diameter and 1.2 meters deep containing 12 layers. Our Hindoo Creek and Deep Bay tenures have been approved for expansion and once expansion of our Denman tenure is approved, which we believe will occur by our next fiscal year, we will be able to increase capacity to approximately 15,000,000 animals per annum. Thereafter, we intend to change our management plan to include off bottom culture at our Bowser tenure in late 2007 or 2008, which would supply us with the capacity to produce an additional 20 million animals at harvest.

As the only hatchery/producer of cultured scallops on the west coast of North America, Island Scallops has the ability to supply fresh scallops (of a predictable quality and quantity) throughout the year. Although the supply of scallops has fluctuated in the past, consumer demand has always absorbed the available supply. A primary factor for increased consumption is the increasing health consciousness among consumers. Scallops are low in saturated fats and cholesterol and high in protein. All parts of the scallop body are edible; however, different parts tend to be consumed in different regions of the world. In North America, the adductor muscle is traditionally the only part eaten, with the rest of the body discarded. In Europe, Australia and Tasmania, the adductor muscle is usually marketed and eaten with the gonad attached. Japan utilizes the whole animal, where most of the product is cooked in the shell prior to sale. Marketed scallops generally take the following product forms:

     o    Whole-live (shelf life of seven days);
     o    Whole dried;
     o    Eviscerated whole;
     o    Shucked fresh (shelf life of about 15-20 days);
     o    Shucked frozen (shelf life of about a year);
     o    Frozen on the half-shell (shelf life of about a year); and
     o    Value added forms (smoked, breaded, canned).

The shucked product form is the most significant form for North American markets. A whole-live product form is the most desirable from the aquaculturist's point of view, as processing costs are minimal. Previously, Island Scallops has developed a market for whole live scallops, which exceeds 5,000 lbs. per week into Vancouver. We are currently in the process of expanding our live scallop distribution network into Hong Kong and the western United States to up to 15,000 lbs. per week in the near future. We are also in the process of introducing fresh scallop meat into high end restaurants in Toronto and Montreal and frozen half-shell product into the eastern US and Canada. In 2008, we expected our overall product mixture to consist of 40% live scallops, 30% fresh meat and 30% frozen half-shell, and then 50% frozen half-shell, 30% live and 20% fresh thereafter.

Island Scallops currently distributes through specialty wholesalers with particular expertise in selling to restaurants and has developed a market for whole live scallops that exceeds 5,000 lbs. per week into Vancouver. In Vancouver these include but are not limited to Albion Fisheries, Tri-Star
Seafood Supply, Pacific Rim Shellfish, Sea World Fisheries and Teamway Fisheries. As we expand our distribution, we will continue to focus on specialty wholesalers with strong ties to major restaurants.

The most predominant scallop production in North America comes from the offshore fishery located on the Georgia Band on the east coast. Large American and Canadian fishing companies dominate the fishery. The majority of their product is shucked aboard ship then supplied to primarily frozen to seafood processors onshore. The processors then distribute the product to various restaurants, retail outlets and seafood brokers.

Sablefish (Blackcod) Overview

Sablefish (Anoplopoma fimbria), often called blackcod although not a member of the cod family, is an elongate fish with two dorsal fins and an anal fin similar to and opposite the second dorsal fin. Adults are black or greenish gray; usually with slightly paler blotches or chainlike pattern on the upper back. At 30-61 cm in size they are often greenish with faint stripes on the back.

Sablefish inhabit shelf and slope waters in depths of greater than 1,500 meters, from Baja California to the Aleutian Islands and the Bering Sea. The larger populations of sablefish are centered in northern British Columbia and the Gulf of Alaska. Adults favor mud bottoms and feed on benthic invertebrates, squid and numerous fish species. In turn, they are prey for halibut, lingcod, hagfishes and marine mammals such as sea lions. In addition, killer whales have been known to take sablefish from long line gear as it is being retrieved.

Sablefish spawn from January to March along the continental shelf at depths of 250 to 750 meters. Fecundity ranges from 60,000-200,000 eggs up to one million eggs for a 102-cm fish. Larval sablefish are found in surface waters over the shelf and slope in April and May. Juveniles are highly migratory with significant movement from nursery areas in northern B.C. to the Gulf of Alaska and the Bering Sea. Sablefish move to deeper waters as they mature. Growth is rapid with sizes at maturity reaching 52-61 cm for five-year-old males and 58-71 cm for five-to-seven year old females. Sablefish growth appears to be rapid for the first three-to-five years and slow asymptotically thereafter. Annual natural mortality of adults has been estimated to be about 10 percent.

Island Scallops plans to raise sablefish onshore using shallow ponds or above ground tanks. This system has been successful in Texas for the culture of catfish. Tests have shown that sablefish prove to be very hardy when grown in ponds and this has the added advantage of causing sablefish to be parasite free. Wild sablefish carry a parasite that does not allow the fish to be eaten raw. With adequate funding, Island Scallops has already demonstrated the feasibility of onshore sablefish farming and plans to develop a new sablefish facility that could produce at least 500,000 sablefish as early as 2008, with production planned to increase by at least 500,000 annually by 2009 and beyond. We currently plan to fund this new sablefish facility via the exercise of existing warrants. Since the exercise of the warrants is, however, to a large extent dependent upon the price of our stock in the public market, we cannot guarantee when any of the warrants will be exercised, if at all and, as a result, the proceeds from the exercise of the warrants may not be available to us. If we are not able to fund this expansion via the exercise of warrants, we need to seek additional financings to fund this project.

Over the past eight years, Island Scallops has also developed proprietary hatchery technology for the production of sablefish juveniles. We believe that sablefish will be the next species, after salmon, for successful large-scale commercial farming. Sablefish, which is a premium-quality whitefish with a delicate texture and moderate flavor, is an ideal substitute for Chilean sea bass (currently over-fished in all oceans). To date, Island Scallops has marketed a limited number of live sablefish into the Vancouver market. Initial response was excellent for a small 1-kilogram live sablefish (~$11/kg). To capitalize on Island Scallops' breakthrough sablefish hatchery technology, in the next two to three years, we plan to construct a new sablefish hatchery consisting of the following:

     o An expanded Brood Stock facility with larger capacity to hold the various families of selected strains of sablefish. This new facility will incorporate a new state-of-the-art water treatment system.

     o An improved incubation and larval rearing facility incorporating proprietary improvements in tank design and seawater systems.

     o An upgraded zooplankton culture facility with improved handling and enrichment techniques.

     o An expanded and improved juvenile rearing facility incorporating proprietary recirculation system designs.

As part of this expansion, we also intend to construct a new onshore tank farm consisting of large and small ponds and tanks complete with associated recirculation systems. This onshore facility will be used to augment the juvenile rearing area and will house and grow juvenile fish.

At the present time, worldwide "non-farming" sablefish catches are struggling to meet the worldwide demand according to DFOWeb, NPFMCWeb and Pacific Fishery Management Council Website. Currently, there are only two hatchery facilities:
Island Scallops Ltd. and Sablefish Hatcheries Inc. that have produced sablefish juveniles. Current production is only approximately 100,000 juveniles per year. Based on our analysis of present market conditions, increasing worldwide hatchery production tenfold (to roughly 1 million 3 kilo sablefish) would fill less than 10% of the current world demand shortfall. If Island Scallops' new sablefish facilities are able to reach a production of 3 million sablefish annually, this will only fill less than 30% of the current overall shortfall. The economic potential for sablefish is therefore considerable. Given these market conditions and opportunities, Island Scallops, subject to our ability to secure adequate funding, is determined to enter the market for sablefish in a significant manner within the next two to three years.

OTHER PRODUCTS

In the past Island Scallops sold a variety of shellfish larvae and seed to both international and local customers. Sales included two species of mussels, manila clams, geoduck clams, oysters, abalone and sea urchins. Island Scallops has established suppliers of aquaculture equipment in Japan and China and supplies nets, ropes, floats, and processing equipment into the British Columbia industry. Currently, Island Scallops is focused almost exclusively on expansion of scallop sales and development of its sablefish operation with a goal of further commercialization of sablefish in two to four years.

GENERAL FISHERIES MARKET OVERVIEW

The worldwide market for farmed marine species continues to grow. According to personal communications with the National Marine Fisheries Service, Fisheries Statistics Division, Silver Spring, MD, in British Columbia alone, farming production increased from US$44.56 million in 1988 to US$190.24 million in 1998. Although significant growth occurred in salmon farming and little or no growth occurred in shellfish (oyster) farming, recent problems within the salmon industry are causing some salmon farming interests to turn towards shellfish. Island Scallops can only benefit from this recent trend towards shellfish, as training farmers in correct husbandry would only add another revenue stream.

The majority of the world's current scallop production comes from three species of scallops: the Japanese scallop, the sea scallop and the king scallop. The Chinese scallop is also selling well, but FDA inspections of China facilities found that the conditions and hygiene were issues as hatcheries were highly polluted. There has also been a fishery boom on the east coast of Canada and the United States with the Digby or sea scallop.

In the United States, consumption of scallops exceeded 64 million pounds in 2002. Various communications between Island Scallops personnel and the National Marine Fisheries Service, Fisheries Statistics Division, Silver Spring, MD and analysis of data from the Fisheries Statistics & Economics Division of the National Marine Fisheries Service (NMFS) website for annual landings of commercial fisheries (http://www.st.nmfs.noaa.gov/st1/commercial/index.html), tell us that this represented a per capita consumption of 0.22 pounds, with a dollar value of US$342 million. After shrimp, scallops represent one of the most popular shellfish products in the United States. In general, per capita consumption of seafood in the United States has remained steady over the last six years ranging from 15.2 to 16.2 pounds per annum. Based upon Robert Saunders', our chairman and president, communications with the National Marine Fisheries Service, Fisheries Statistics Division of Silver Spring, MD, and personal observations, given consumers' growing preoccupation with healthier foods and the increasing availability of seafood (due to the recent successes in aqua farming and improved distribution channels), we expect per capita consumption to continue to increase.

Shifts in North American shellfish market trends from shucked to live in shell products can be seen in the oyster markets. Within the last 5 years, we have seen a significant trend away from shucked oyster meat to live in the shell product in the Pacific Northwest due to the demand for fresh high quality products. We believe that once a live in the shell product is readily available within the scallop market, a shift from frozen scallop meat to fresh in shell product will also occur.

REGULATORY ENVIRONMENT

Effect of Government Regulation

There are a limited number of regulations that restrict the fishing, distributing or purchase of scallops in Canada and the United States. Therefore, the country of origin makes little difference for the pricing or demand of scallops.

A limitation to market supply is paralytic shellfish poisoning (PSP) or "red tide". PSP is a toxin generated by plankton (scallops' food) at particular times of the year. The toxin is passed to the scallop when plankton is digested, but the toxin does not harm the shellfish. However, the shellfish containing the toxin can be harmful to humans who consume it. Although only a limited number of human deaths caused by red-tide poisoning have been reported, the public announcement of red tide has a devastating effect on most shellfish sales. The exception is scallop meat, because the adductor muscle of the scallop does not concentrate the toxin; shucked scallops are safe to eat at any time of the year. Nevertheless, public perception could still influence demand over short periods of time. To monitor for PSP, the federal Fisheries Inspection Branch constantly monitors samples of shellfish production and wild shellfish populations.

Tenure Expansion and Compliance with Environmental Laws

Our planned tenure expansions will require that we undergo an environmental screening from Transports Canada pursuant to Canadian Environmental Assessment Act, which includes a review of factors such as the environmental effects of the planned expansions, including the environmental effects of malfunctions or accidents that may occur in connection with the planned expansions and any cumulative environmental effects that are likely to result from such planned expansions; the significance of such environmental effects and any comments from the public that are received in accordance with the CEA Act and applicable regulations; and measures that are technically and economically feasible and that would mitigate any significant adverse environmental effects of the planned expansions.

Our Deep Bay and Hindo Creek tenures have received final CEA Act approval, which lasts for twenty years and which allows us to expand these 2 tenures. We have CEA Act approvals but are waitiong on re-zoning approval for our Denman tenure, along with a approvals for our Bowser bottom lease. Please see our risk factor, If we are unable to expand our tenures, our projected production may be delayed.

COMPETITION

Fisheries Industry in General

Island Scallops is in the farmed seafood business. The main concentration of marine farming in British Columbia has traditionally been in the salmon sector. The salmon farming business has developed into a mature industry dominated by Norwegian farmers. The rest of the British Columbia marine farming sector is in the shellfish industry, mainly in oysters and Manila clams and more recently mussels. This sector is rapidly expanding and it accounted for approximately US$16 million in British Columbia in 2002, according to the British Columbia Shellfish Growers Association website. Given Island Scallops' expertise and significant research and development experience, we believe that there is little or no direct competition in the production of farmed scallops or farmed sablefish.

Scallops

There are no significant direct competitors in the scallop farming business in British Columbia. The United States will not allow farming this species in their waters, as this species is considered "exotic". Although scallop farming is a very significant industry in Japan and China, only frozen shucked scallops are currently sold into North America from these countries. Recent examination by the United States and Canadian Food Inspection authorities of the growing waters in China resulted in reduced exporting due to high levels of pollution.

Island Scallops is the only hatchery, outside of China, that has successfully produced the Japanese scallop, and the only company that has successfully, hybridized the weathervane and the Japanese scallop. Island Scallops is uniquely positioned as the sole producer of live Pacific Scallops in North America. There currently are no other hatcheries in North America that we are aware of that are capable of producing this unique breed. Although a large commercial scallop fishery exists on the east coast of North America, the majority of the scallops are shucked at sea with only limited quantities sold live. These scallops are sold as "Digby" or "Sea" scallops. A number of companies have attempted to grow the bay scallop and the sea scallop on the east coast, but these companies have only achieved limited success.

The primary British Columbia participants in scallop farming are Island Scallops joint venture farmers or independent scallop farmers, which receive their supply of seed scallops solely from Island Scallops. These farmers are chronically underfinanced and production from these growers usually totals less than 1,000,000 scallops per year. Island Scallops is uniquely positioned to rapidly expand these farms (up to six farms) under an exclusive farming and marketing contract. Three joint venture farmers are currently farming scallops and receive free scallop seed, technology and support for a 12% royalty on the harvest and exclusive marketing of their product through Island Scallops.

Due to its large size and small count per pound, the sea scallop is the prime competitor in the United States market. The fishery for this scallop is located primarily on the North American east coast, in particular Georges Bank off New England and the Maritime provinces. This is a limited opportunity fishery, with actual fishing time being dictated by sea and other environmental conditions.

Sablefish

Island Scallops is currently only one of two hatcheries to produce quantities of juvenile sablefish. These fish were sold to five commercial salmon farming facilities and the fish have been marketed successfully. Little demand for a new species has materialized. Although hatcheries have been constructed in British Columbia, neither has successfully produced large quantities of sablefish. The farming of sablefish is still in its infancy and only limited production has occurred.

This limited production is not a matter of biological barriers but rather a lack of interest by the major producers to venture into a new marine species. Alaska sablefish fishermen have expressed interest in farming sablefish and the Sablefish Association of Alaska has voted unanimously to start farming sablefish in southern Alaska. Island Scallops has been in discussion with this association and has been told that due to "anti-aquaculture" policy in Alaska, it is very unlikely that any farming will occur there in the near future.

Washington State contains two parties interested parties in sablefish farming. The first is the Makah Tribe and the second is a private company, which is trying to obtain farming permits in Port Angeles. These parties have made inquiries to Island Scallops for juvenile sablefish. However, to date, no orders have been placed.

RESEARCH AND DEVELOPMENT

Due to changes in Canadian Federal Government's Research and Development tax credits (SRED) program, which prevents any part of the research to be combined with commercial production, no Research and Development claims were made in fiscal 2006 and 2007. Research did continue on the genetic selection of superior strains of scallops, as did developments in the culture process for both marine algae and developments in re-circulation systems. Island Scallops plans to conduct research and development under a separate company called RKS Laboratories Ltd., which has no commercial production and whose primary goal is the genetic improvement in breeds of the Pacific Scallops and other marine species. We believe that this will allow the continued support from the SRED program.

EMPLOYEES

At August 31, 2007, we had 45 full time employees. We anticipate hiring between 10 and 15 temporary workers during the upcoming spring and summer growing seasons.

None of our employees is represented by a labor union and we consider our relationships with our employees to be good.


ITEM 2.  DESCRIPTION OF PROPERTY

For the fiscal year ended August 31, 2007, our U.S. corporate office was located at 400 Professional Drive, Suite 310, Gaithersburg, Maryland 20878. This space was provided on a rent free basis by one of our shareholders.

Island Scallops' main office and hatcheries are located on the east side of Vancouver Island in the town of Qualicum Bay at 5552 West Island Highway, Qualicum Beach, British Columbia, Canada V9K 2C8. The shellfish hatchery is housed in a 930 square meter building. A 300 square meter shellfish processing plant is also located at this site. Corporate scallop farms are situated along the east and west coasts of Vancouver Island. These facilities represent the largest private marine research hatchery and the first fully integrated shellfish producer in Canada.

Island Scallops has a total of seven farm sites (including two joint ventures) for scallops. Five of these farm sites are located at Island Scallops held tenures (shellfish tenures are government-granted rights that allow use of offshore waters to cultivate shellfish). Three of those five scallop farms are located in Baynes Sound, 25 minutes north of the main facility. These farms sites total approximately 200 acres and can currently accommodate more than 8 million scallops. Approximately 30% of the farm area is currently being farmed. As part of our expansion plans, we are currently adding additional main lines and plan to increase our capacity at these tenures to more than 24 million scallops in the near future. An additional bottom tenure of 926 acres is located 10 minutes north of the main facility (at Bowser) and is capable of producing at least 30 million scallops annually. The final farm site on the west coast of Vancouver Island near Tofino is capable of producing at least three million scallops, although that site is currently under-developed. Baynes Sound, the marine waterway situated between eastern Vancouver Island and the western shore of Denman Island, is considered the most productive and highly utilized shellfish growing area in coastal British Columbia. The area supports extensive beach culture (manila clams and oysters) as well as deepwater culture that produces oysters, scallops and some mussels.

--------------------- ------------------- ------------------- ------------------
  Common Site Name      Lands File No.           Acres               Type
--------------------- ------------------- ------------------- ------------------
       Denman               1406063              38.64             Deepwater
--------------------- ------------------- ------------------- ------------------

    Hindoo Creek            1406664             123.32             Deepwater
--------------------- ------------------- ------------------- ------------------
      Deep Bay              1406711               43               Deepwater
--------------------- ------------------- ------------------- ------------------
       Tofino               1406061               9.6              Deepwater
--------------------- ------------------- ------------------- ------------------
       Bowser               1407517               926            Bottom lease
--------------------- ------------------- ------------------- ------------------

The three Baynes Sound tenures (Denman, Hindoo Creek and Deep Bay) and the Tofino tenure offer unique features, which will add additional value to these properties. These include the split of tenures between east and west shores of Baynes Sound as well as the east and west coast of Vancouver Island, allowing continual accessibility to shellfish despite managed closures (harvest restrictions) due to incidental water quality or Paralytic Shellfish Poisoning (PSP or red tide). The seasonal closures caused by short-term bacteriological contamination related to rainfall and upland bacterial sources, are limited to the western shore of the Baynes Sound and thus to only two of the three tenures retained by Island Scallops. The result of having operating tenures on both sides of the Baynes Sound ensures that product can be continually harvested despite closures that may occur within this management area. The expanded tenures should easily accommodate our increasing scallop harvest in 2009 and beyond. At their current size and with the introduction of sufficient main lines, our tenures have the capacity to accommodate approximately 13-15 million scallops without any increase in their footprints.

Expansion of our Deep Bay and Hindo Creek has been approved and such approval does not need to be renewed for twenty years. An amended tenure agreement has been signed with the government of BC to expand the Denman Island site. The biggest hurdle to completing the Denman expansion process is the re-zoning application, which must be approved before we can use the expanded tenure.
  At the Bowser tenure, we are waiting for approval to convert the method of farming from bottom to off-bottom culture in one-third of the tenure area. Once approved, this will allow us to accommodate about 20 million scallops.

Island Scallops' location is a distinct advantage for producing marine species. The waters off British Columbia are pristine and unspoiled by large populations or major industries. The close proximity to major western cities allows us to effectively put our products into the hands of the consumer within 24 hours.

The source of our raw material comes from our own hatchery brood stock. In the case of the Pacific Scallop, we have been selectively breeding this species for superior growth and survival for the past 15 years. The breeding program has produced a vigorous, rapid growing, disease resistant scallop with exceptional meat yield. In the case of sablefish we have been selecting fast growing fish for the past 5 years, these display a high degree of domestication. The spawning season has been extended for both of these species allowing for juvenile production almost year round. This ability to hold seed stock and select superior strains gives Island Scallops an advantage in the industry. It also allows Island Scallops to tailor its production to varying seasonal and market demands.


ITEM  3. LEGAL PROCEEDINGS

In 1998 our wholly owned subsidiary, Island Scallops, entered into an Agreement with two parties, pursuant to which Island Scallops was to produce and sell geoduck seed to the two parties. Island Scallops received advance payments from each of the two parties in 2002 totaling approximately $64,140. As a result of breaches of the purchase agreements by the purchasers, it is our position that we may retain any unused portion of these advance payments.

As of August 31, 2004, one of the two purchasers had claimed that Island Scallops owed it amounts totaling $88,925. Since it is our position that the purchasers breached their agreements with Island Scallops, we have no intention of seeking a settlement of this matter at this time. We are unaware of any formal proceedings that may have been commenced by either of these two purchasers in regard to any claims that they may have.

Other than as set forth herein, we are not a party to any material legal proceeding and to our knowledge no such proceeding is currently contemplated or pending.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

We did not submit any matters to a vote of our security holders during the fourth quarter of the fiscal year covered buy this Report.

                                     PART II


ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

The common stock is currently quoted on the over-the-counter Bulletin Board under the symbol "EDWT."

The following table sets forth the quarterly high and low bid prices for the common stock since the quarter ended November 30, 2005. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                                             HIGH        LOW
                                                             ----        ---
  Quarter ended November 30, 2005                           $1.80      $1.45
  Quarter ended February 28, 2006                           $1.64      $1.10
  Quarter ended May 31, 2006                                $1.45      $0.80
  Quarter ended August 31, 2006                             $1.70      $1.20
  Quarter ended November 30, 2006                           $1.85      $1.01
  Quarter ended February 28, 2007                           $1.70      $1.01
  Quarter ended May 31, 2007                                $1.70      $1.01
  Quarter ended August 31, 2007                             $1.65      $1.05

At August 31, 2007, the closing bid price of the common stock was $1.10 and we had approximately 58 record holders of our common stock, 15 record holders of our Series A Preferred Stock and 2 record holders of our Series B Preferred Stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

At November 23, 2007, the closing bid price of the common stock was $1.01 and we had approximately 57 record holders of our common stock, 15 record holders of our Series A Preferred Stock, 2 record holders of our Series B Preferred Stock and 1 record holder of our Series C Preferred Stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.
Dividends

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

2005 Equity Incentive Plan

Our 2005 Equity Incentive Plan is intended to further our growth and financial success by providing additional incentives to our directors, executives and selected employees and consultants so that such participants may acquire or increase their proprietary interest in us. The term "Corporation" shall include any parent corporation or subsidiary corporation of Edgewater as those terms are defined in Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended. Stock options granted under the Plan may be either "Incentive Stock Options", as defined in Code section 422 and any regulations promulgated under that Section, or "Nonstatutory Options" at the discretion of our Board of Directors and as reflected in the respective written stock option agreements granted pursuant to this Equity Plan. Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, Performance Awards, Dividend Equivalents, or Other Stock-Based Awards may also be granted under the Equity Plan. The Board believes that the Equity Plan will maintain the flexibility that Edgewater needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees, directors and consultants essential for achievement of our success.

Individuals eligible to receive awards under the Equity Plan include officers, directors, employees of and consultants to Edgewater and its affiliates. The number of shares available under the Equity Plan shall be 5,000,000 shares of our common stock, as well as the following: As of January 1 of each year, commencing with the year 2006 and ending with the year 2008, the aggregate number of Shares available for granting Awards under the Equity Plan shall automatically increase by a number of Shares equal to the lesser of (x) 5% of the total number of Shares then outstanding or (y) 1,000,000. The Board may distribute those shares in whatever form of award they so choose within the Equity Plan's guidelines. There are no restrictions on the amount of any one type of award that may be granted under the Equity Plan.

As of August 31, 2007, our Board of Directors had granted 2,962,000 options to employees, directors and consultants under the Equity Plan. As of August 31, 2007, there are 6 Directors, 2 executive officers, 3 consultants and approximately 26 employees other than executive officers, who are eligible to receive awards under the Equity Plan.

The Board may delegate a Committee to administer the Equity Plan. The Committee shall not consist of fewer than two members, each of whom is a member of the Board and all of whom are disinterested persons, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and each of whom is an outside director for purposes of Section 162(m) of the Code, acting in accordance with the provisions of Section 3.

Currently, we do not have any definitive plans for granting further awards under the Equity Plan and no determination has been made as to the number of awards to be granted, or the number or identity of recipients of awards.

AMENDING THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Equity Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person. The Board may also waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award. Except as provided in the following sentence, the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Equity Plan. In the case of any Award that is intended to qualify as performance-based compensation for purposes of
Section 162(m) of the Code, the Board will not have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

OPTIONS AND RIGHTS. Options and Stock Appreciation Rights may be granted under the Equity Plan. The exercise price of options granted shall be determined by the Board or the Committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a "10-percent shareholder as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option. The Board or Committee shall fix the term of each Option, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a "10-percent shareholder" as such term is used in Section 422(c)(5) of the Code).

A Stock Appreciation Right granted under the Equity Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise or, if the Board or Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the Committee. The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

FEDERAL INCOME TAX CONSEQUENCES. The current federal income tax consequences of grants under the Equity Plan are generally described below. This description of tax consequences is not a complete description, and is based on the Internal Revenue Code as presently in effect, which is subject to change, and is not intended to be a complete description of the federal income tax aspects of options and stock awards under the Equity Plan. Accordingly, the discussion does not deal with all federal income tax consequences that may be relevant to a particular recipient, or any foreign, state or local tax considerations. Accordingly, potential recipients are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of receiving an Award under the Equity Plan.

NONQUALIFIED STOCK OPTIONS. A recipient will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. We will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The recipient's tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the recipient. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The recipient's holding period for shares acquired upon exercise will begin on the date of exercise.

INCENTIVE STOCK OPTIONS. A recipient who receives incentive stock options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the recipient/optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the recipient/optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by us for federal income tax purposes.

STOCK AWARDS. If a recipient receives an unrestricted stock award, he/she will recognize compensation income upon the grant of the stock award. If a recipient receives a restricted stock award, he/she normally will not recognize taxable income upon receipt of the stock award until the stock is transferable by the recipient or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A recipient may, however, elect to recognize ordinary compensation income in the year the stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. We will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the recipient recognizes compensation income with respect to a stock award. Any gain or loss recognized by the recipient upon subsequent disposition of the shares will be capital gain or loss.

TAX DEDUCTIBILITY UNDER SECTION 162(M). Section 162(m) of the Internal Revenue Code disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The Equity Plan is intended to permit all options to qualify as performance-based compensation at the Board of Directors or Committee's discretion. If an Award is to qualify as such, it shall clearly state so in the award agreement.

WITHHOLDING. We have the right to deduct any taxes required to be withheld with respect to grants under the Equity Plan. We may require that the participant pay to us the amount of any required withholding. The Compensation Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option or restricted stock the number of shares with a value equal to the required tax withholding amount.


The following table provides information as of August 31, 2007 with respect to compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance:

------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan Category                   Number of securities to be   Weighted average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining available for
                                outstanding options,         options, warrants and        future issuance under
                                warrants and rights          rights                       equity compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a))

                                (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------

Equity    Compensation   plans           2,962,000                      $1.26                     4,038,000*
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity  compensation plans not              N/A                          N/A                          N/A
approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    2,962,000                      $1.26                      4,038,000
------------------------------- ---------------------------- ---------------------------- ----------------------------


*As of January 1 of each year, commencing with the year 2006 and ending with the year 2008, the aggregate number of shares available for granting Awards under the Equity Plan shall automatically increase by a number of Shares equal to the lesser of (x) 5% of the total number of Shares then outstanding or (y) 1,000,000.

RECENT SALES OF UNREGISTERED SECURITIES

To accomplish the Share Exchange with Edgewater, we issued an aggregate of 19,000,000 shares of common stock in exchange for all of the issued and outstanding capital stock of Edgewater. The shares were issued to 17 accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

In October 2005, we engaged Aurelius Consulting to provide marketing and investor relations services. The initial term of the agreement is one year. Aurelius is entitled to receive 100,000 shares of our restricted common stock during the term of its agreement (25,000 per quarter), in consideration for their services. The shares were valued at $1.45 per share, the closing bid price for shares of our common stock on the date of the contract. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On October 21, 2005 and November 11, 2005, our board approved issuing a total of 25,000 shares of our common stock to The Shemano Group, LLC for preparing a research report for us. The shares were valued at $1.50 per share, the closing market bid of our common stock on the date of the resolution. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On January 31, 2006, we issued 400,000 shares of our restricted common stock to World Wide Mortgage as consideration for agreeing to extend the due date for us to repay our CDN $1,500,000 loan pursuant to the bridge loan agreement dated November 9, 2004 and amended on April 15, 2005 between us and World Wide. The shares have piggy-back registration rights that require us to register the shares in our next registration statement. The shares were valued at $1.30 per share, the closing bid price for shares of our common stock on the date we issued the shares. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

Pursuant to the financings we closed on April 12, May 30, June 30 and July 11, 2006, we issued an aggregate of 30,905,619 shares of our preferred stock. The shares were issued to 9 accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On June 30, 2006, we issued 22,860 shares of common stock to the two accredited investors of our April 12 and May 30, 2006 financings as payment of the semi-annual dividend (8% per annum) per the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock. The dividend shares were issued to these investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On December 31, 2006, we issued 138,565 shares of common stock to the investors of our April 12, May 30, 2006, June 30, 2006 and July 11, 2006 financings as payment of the semi-annual dividend (8% per annum) per the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock. The dividend shares were issued to these investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

Pursuant to the financing we closed on January 16, 2007, we issued 207 shares of our Series B Preferred Stock. The shares were issued to two accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

In connection with the January 16, 2007 financing, we issued the placement consultant a placement consultant warrant, exercisable for a period of three years from the date of issue with an exercise price of $1.15 per share. The warrant allows the placement consultant to purchase up to (i) 20 shares of Series B Preferred Stock, and each of the following warrants, which are identical to the warrants issued to the investors of the financing: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series D Warrant,

(v) Series J Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase 90,004 shares of common stock, except for the Series J Warrants, which shall entitle the consultant to purchase 180,008 shares of common stock. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On February 1, 2007 we issued Kitsilano Capital Corp. four 100,000 options to purchase our common stock, pursuant to our Consulting Agreement with them. The first option vests on May 1, 2007, the second on August 1, 2007, the third on February 1, 2008 and the fourth on June 1, 2008, so long as Kitsilano continues to provide services to us under the Consulting Agreement. Each option is exercisable for a period of three years from the vesting date and has an exercise price of $1.20, $1.40, $1.60 and $1.80 respectively. The shares underlying the options have piggy-back registration rights that required us to register the shares in our last registration statement. The options and the shares underlying were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by
Section 4(2) of such Act for issuances not involving any public offering.

On April 12, 2007, we issued 88,000 shares of common stock to an investor of our April 12th financing in connection with the exercise of 88,000 Series J warrants received by such investor as part of the financing. We received net proceeds of approximately $45,600 pursuant to the exercise of these warrants. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On April 12, 2007 we issued 1,266,667 shares of common stock to an investor of our April 12th financing in connection with such investor's exercise of 1,266,667 Series J warrants he received as part of the April 12th financing. We received net proceeds of approximately $655,500 pursuant to the exercise of these warrants. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On April 12, 2007, we issued 188,800 shares of our Series A Preferred Stock and the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series D Warrant, (v) Series J Warrant, (vi) Series E Warrant, (vii) Series F Warrant, (viii) Series G Warrant, and (ix) Series H Warrant, each to purchase a number of shares of Common Stock equal to 50% of the number of shares of Series A Preferred Stock purchased, except for the Series J Warrants, which entitled the investor to purchase a number of shares of our common stock equal to 100% of the number of shares of Series A Preferred Stock purchased. We issued a total of 944,000 Warrants. Each of the Warrants has a term of 5 years, except for the Series J Warrants, which have a term of 1 year. Each share of the Series A Preferred Stock is convertible into one fully paid and nonassessable share of our common stock. These shares and warrants were issued pursuant to the exercise of 188,800 placement consultant warrants received as a result of our April 12, 2006 financing. We received net proceeds of approximately $106,000 pursuant to the exercise of these warrants. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On April 12, 2007, we issued 188,800 shares of common stock to the placement consultant of our April 12, 2006 financing in connection with the exercise of 188,800 Series J warrants, which the placement consultant received from his exercise of his placement consultant warrant, as described above. We received net proceeds of approximately $106,000 pursuant to the exercise of these warrants. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On May 8, 2007 we issued 30,000 shares of our common stock pursuant to a shareholders conversion of 30,000 shares of our Series A Preferred Stock that he owned. We did not receive any proceeds from this conversion. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On May 10, 2007 we issued 500,000 shares of our common stock pursuant to a shareholders conversion of 500,000 shares of our Series A Preferred Stock that he owned. We did not receive any proceeds from this conversion. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering. On August 31, 2007, this shareholder rescinded the conversion of 430,000 of the 500,000 shares. As a result, we issued this shareholder 430,000 shares of our Series A Preferred Stock and cancelled the 430,000 shares of common stock issued on the conversion to treasury. The preferred shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On May 12, 2007 we issued 70,800 shares of our common stock pursuant to a shareholders conversion of 70,800 shares of our Series A Preferred Stock that he owned. We did not receive any proceeds from this conversion. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On June 14, 2007, our board approved issuing a total of 100,000 shares of our common stock to Pacific Crab Seafood Company, Inc. for the consulting and marketing services that they will provide to us. We issued 40,000 shares upon execution of our agreement with Pacific Crab and the remaining 60,000 will be issued in twelve (12) equal installments during the term of the agreement. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

On June 30, 2007, we issued 171,274 shares of common stock to the investors of our 2006 and 2007 financings as payment of the semi-annual dividend per the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock and Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock. The dividend shares were issued to these investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

On August 20, 2007, a holder of our series A preferred stock exercised their right to convert 65,335 shares of our series A preferred stock into 65,335 shares of common stock. As such, we issued 65,335 shares of common stock and canceled 65,335 shares of our series A. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.


ITEM 6.    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

OVERVIEW

 In the first quarter of our 2007 fiscal year, we started harvesting the remaining balance of our 2004 year class of scallops and completed transferring our 2005 year-class scallops that were still maturing in our tenured growing sites and joint venture locations, to final stage large grow-out nets on our farm sites. During the third quarter of our 2007 fiscal year, we started harvesting our 2005 year-class scallops, continued moving our 2006 scallop crop into final large grow-out nets at our tenure (farm) sites and started the spawn of our 2007 year-class. We refer to the year-class of scallops based on when the scallops were spawned. Generally, the harvest occurs approximately 22 to 24 months after spawning of the scallops. Originally, we planned to ear-hang our entire 2005 scallop crop and subsequent year-classes, but after inspection of growth rates of the 2004 ear-hung crops and an analysis of the labor costs of ear-hanging versus lantern-style netting, we decided to use nets for the final grow-out stage of the 2005 crop and subsequent classes.

During the third quarter of 2007, harvest and sales of our 2005 scallop class started slower than expected as we worked to develop improved sales and marketing efforts as well as our continuing efforts to improve our processing and handling facilities. These issues coupled with handling and harvesting problems associated with our 2004 ear-hung scallops (during the first and second quarters of 2007) resulted in lower than anticipated revenues during 2007.

In June 2007, we hired marketing consultants with over 40 years of combined service in the seafood sales and distribution industry. Traditionally, we have sold live scallops within the Pacific Northwest market. Our seafood sale and distribution consultants have began to introduce new product lines of fresh meat and a new unique frozen on the half-shell product that is generating significant interest. We are currently in the process of expanding our live scallop distribution network into Hong Kong and the western United States to up to an additional 15,000 lbs. per week in the near future. We are also in the process of introducing fresh scallop meat into high end restaurants in Toronto and Montreal and frozen on the half-shell product into the eastern United States and Canada. In 2008, we expect our overall product mixture to consist of 40% live scallops, 30% fresh meat, 30% frozen on the half-shell and in 2009 and thereafter increase the frozen on the half-shell to 50%, and the remainder of 30% live and 20% fresh.

Management believes that these new marketing efforts, coupled with the recently completed processing plant will begin yielding significant revenue increases starting as early as first quarter of 2008 and continuing thereafter. The completed processing plant supplies us with an improved processing facility and will provide us with several important advantages, including a significantly larger inventory holding and handling area and the ability to mitigate future weather related harvest delays to our sales. We believe that this will lead to expedited sale processes in the upcoming months. In addition, recent experience gained from harvesting and sorting scallops on the new longline systems should allow for greater future harvesting rates. Additionally, we plan on generating additional near term revenues via the sale of scallop and possibly other shellfish seed.

During the harvesting of our 2005 and sorting of our 2006 scallops classes, we were able to review our mortality rates and update our class size projections. Based on this review, we expect to bring as many 2 million 2005 year class scallops to market over the next twelve months and harvest over 1 million 2006 year class scallops starting in the fall of 2008. Originally, we believed that our 2006 spawning would yield between 5 and 10 million scallops at full maturity/harvest. However, mortality rates were at the higher end of our projections due to the handling and sorting learning curve associated with the roll-out of our new longline and anchor system. Additionally, problems associated with the timing of moving scallops to large nets (also known as "ocean timing") and the density (i.e. number of scallops per net level) contributed to additional mortality problems. We anticipate that survival rates for the future classes, starting with the 2007 scallop class, will significantly improve due to the addition of more lines and anchors, better spacing and sorting within each lantern net, experience gained from the sorting and farming of both the 2005 and 2006 year classes and lessons learned on ocean timing and scallop density during the handling of our 2006 scallop class.

During the third quarter of our 2007 fiscal year, we began spawning our 2007 scallop year-class. Due to improved hatchery technology and infrastructure (due to improvements from recent capital investments) and lessons learned from the 2006 spawn, we were able to increase early stage survival rates. As of August 2007, at least 100 million scallops had reached 2 mm size in our onshore hatchery ponds. We recently began to move these scallops into grow-out nets at our farm sites and will continue to do so in the coming months. Based on the recent lessons learned and improved farm infrastructure, we anticipate that the 2007 spawning will yield up to 20 million scallops at full maturity/harvest. In fact, we are already noticing significant gains in animal survival rates and individual scallop size in the 2007 class as compared to the 2006 class at a similar point in its development. In addition, we plan to hold up to 5 million scallops (from 2007 spawning) in our onshore ponds until February 2008 as reserve scallops. We expect that at least 2.5 million of these scallops will eventually reach harvest size.

The use of DNA based family analysis that started in early 2000 and will continue through 2008, with the goal of breeding high meat yield scallops, began showing results in the harvest of our 2004 scallop class. Average weight per scallop increased from 150-180 grams to approximately 225-250 grams -- representing an increase of over 20% from the previous year. Management believes that the improved meat yield will allow us to continue to demand higher scallop prices per animal. Also, the Pacific scallop, farmed by us, continues to prove itself highly disease resistant, with up to a 95% survival rate during the grow-out phase.

As a result of the above, we believe that the remaining 2005 scallop-class will produce at least $3.0 million of gross revenue over the next twelve months. Although we originally anticipated that the harvest of our 2006 scallop class would eventually result in total gross revenue of up to $14.0 million over the twelve month period beginning in April 2008, we now believe the gross revenue from the harvest of the 2006 scallop class will only result in up to $2.0 million gross revenue over a much shorter period beginning in the fall of 2008 due to the higher than expected mortality rates and problems with handling of long lines discussed above. Based on our current projections for the 2007 scallop class, we believe this year's class could produce more than $40.0 million over the life of its harvest. Although the 2006 class is expected to produce less revenue than originally expected, the improving survival rates of the 2007 class coupled with the short harvest time of 2006 class is expected to maintain our overall revenue levels within range of our original projections over the next 24 to 36 months. In 2007, our cost of goods sold increased more rapidly than our overall revenues. Part of this increase was attributable to extreme circumstances related to costs associated with handling problems with our 2004 ear-hang scallop class and initial operations in our improved processing plant. In future years, we expect this trend to reverse (as the many of the reasons for the increased cold of goods sold were unique to this fiscal year) and to have our sales increase significantly faster than our cost of goods sold. As such, we expect our margins to improve in future years.

If our mortality rates are better than our current projections, our revenues from the 2005, 2006 and 2007 scallop class could be higher; conversely, if our mortality rates are worse than we anticipate our revenues for this period could be lower than we anticipate. In addition, changes in the anticipated growth rates, projected harvesting cycles and large fluctuations in the price of scallops or the US-Canadian exchange rate could impact our current projections.

LIQUIDITY AND CASH RESOURCES

At August 31, 2007, we had a cash balance of approximately $1,657,000. We originally expected to reach positive operating cash flow during the second half of our 2007 fiscal year, but slower than expected harvest rates and handling and harvesting problems resulted in lower than expected revenues. As a result of recent processing improvements, experience gained in 2007 and new marketing efforts, we now expect to achieve operating positive cash flow in first half of 2008. During the year ending August 31, 2007, we completed one private equity financing and had investors exercise various warrants that resulted in net proceeds of approximately $3,075,000. During the year ending August 31, 2006, we relied on four private equity financings that resulted in net proceeds of approximately $5,140,000. These 2006 and 2007 financings contain warrants which if fully exercised, could raise approximately an additional $49,350,000. To date, exercises of these warrants resulted in net proceeds of approximately $1,200,000; accordingly, if all of the remaining warrants from the 2006 and 2007 financings are exercised, we could receive an additional $48,150,000. The exercise of the warrants is, however, to a large extent dependent upon the price of our stock in the public market. As a result, we cannot guarantee when any of the warrants will be exercised, if at all and, as a result, the proceeds from the exercise of the warrants may not be available to us should we require additional financing or ever. Prior to the completion of the private equity financings in 2006, our initial expansion had been largely funded by a short term note with a maximum limit of approximately $1,451,000. Previously, we have also relied on short term loans from certain shareholders to assist with our working capital needs and to meet short term cash requirements. We used a portion of the 2006 private equity financing to repay these short term loans and as a result we were able to deploy the bulk of the proceeds from our financing toward our business strategy.


SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated.

Cash and equivalents

Cash and equivalents include cash, bank indebtedness, and highly liquid short term market investments with terms to maturity of three months or less. We consider all highly liquid investments with original maturities of 90 days or less to be cash equivalents. We maintain our cash balances primarily in on financial institution, which exceeded federally insured limits by $1,561,136 at August 31, 2007. We have not experienced any losses, in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable

Accounts receivable is presented net of allowance for doubtful accounts. The allowance for doubtful accounts reflects estimates of probable losses in accounts receivable. The allowance is determined based on balances outstanding for over 90 days at the period end date, historical experience and other current information.

Loans receivable

Loans receivable is presented net of an allowance for loan losses, as necessary. The loans are written off when collectibility becomes uncertain.

Inventory

We maintain inventories of raw materials for our aquaculture products, of biomass (inventory of live aquaculture product being actively cultivated), and of finished goods (aquaculture product ready for sale).

Inventories are reported at the lesser of cost or estimated net realizable value. Biomass and finished goods includes direct and reasonably attributable indirect production costs related to hatchery, cultivation, harvesting, and processing activities. Carrying costs per unit are determined on a weighted average basis.

Long term investments

Long term investments are recorded at cost. We review our investments periodically to assess whether there is an "other than temporary" decline in the carrying value of the investment. We consider whether there is an absence of an ability to recover the carrying value of the investment by reference to projected undiscounted future cash flows for the investment. If the projected undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset.

Property, plant, and equipment

Property and equipment are carried at cost, less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                                        Years
                                                  ------------------
Headend Facility and Fiber Infrastructure                20
Manufacturing Equipment                                  3-7
Furniture and Fixtures                                   2-7
Office Equipment                                          5
Leasehold Improvements                              Life of lease
Property and Equipment                                    5
Vehicles                                                  5

Expenditures for maintenance and repairs are charged against income as incurred whereas major improvements are capitalized.

Impairment of long-lived assets

We monitor the recoverability of long-lived assets, including property and equipment and intangible assets, based upon estimates using factors such as expected future asset utilization, business climate, and undiscounted cash flows resulting from the use of the related assets or to be realized on sale. Our policy is to write down assets to the estimated net recoverable amount in the period in which it is determined likely that the carrying amount of the asset will not be recoverable.

Government assistance

Government assistance we receive, such as grants, subsidies, and tax credits, is recorded as a recovery of the appropriate related expenditure in the period that the assistance is received.

We have received government assistance in the form of loans, for which repayment may not be required if we fail to meet sufficient future revenue levels to repay these loans based on a percentage of gross sales for certain products over a defined period of time. If we receive any such assistance, it is initially recorded as a liability, until such time as all conditions for forgiveness are met, and is then recognized as other income in that period.

Farm license costs

We must pay annual license costs in respect to government-granted tenures that we hold, which give us the right to use certain offshore ocean waters for the purpose of aquaculture farming. Such license costs are recognized as an expense when incurred.

Research and development costs

Development costs include costs of materials, wages, and reasonably attributable indirect costs incurred by us which are directly attributable to the development of hatchery techniques for sablefish and shellfish, these costs are expensed when incurred.

Research costs are expensed when incurred.

Income taxes

We calculate our provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes) ("SPAS 109"), which requires an asset and liability approach to financial accounting for income taxes. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities attributable to the future tax consequences of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of enacted changes in tax laws or tax rates. Deferred income tax assets are recorded in the financial statements if realization is considered more likely than not.

Revenue recognition

We recognize revenue when it is realized or realizable, and earned. We consider revenue realized or realizable and earned when there is persuasive evidence of a contract, the product has been delivered or the services have been provided to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

Our revenue is derived principally from the sale of scallops we produce or purchase from third parties, and from the sale of seed and farm supplies to other aquaculture farms.

Cost of goods

Cost of goods sold consists primarily of farming, harvesting and processing costs associated with the growth, transfer and sales preparation of our products (principally scallops). These costs consist primarily of salaries and benefits and allocated overhead costs for consulting and support personnel engaged in the farming, harvesting and processing of our products. All costs are recognized at time of delivery.

Financial instruments

The carrying amount of our financial instruments, which includes cash, accounts receivable, loans receivable, bank indebtedness, accounts payable and accrued liabilities, short term debt and long term debt approximate fair value. It is management's opinion that we are not exposed to significant interest, currency or credit risk arising from these financial instruments unless otherwise noted.

Derivative financial instruments

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

We account for all derivatives financial instruments in accordance with SFAS No.
133. Derivative financial instruments are recorded as liabilities in the consolidated balance sheet, measured at fair value. When available, quoted market prices are used in determining fair value. However, if quoted market prices are not available, we estimate fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, we estimate fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

Derivative financial instruments that are not designated as hedges or that do not meet the criteria for hedge accounting under SFAS No. 133 are recorded at fair value, with gains or losses reported currently in earnings. All derivative financial instruments held by us at August 31, 2007 were not designated as hedges.

Foreign exchange

The functional currency of our foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities. Such estimates include providing for amortization of property, plant, and equipment, and valuation of inventory. Actual results could differ from these estimates.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

INVESTMENTS IN TENURES AS COMPARED TO ESTIMATED MARKET VALUE OF TENURES

We currently carry our investment in Island Scallops' tenures at $3,770. This amount represents the initial carrying costs of certain tenures acquired by Island Scallops' subsidiary. These tenures do not expire until various dates ranging from 2021 - 2024, however, we believe that they have an indefinite useful life because renewal on expiration is anticipated. The area available for shellfish aquaculture within Baynes Sound is fully subscribed, and as a result new tenures for new companies are not available through the Canadian Provincial application and review process. The shellfish companies within the Sound are also well established and sales of tenures are quite rare, making the assessment of the market value for the Island Scallops tenures difficult. Historical sales and government auction of tenures have received as much as $300,000 (CDN) for a small beach tenure (less than 4 acres) and $65,000 CDN) for a small deepwater tenure without infrastructure. The few tenures on the market over the previous 24 months suggest that the current market value is approximately $10,000 to $25,000 (CDN) per acre. Based on listings of tenures on the coast of British Columbia, discussions with local shellfish growers and individuals from the BC Assets and Land Corporation, and an independent appraisal (commissioned by Island Scallops) that recently estimated the value of our roughly 1018 acres of tenures, the value is estimated to be approximately $8,600,000. If the proposed expansion of two of our tenures is approved, the estimated market value of our overall tenures would increase to roughly $10,600,000. The estimated market value is based on the size, location and whether they are beach or deepwater in nature. However, given the variable nature of the shellfish tenures market, the actual value that we receive from the sale of a tenure or a partial tenure could vary significantly from these estimated values.

Although we cannot determine the exact amount we would ultimately receive from the sale of our tenure(s), based upon the information stated above we expect to receive more than the carrying cost ($3,770) from such sale. Accordingly, the carrying cost of our tenures is not indicative of their actual value. This analysis indicates our cash generating capabilities after considering investments in capital assets necessary to maintain and enhance existing operations.

COMPARISON OF RESULTS FOR THE FISCAL YEAR ENDED AUGUST 31, 2007, TO THE FISCAL YEAR ENDED AUGUST 31, 2006.

Revenues. Revenues for the fiscal year ended August 31, 2007, were approximately $657,000. We had revenues of approximately $528,000 for the fiscal year ended August 31, 2006. This is an increase of approximately $129,000 or 24%. The increase in our revenue was mainly the result of an increase in the sales of our own scallops. In fact, sales of our own scallops increased by more than 281%. Previously, our increase in sales was the result of an increase in oyster and scallop seed sales and increased joint venture sales. As was the case in 2006, management continued its emphasis on the development and production of larger scallop crops. Management believes that our emphasis on expansion of future crops will yield a significant increase in revenues starting in 2008 and beyond.

Gross profit (loss). Gross loss for the year ended August 31, 2007, was approximately $379,000, a increase of approximately $331,000 as compared to gross loss of roughly $48,000, for the year ended August 31, 2006. The increase in the amount of gross loss for 2007 (as compared to 2006) was mainly attributable to management's continued focus on the expansion and development of larger scallop crops and larger scallop yields for future years. Part of this increase was attributable to extreme circumstances related to costs associated with handling problems with our 2004 ear-hang scallop class. We do not expect these problems to continue in future years. Our cost of sales also increased due to higher processing plant and trucking costs as we began to establish a larger sales effort. In the future, we expect our sales to increase more rapidly that these costs and margins to quickly improve. We continued to focus resources on maintaining, developing and tending to our scallop crops and believe that we have already seen the initial benefits in increased sales of our own scallops and that we will continue to see additional benefits from our efforts in developing larger crops in the first quarter of 2008 and beyond.

General and administrative. General and administrative expenses for the fiscal year ended August 31, 2007, were approximately $1,222,000. Our general and administrative expenses were approximately $512,000 for the fiscal year ended August 31, 2006. This is an increase of approximately $710,000 or 109%. Our increase in general and administrative expenses for the year ended August 31, 2007 was attributable to costs associated with establishing, building, and supporting our infrastructure and included various consulting costs, legal and accounting fees compensation paid as result of our recent financing, overhead, realized stock compensation, stock option expenses and salaries. We anticipate that these costs may continue to slightly rise as we continue to expand our operations. However, we believe that we now have the necessary general and administrative staff in place to maintain our expansion into scallop crops of 30 million and beyond.

Stock compensation expense. During the year ended August 31, 2007, we had stock compensation expense of approximately $62,000. The expense was for outside seafood sale and distribution consultants who we hired to help develop new sales and marketing programs. During the year ended August 31, 2006, we had stock compensation expense of approximately $183,000. The expense was for two consulting groups who would provide services to us. As such, we incurred a stock compensation expense of approximately $183,000 for year ended August 31, 2006.

Other income (expense), net. Interest expense for the year ended August 31, 2007 was approximately $16,000. Interest expense for the year ending August 31, 2006 was approximately $696,000. The decrease in interest expense was mainly due to the repayment of a large short term note in the late 2006. Other income for the year ended August 31, 2007 was approximately $167,000 as opposed to other income of approximately $45,000 for the year ending August 31, 2006. The increase in other income was mainly the result of a one time gain of approximately $122,000 related to the forgiveness of a third-party debt in 2007. For the year ended August 31, 2007, we recognized a one-time gain of approximately $5,827,000 which was related to the change in fair value of warrants issued to 10 institutional and accredited investors in conjunction with preferred stock. We recognized a loss of approximately $2,666,000 which was related to the change in the fair value of warrants issued to 10 institutional and accredited investors in conjunction with preferred stock financings on April 12, May 30, June 30 and July 11 and the market price of the common stock underlying such warrants at August 31, 2006.


As a result, other income for the year ended August 31, 2007 was approximately $5,978,000 as compared to other expense of approximately $3,316,000 for the year ended August 31, 2006. This increase was primarily attributed to loss associated with the change in fair value of the recently issued warrants and interest expense related to the extension of a former bridge financing loan. This increase was primarily attributed to gain associated with the reclassification of certain liabilities associated with warrants issued to investors in our Series A and B Preferred Stock financings and the resultant change in fair value of the warrants following the reclassification (See Foot Note 12 to our Financial Statements "Reclassification of Warrant Liabilities Associated with Series A and Series B Preferred Financings.").

Net profit (loss). As a result of the above, the net income for the year ended August 31, 2007, was approximately $3,538,000 as compared to a net loss of approximately $4,235,000 for the year ended August 31, 2006.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment in us. All of these risks may impair our business operations. If any of the following risks actually occurs our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO AQUACULTURE

We are subject to a number of biological and environmental risks.

Our business would be adversely affected if our scallop crop is infected by Perkinsus Quagwadi. Perkinsus affects a variety of scallops. In 1992, mortality due to Perkinsus infection was large and mortality was high, but Island Scallops was able to overcome this disease by breeding the remaining stock. Eight years of successfully breeding hardy individuals resulted in the remaining populations of scallops being Perkinsus-free. Although there is a chance that other diseases may occur, the Island Scallops hybrid scallop has proven resistant to Perkinsus disease for the last ten years.


          Paralytic Shellfish Poisoning (PSP or Red Tide) could limit the amount of scallops available for sale.

         Paralytic Shellfish Poisoning (PSP or red tide) is another concern when farming scallops. The adductor muscle can be processed for sale to the traditional scallop meat market even when there is a PSP closure. On the other hand, the live animal market is stopped by PSP toxicity. Sewage Contamination (faecal coliform) is also monitored by the Canadian Food Inspection Agency
(CFIA) to avoid this problem. These types of contaminants do not threaten the crop, it only causes a temporary displacement to the marketing of the product. Island Scallops' aquaculture is not without total risk; however, the development program over the last decade has reduced the risk of disease and increased the historical grow-out survival rate to 95% over the past six years. Despite these advances, however, an outbreak of PSP, even if it did not affect Island
Scallops' stock, could have a depressive effect on the shellfish market in general, which could then adversely affect our business.

Aquaculture and scallop farming is subject to a variety of general disease risks.

Bacteria are almost always associated with mortalities in the larval stages of growth. Control of disease outbreaks in the hatchery consists of regular inspection, growth rates, color and larvae is checked for proper shape. Proper hygiene practices within the hatchery minimize problems with Bacteria. In general, scallops are harder to handle and transport and care needs to be taken when moving them. Scallops can develop a stress related disease that can be avoided by proper handling conditions such as temperature, moisture rates and time before getting back in the water (maximum time being 24 hours).

Boring sponges and worms can adversely impact our scallop yield.

Boring sponges and worms are organisms that make holes in the scallop's shell, weakening it and requiring the scallop to make repairs. Secreting additional layers of shell material to mend these holes directs energy away from growth and maintenance of the scallop. In cases of severe infestation, the adductor muscle may be reduced in weight by up to 50%, and the meat may be discolored.

Our business would be adversely affected if our scallop crop is infected by flatworm.

Flatworms can be devastating, destroying all seed within 2 weeks. Island Scallops has managed to minimize this problem and keep mortalities down by keeping the seeds in the pond a little longer so it becomes larger, making the time spent in the first net culture less. We then move the seeds to a larger mesh net culture, which causes the flatworms to fall off and no longer pose a problem. This husbandry technique alleviates the problem to a large degree.

Scallops raised in the open ocean are subject to a variety of predators that could adversely impact crop yield.

Starfish are a major predator of scallops, particularly in bottom culture. If the hanging techniques are far enough from the bottom, even during extreme low tides, then this does is not problematic. Since starfish and crabs have a free-swimming larval stage as part of their life cycle, it is possible that these larvae can settle within the "grow-out" nets and settle there and prey on these scallops. However, with proper husbandry techniques these effects can be minimized.

Our business would be adversely affected if a majority of our scallop crop experiences fouling.

Fouling is caused by settlement and growth of several organisms such as macroalgae, bryozoans, barnacles and mussels on the nets. Heavy fouling of culture nets and scallops impedes growth of the scallops. Since most fouling occurs in shallower waters, hanging scallops at deeper depths can reduce fouling. If culture systems are managed properly, fouling is not a problem.

Aquaculture can be subject to a variety of growing conditions that can adversely affect product growth and development.

Certain growing conditions and sea conditions can affect the quality and quantity of scallops produced, decreasing the supply of our products and negatively impacting profitability. Extreme wave actions tend to make scallops seasick. In cases of extreme seasickness, scallops stop feeding and growth is reduced. This may create mortality by weakening the scallops and making them susceptible to other problems and diseases. Currently, the water leases owned by Island Scallops are located in areas where this will prove to be less problematic. Additionally, if other environmental conditions are unfavorable, growing conditions in the ocean can greatly inhibit scallop growth. Generally this risk is mitigated by year-to-year variations in growing conditions. However, we cannot guarantee that we will not be negatively affected, at least in the short term, if we experience poor growing conditions.

Increased mortality rates would adversely impact our business.

In general, increased mortality rates in juveniles are due to improper feeding and hatchery husbandry. Once scallops are introduced to the ocean, increased mortality rates are caused by the above factors as well as fluctuations in salinity and currents. Given the location of Island Scallops' current farming areas, the salinity and currents should not be problematic. Mortality rates can also increase due to overcrowding problems. In cases of extreme overcrowding scallops actually bite each other and their shells become damaged.

If we are unable to expand our tenures, our projected production may be delayed.

To increase our production capacity, we must expand our tenures. However, expanding tenures requires government approval, which can be a timely and costly process. Two of our tenures, Hindoo Creek and Deep Bay, have been approved for expansion. Our Denman tenure must be re-zoned before expansion thereof will be approved and our Bowser bottom lease Management Plan must be reconfigured before expansion of that area is approved. Although we are confident that such approval will be granted after issues raised by local residents and fisherman, such as the use of surface floats for our longlines have been addressed, there is no guarantee that it will be granted. In the future, we will seek expansion of our other tenures, which also may not be granted. If we do not receive expansion approval for our Denman tenure and Bowser bottom lease, it will delay our proposed expansion.

BUSINESS RISKS

We will require additional capital to fund our current business plan.

Our success is dependent on future financings. The aquaculture or marine farming industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire farms and to improve or expand current production. Further, the farming of marine life and acquisition of additional farms may require substantial amounts of working capital. We project the need for significant capital spending and increased working capital requirements over the next several years. There can be no assurance that we will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on our business and operations.

We are dependent on certain key existing and future personnel.

Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees such as Mr. Saunders, Mr. Bruce Evans and Ms. Patti Greenham. The loss of the services of one or more of these or other key employees could have a material adverse effect on our operations. We currently maintain key man life insurance on Mr. Saunders for a value of $1,000,000. We also have an employment agreement with Mr. Saunders. We do not maintain key man insurance for, nor do we currently have employment agreements with, any of our other key employees. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in the marine aquaculture industry. We cannot assure that we will be able to successfully attract and retain key personnel.

The fact that our directors and officers own approximately 43% of our capital stock and 60% of our voting capital stock may decrease your influence on shareholder decisions.

Our executive officers and directors, in the aggregate, beneficially own approximately 43% of our capital stock and 60% of our voting capital stock. As a result, our officers and directors, will have the ability to influence our management and affairs and the outcome of matters submitted to shareholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.

Our acquisitions and potential future acquisitions involve a number of risks.

Our potential future acquisitions involve risks associated with assimilating these operations into our company; integrating, retaining and motivating key personnel; integrating and managing geographically-dispersed operations integrating the technology and infrastructures of disparate entities; and risks inherent in the husbandry and farming of marine species.

We may have difficulty competing with larger and better-financed companies in our sector.

In general, the aquaculture industry is intensely competitive and highly fragmented. Many of our competitors have greater financial, technical, marketing and public relations resources than we presently have. Our sales may be harmed to the extent we are not able to compete successfully against such seafood producers.

Contamination of our seafood would harm our business.

Because our products are designed for human consumption, our business is subject to certain hazards and liabilities related to food products, such as contamination. A discovery of contamination in any of our products, through tampering or otherwise, could result in a recall of our products. Any such recall would significantly damage our reputation for product quality, which we believe is one of our principal competitive assets, and could seriously harm our business and sales. Although we maintain insurance to protect against such risks, we may not be able to maintain such insurance on acceptable terms and such insurance may not be adequate to cover any resulting liability.

We may experience barriers to conducting business due to potential government regulations.

There are no hatchery/producer competitors in the scallop farming business in British Columbia. The United States will not allow the farming of the species farmed in their waters, without undergoing an extensive environmental review which may prove costly and difficult. If these reviews are successful and US approval obtained, then this species could be cultured in US waters. which may provide increased competition for our products in the US..

Our business may be adversely affected by price volatility.

If market prices for Island Scallops' products decrease, we will incur a loss of profits. However, our operational costs will increase because we will have to produce the same quantity to meet the current demand, which will decrease profit margin. This form of price volatility would be detrimental for our business.

Foreign exchange rates risks, political stability risk, and/or the imposition of adverse trade regulations could harm our business.

We conduct some of our business in foreign currencies. Our profitability depends in part on revenues received in United States dollars as a result of sales into the United States. A decline in the value of the United States dollar against the Canadian dollar would adversely affect earnings from sales in the United States. As part of our plans to acquire other businesses we may expand our operations to other countries, operate those businesses in foreign currencies, and export goods from those countries. Thus far, we have not engaged in any financial hedging activities to offset the risk of exchange rate fluctuations. We may in the future, on an as-needed basis, engage in limited financial hedging activities to offset the risk of exchange rate fluctuations. There is a risk that a shift in certain foreign exchange rates or the imposition of unforeseen and adverse political instability and/or trade regulations could adversely impact the costs of these items and the liquidity of our assets, and have an adverse impact on our operating results. In addition, the imposition of unforeseen and adverse trade regulations could have an adverse effect on our exported seafood operations. We expect the volume of international transactions to increase, which may increase our exposure to future exchange rate fluctuations.

Our common stock may be considered a "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.


Our Auditors have given the Company a "Going Concern" opinion, raising substantial doubt about our ability to continuing to fund our operations.

We have suffered operating losses since inception in our efforts to establish and execute our business strategy. As of August 31, 2007, we had a cash balance of approximately $1,657,000. Although management believes that we have adequate funds to maintain our business operations into the next fiscal year and/or until we become cash flow positive, we continued to suffer operational losses in our 2007 fiscal year. Until our operations are able to demonstrate and maintain positive cash flows, we may require additional working capital to fund our ongoing operations and execute our business strategy of expanding our operations. Based on these factors, there is substantial doubt about our ability to continue as a going concern.

ITEM 7.      FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Edgewater Foods International, Inc.
Qualicum Beach, British Columbia, Canada

We have audited the accompanying consolidated balance sheet of Edgewater Foods International, Inc. (the "Company") as of August 31, 2007, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Edgewater Foods International, Inc. as of August 31, 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 19 to the consolidated financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ LBB & Associates Ltd., LLP
------------------------------
LBB & Associates Ltd., LLP

Houston, Texas
October 28, 2007

                          EDGEWATER FOODS INTERNATIONAL, INC.
                               CONSOLIDATED BALANCE SHEET
                                    AUGUST 31, 2007


                                                                        2007
                                                                   ------------
ASSETS

Current assets:
       Cash                                                        $  1,656,868

       Accounts receivable, net                                          73,423
       Inventory                                                      1,827,513

       Other current assets                                              61,242
                                                                   ------------

         Total current assets                                         3,619,046

Property, plant and equipment, net                                    2,963,234

Loans receivable, related party                                          82,260

Investments in other assets                                               3,770
                                                                   ------------

       Total assets                                                $  6,668,310
                                                                   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Short term debt                                             $    110,800

       Current portion of long term debt                                462,306

       Accounts payable and accrued liabilities                         721,292
                                                                   ------------

       Total current liabilities                                      1,294,398

Long term debt, net current portion                                     526,299
                                                                   ------------


       Total liabilities                                              1,820,697
                                                                   ------------

Stockholders' Equity

       Series A Preferred  stock,  par $0.001, 10,000,000                 7,774
         authorized, 7,773,998 issued and outstanding

       Series B Preferred  stock, par $0.001, 100                          --
         authorized, 207 issued and outstanding

       Common stock, par $0.0001, 100,000,000 authorized,                 2,371
         23,712,700 issued and outstanding
       Additional paid in capital                                    22,471,315
       Accumulated deficit                                          (17,528,303)
       Accumulated other comprehensive income (loss) -                 (105,544)
        foreign exchange adjustment
                                                                   ------------

       Total stockholders' equity                                     4,847,613
                                                                   ------------

       Total liabilities and stockholders' equity                  $  6,668,310
                                                                   ============


See accompanying summary of accounting policies and notes to financial statements

                       EDGEWATER FOODS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      YEARS ENDED AUGUST 31, 2007 and 2006

                                                       2007             2006
                                                  ------------     ------------


Revenue                                           $    657,065     $    527,623
Cost of goods sold                                   1,036,313          576,069
                                                  ------------     ------------

Gross profit (loss)                                   (379,248)         (48,446)
                                                  ------------     ------------

Expenses:
      General and administrative expenses            1,222,184          512,370
      Salaries and benefits                            319,008          323,186
                                                  ------------     ------------


Total operating expenses                            (1,541,192)        (835,556)
                                                  ------------     ------------

Loss from operations                                (1,920,440)        (884,002)
                                                  ------------     ------------

Other income (expense):
      Interest (expense), net                          (15,876)        (695,889)
      Change in fair value of warrants               5,826,631       (2,665,571)
      Other income (expense)                           167,144           45,185
                                                  ------------     ------------

       Total other income (expense), net             5,977,899       (3,316,275)
                                                  ------------     ------------

Net income (loss)                                    4,057,458       (4,200,277)
                                                  ============     ============

Dividend on preferred stock                           (518,900)         (34,709)
                                                  ------------     ------------

Net income (loss) applicable to
      common shareholders                            3,538,558       (4,234,986)

Foreign currency translation                           150,776          (85,917)
                                                  ------------     ------------

Accumulated other comprehensive
      income (loss)                               $  3,689,334     $ (4,320,903)
                                                  ============     ============

Net income (loss) per Share
      Basic                                       $       0.16     $      (0.20)
      Diluted                                     $       0.11     $      (0.20)

Weighted average shares outstanding
      Basic                                         22,228,633       20,969,400
      Diluted                                       32,273,888       20,969,400

See accompanying summary of accounting policies and notes to financial statements



                          EDGEWATER FOODS INTERNATIONAL
                     CONSOLIDATED STATEMENT OF STOCKHOLDERS'
                    EQUITY FOR THE YEAR ENDED AUGUST 31, 2007



                                                                      Preferred Stock
                                                         Series A                   Series B                   Common Stock
                                               ---------------------------------------------------------------------------------
                                                    Number        Value         Number         Value       Number           Value
                                               -----------    -----------    -----------   -----------   -----------    -----------

Balance at August 31, 2005                            --             --             --            --      20,585,400          2,059

Comprehensive loss

  Net income (loss)

  Foreign

Total comprehensive loss



Common stock cancelled                                --             --             --            --        (150,000)           (15)


Common stock issued for services                      --             --             --            --         525,000             52


Common stock issued for dividends                     --             --             --            --          22,860              2

Preferred Series A Stock issued in
connection with financing                        7,887,999          7,888           --            --            --             --



Value Assigned to Warrants                            --             --             --            --            --             --

                                               -----------    -----------    -----------   -----------   -----------    -----------

Balance at August 31, 2006                       7,887,999          7,888           --            --      20,983,260         2,098
                                               ===========    ===========    ===========   ===========   ===========    ===========

Comprehensive loss

  Net income (loss)

  Foreign

Total comprehensive loss



Conversion of Series A Preferred Stock            (302,801)          (303)          --            --         302,801             30


Common stock issued for dividends                     --             --             --            --         309,839             31


Preferred Series B Stock issued in
connectionwith financing                              --             --              207          --            --             --



Value Assigned to Series B Warrants                   --             --             --            --            --             --

Issue of Common and Series A preferred
Stock for warrants, net of expense                 188,800            189           --            --       2,076,800            208


Stock Option expense                                  --             --             --            --            --             --


Series A Warrants reclassification                    --             --             --            --            --             --


Series B Warrants reclassification                    --             --             --            --            --             --


 Common Stock issues for Services                     --             --             --            --          40,000              4

                                               -----------    -----------    -----------   -----------   -----------    -----------

 Balance at August 31, 2007                      7,773,998          7,774            207          --      23,712,700          2,371
                                               ===========    ===========    ===========   ===========   ===========    ===========





                                                                 Other
                                                              Comprehensive
                                                 Additional      Income -
                                                  Paid in     Foreign Exchange Accumulated
                                                  Capital      Adjustment       Deficit          Total
                                                 -----------    -----------    -----------    -----------

Balance at August 31, 2005                         3,151,800       (170,403)    (4,341,406)    (1,357,950)

Comprehensive loss

  Net income (loss)                                                             (4,200,277)    (4,200,277)

  Foreign                                                           (85,917)                      (85,917)
                                                                                              -----------
Total comprehensive loss
                                                                                               (4,286,194)


Common stock cancelled                                    15           --             --             --


Common stock issued for services                     702,448           --             --          702,500


Common stock issued for dividends                     34,707           --         (34,709)          --

Preferred Series A Stock issued in
connection with financing                          5,132,136           --             --        5,140,024


Value Assigned to Warrants                        (9,021,106)          --      (10,472,774)   (19,493,880)
                                                 -----------    -----------    -----------    -----------

Balance at August 31, 2006                               --        (256,320)   (19,049,166)   (19,295,500)
                                                 ===========    ===========    ===========    ===========

Comprehensive loss

  Net income (loss)                                                              4,057,458      4,057,458

  Foreign                                                                          150,776        150,776
                                                                                              -----------
Total comprehensive loss
                                                                                                4,208,234


Conversion of Series A Preferred Stock                   273           --             --             --


Common stock issued for dividends                    518,869           --         (518,900)          --


Preferred Series B Stock issued in
connectionwith financing                           1,864,502           --             --        1,864,502



Value Assigned to Series B Warrants               (2,099,044)          --       (2,017,695)    (4,116,739)

Issue of Common and Series A preferred
Stock for warrants, net of expense                 1,189,042           --        1,189,439


Stock Option expense                                 486,118           --             --          486,118


Series A Warrants reclassification                17,364,812           --             --       17,364,812


Series B Warrants reclassification                 3,084,747           --             --        3,084,747


 Common Stock issues for Services                     61,996           --             --           62,000

                                                 -----------    -----------    -----------    -----------

 Balance at August 31, 2007                       22,471,315       (105,544)   (17,528,303)     4,847,613
                                                 ===========    ===========    ===========    ===========




See accompanying summary of accounting policies and notes to financial statements



                       EDGEWATER FOODS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEARS ENDED AUGUST 31, 2007 and 2006

                                                                 2007            2006
                                                            ------------    ------------

Cash flows from operating activities:

     Net income (loss)                                      $  4,057,458    $ (4,200,277)

     Adjustments  to reconcile  net income  (loss) to net
     cash used in operating activities:
       Depreciation and amortization                             351,092         123,008
       Changes in fair value of warrants                      (5,826,630)      2,665,570
       Stock option expense                                      486,118            --
       Common stock issued for services                           62,000         702,500
       Gain on forgiveness of debt                              (158,728)           --

Changes in current assets and liabilities:
       Accounts receivable                                       (34,573)        (38,850)
       Prepaid expenses                                          (16,661)        (16,061)
       Other current assets                                         --            (2,628)
       Loan receivable                                           (59,245)           --
       Inventory                                                (575,462)       (711,925)
       Accounts payable                                           33,198         197,681
       Bank overdrafts                                              --           (38,538)
                                                            ------------    ------------

Net cash used in operating activities                         (1,681,433)     (1,319,520)
                                                            ------------    ------------

Cash flows from investing activities:

     Purchase of property, plant and equipment                (1,408,247)       (784,291)
                                                            ------------    ------------

Net cash used in investing activities                         (1,408,247)       (784,291)
                                                            ------------    ------------

Cash flows from financing activities:


     Net proceeds from line of credit                               --           (64,675)
     Proceeds from short term debt                                 4,175         862,451
     Payment of short term debt                                 (199,384)     (1,609,901)
     Proceeds from long term debt                                237,486          62,112
     Payment of long term debt                                  (259,688)       (382,456)
     Common stock issued for cash                              1,083,239            --
     Preferred stock issued for cash                           1,970,702       5,140,024
                                                            ------------    ------------

Net cash provided by financing activities                      2,836,530       4,007,555
                                                            ------------    ------------


Foreign currency translation effect                               93,276         (87,562)
                                                            ------------    ------------

Net increase (decrease) in cash                                 (159,874)      1,816,182



                                      F-5



Cash, beginning of period                                      1,816,742             560
                                                            ------------    ------------

Cash, end of period                                         $  1,656,868    $  1,816,742
                                                            ============    ============

Supplemental disclosure of cash flow information

Net cash paid during year ended
Interest                                                    $     31,533    $    160,269
                                                            ============    ============
Income taxes                                                $       --      $       --
                                                            ============    ============

Supplemental disclosure of non-cash flow information


Issuance of stock for dividends                             $    518,900    $       --
                                                            ============    ============

Warrant liability incurred in connection with financing     $  4,116,739    $       --
                                                            ============    ============

Reclassification of warrant liability to equity             $(20,449,559)   $       --
                                                            ============    ============


See accompanying summary of accounting policies and notes to financial statements

                      EDGEWATER FOODS INTERNATIONAL , INC.

                   NOTES TO CONSOLIDATED Financial Statements

NOTE 1.  BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS

Edgewater Foods International Inc., a Nevada Corporation, is the parent company of Island Scallops Ltd., a Vancouver Island aquaculture company. Island Scallops was established in 1989 and for over 15 years has successfully operated a scallop farming and marine hatchery business. Island Scallops is dedicated to the farming, processing and marketing of high quality, high value marine species: scallops and sablefish.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated.

Cash and equivalents

Cash and equivalents include cash, bank indebtedness, and highly liquid short term market investments with terms to maturity of three months or less. We consider all highly liquid investments with original maturities of 90 days or less to be cash equivalents. We maintain our cash balances primarily in on financial institution, which exceeded federally insured limits by $1,561,136 at August 31, 2007. We have not experienced any losses, in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable

Accounts receivable is presented net of allowance for doubtful accounts. The allowance for doubtful accounts reflects estimates of probable losses in accounts receivable. The allowance is determined based on balances outstanding for over 90 days at the period end date, historical experience and other current information.

Loans receivable

Loans receivable is presented net of an allowance for loan losses, as necessary. The loans are written off when collectibility becomes uncertain.

Inventory

We maintain inventories of raw materials for its aquaculture products, of biomass (inventory of live aquaculture product being actively cultivated), and of finished goods (aquaculture product ready for sale).

Inventories are reported at the lesser of cost or estimated net realizable value. Biomass and finished goods includes direct and reasonably attributable indirect production costs related to hatchery, cultivation, harvesting, and processing activities. Carrying costs per unit are determined on a weighted average basis.

At August 31, 2007, inventory consisted of the following:

Biomass (Scallops):                         $1,827,513

Reclassification

Certain amounts in the 2006 financial statements have been reclassified to conform to the 2007 financial statement presentation.

Long term investments

Long term investments are recorded at cost. We review our investments periodically to assess whether there is an "other than temporary" decline in the carrying value of the investment. We consider whether there is an absence of an ability to recover the carrying value of the investment by reference to projected undiscounted future cash flows for the investment. If the projected undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired. The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset.

Property, plant, and equipment

Property and equipment are carried at cost, less accumulated depreciation. Depreciation is included with general and administrative expenses in the accompanying statement of operations and calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                                        Years
                                                  ------------------
Headend Facility and Fiber Infrastructure                20
Manufacturing Equipment                                  3-7
Furniture and Fixtures                                   2-7
Office Equipment                                          5
Leasehold Improvements                              Life of lease
Property and Equipment                                    5
Vehicles                                                  5

Expenditures for maintenance and repairs are charged against income as incurred whereas major improvements are capitalized.

Change in Depreciation Method

Effective  September  1,  2006,  as  a  result  of  management's  evaluation  of long-lived depreciable assets, we adopted the straight-line method of depreciation for all property, plant and equipment. Under the new provisions of SFAS No. 154 "Accounting Changes and Error Corrections, a replacement of APB
Opinion No. 20 and FASB Statement No. 3," which becomes effective as of September 1, 2006, a change in depreciation method is treated as a change in estimate. The effect of the change in depreciation method will be reflected on a prospective basis beginning September 1, 2006, and prior period results will not be restated. As the results of management's evaluation indicated the current estimated useful lives of our assets were appropriate, the depreciable lives of property, plant and equipment will not be changed. We believe that the change from the declining balance depreciation method to the straight-line method will better reflect the pattern of consumption of the future benefits to be derived from those assets being depreciated and will provide a better matching of costs and revenues over the assets' estimated useful lives.

Impairment of long-lived assets

We monitor the recoverability of long-lived assets, including property, plant and equipment and intangible assets, based upon estimates using factors such as expected future asset utilization, business climate, and undiscounted cash flows resulting from the use of the related assets or to be realized on sale. Our policy is to write down assets to the estimated net recoverable amount, in the period in which it is determined likely that the carrying amount of the asset will not be recoverable. At August 31, 2007 no indication of impairment was present.

Government assistance

Government assistance we receive, such as grants, subsidies, and tax credits, is recorded as a recovery of the appropriate related expenditure in the period that the assistance is received.

We have received government assistance in the form of loans, for which repayment may not be required if we fail to meet sufficient future revenue levels to repay these loans based on a percentage of gross sales for certain products over a defined period of time. Such assistance, if received, is initially recorded as a liability, until such time as all conditions for forgiveness are met, and is then recognized as other income in that period.

Farm license costs

We must pay annual license costs in respect to government-granted tenures that it holds, which gives us the right to use certain offshore ocean waters for the purpose of aquaculture farming. Such license costs are recognized as an expense when incurred.

Research and development costs

Development costs include costs of materials, wages, and reasonably attributable indirect costs incurred by us which are directly attributable to the development of hatchery techniques for sablefish and shellfish. These costs are expensed when incurred.

Research costs are expensed when incurred.

Income taxes

We calculate our provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes) ("SFAS 109"), which requires an asset and liability approach to financial accounting for income taxes. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities attributable to the future tax consequences of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of enacted changes in tax laws or tax rates. Deferred income tax assets are recorded in the financial statements if realization is considered more likely than not.

Revenue recognition

We recognize revenue when it is realized or realizable, and earned. We consider revenue realized or realizable and earned when it has persuasive evidence of a contract, the product has been delivered or the services have been provided to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

Our revenue is derived principally from the sale of scallops we produce or purchase from third parties, and from the sale of seed and farm supplies to other aquaculture farms.

Cost of goods

Cost of goods sold consists primarily of farming, harvesting and processing costs associated with the growth, transfer and sales preparation of our products (principally scallops). These costs consist primarily of salaries and benefits and allocated overhead costs for consulting and support personnel engaged in the farming, harvesting and processing of our products. All costs are recognized at time of delivery. Financial instruments

The carrying amount of our financial instruments, which includes cash, accounts receivable, loans receivable, bank indebtedness, accounts payable and accrued liabilities, short term debt, shareholder debt, and long term debt, approximate fair value. It is management's opinion that we are not exposed to significant interest, currency or credit risk arising from these financial instruments unless otherwise noted.

Derivative Financial Instruments

In connection with the sale of debt or equity instruments, we may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as embedded derivative features, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

We account for all derivatives financial instruments in accordance with SFAS No.
133. Derivative financial instruments are recorded as liabilities in the consolidated balance sheet, measured at fair value. When available, quoted market prices are used in determining fair value. However, if quoted market prices are not available, we estimate fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated embedded derivative features that are accounted for as derivative instrument liabilities, we estimate fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. The valuation techniques require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

Derivative financial instruments that are not designated as hedges or that do not meet the criteria for hedge accounting under SFAS No. 133 are recorded at fair value, with gains or losses reported currently in earnings. All derivative financial instruments we held as of August 31, 2007, were not designated as hedges.

Foreign exchange

The functional currency of our foreign subsidiary is the local foreign currency (Canadian dollars). All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities. Such estimates include providing for amortization of property, plant, and equipment, and valuation of inventory. Actual results could differ from these estimates.

Concentration of risk

We operate in the regulated aquaculture industry. Material changes in this industry or the applicable regulations could have a significant impact on our business.

The quality and quantity of the aquaculture products we cultivate, harvest and process could be impacted by biological and environmental risks such as contamination, parasites, predators, disease and pollution. These factors could severely restrict our ability to successfully market our products.

During the year ended August 31, 2007, four customers, Sea World Fisheries, TriStar Seafood Supply Ltd., Port Hardy Seafood Ltd. and Lobsterman, individually accounted for 17%, 13%, 12% and 12% or our revenues respectively, and we therefore are materially dependent upon such customers. Our ongoing operations are dependent on continued business from these customers.

Location risk

Most, if not all, of our aquaculture are concentrated in one growing region off the coast of Vancouver Island, British Columbia. As such, if there were a major environmental disaster, our ongoing operations could be materially impacted.

Stock-based compensation

We account for stock-based employee compensation arrangements using the fair value method in accordance with the provisions of the FASB issued Statement of Financial Accounting Standards No, 123 (revised 2004) (Share-Based Payment) ("SFAS 123R"). SFAS 123R is a revision of SFAS 123 (Accounting for Stock-Based Compensation), and supersedes Accounting Principles Beard ("APB") Opinion No. 25 (Accounting for Stock Issued to Employees). SFAS 123R requires that the fair value of employees awards issued, modified, repurchased or cancelled after implementation, under share-based payment arrangements, be measured as of the date the award is issued, modified, repurchased or cancelled. The resulting cost is then recognized in the statement of earnings over the service period.

We periodically issue common stock for acquisitions and services rendered. Common stock issued is valued at the estimated fair market value, as determined by our management and board of directors. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the various weighted average assumptions, including dividend yield, expected volatility, average risk-free interest rate and expected lives

Basic and diluted net loss per share

Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock (using the treasury stock method for stock options and using the if-converted method for convertible notes), if dilutive.

The following is a reconciliation of the numerators and denominators of the basic and diluted net income per share computations (in thousands, except per share data):



                                                         Year ending August 31,
                                                                  2007
Numerator:
  Net income                                                      $  3,358,558

Denominator:                                                                --
  Denominator for basic net income per share:                       22,228,633

  Weighted average dilutive potential common shares

  Series A Preferred Stock                                           7,752,699
  Series B Preferred Stock                                           1,114,574
  Options and warrants                                               1,177,982
                                                                    ----------
  Denominator for diluted net income per share                      32,273,888
                                                                    ==========

  Basic net income per share                                             $0.16

  Diluted net income per share                                           $0.11

The computation of diluted net income per share for the fiscal year ended August 31, 2007, excludes the impact of options to purchase 2.86 million shares of common stock and warrants to purchase 24.04 shares of common stock, respectively, as such an impact would be anti-dilutive. The treasury stock effect of options and warrants to purchase shares of common stock outstanding at August 31, 2006 has not been included in the calculation of the net loss per share as such effect would have been anti-dilutive. As a result of these items, the basic and diluted loss per share for the year ending August 31, 2006 are presented are identical.

 Recent accounting pronouncements

During September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 ("SAB 108"), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statement. This SAB provides guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. This interpretation is effective for the first fiscal year ending after November 15, 2006. We do not expect the adoption of this interpretation to have an impact on our financial position or results of operations.

In December 2006, the FASB issued FASB Staff Position EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP EITF 00-19-2"). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. A registration payment arrangement is defined in FSP EITF 00-19-2 as an arrangement with both of the following characteristics: (1) the arrangement specifies that the issuer will endeavor (a) to file a registration statement for the resale of specified financial instruments and/or for the resale of equity shares that are issuable upon exercise or conversion of specified financial instruments and for that registration statement to be declared effective by the US SEC within a specified grace period, and/or (b) to maintain the effectiveness of the registration statement for a specified period of time (or in perpetuity); and (2) the arrangement requires the issuer to transfer consideration to the counterparty if the registration statement for the resale of the financial instrument or instruments subject to the arrangement is not declared effective or if effectiveness of the registration statement is not maintained. FSP EITF 00-19-2 is effective for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. We do not expect the adoption of FSP EITF 00-19-2 to have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on September 1, 2008. We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.

Management has evaluated other recent accounting pronouncements and do not believe that the adoption of these would have a material impact on our consolidated financial statements.

NOTE 3.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at August 31, 2007 consisted of the following:



                                            Accumulated      Net Book
                                Cost        Amortization     Value
                            -----------------------------------------

Land                        $   237,534    $      --      $   237,534
Buildings                       953,896       (256,913)       696,983
Seawater piping and tanks       630,877       (308,509)       322,368

Boats and barge                 398,551       (151,355)       247,196
Field equipment               2,425,922     (1,012,682)     1,413,240
Office equipment                 19,556        (14,044)         5,512
Vehicles                         66,466        (39,778)        26,688
Computer equipment               28,021        (14,308)        13,713
                            -----------    -----------    -----------
                            $ 4,760,823    $(1,797,589)   $ 2,963,234
                            ===========    ===========    ===========


Depreciation expense for the years ended August 31, 2007 and 2006 was approximately $351,000 and 123,000, respectively.

NOTE 4.  RELATED PARTY TRANSACTIONS

We have eight secured notes receivable from RKS Laboratories, Inc., a Vancouver research and development company that is working towards developing superior strains of scallops with beneficial traits such as higher meat yield and rapid growth. (Robert Saunders, our President and CEO, owns 100% of RKS.) The first seven non-interest bearing notes in the combined amount of $73,701 are secured by all assets of RKS were originally due on or before various dates between June 15, 2007 and May 31, 2008, but were recently extended to August 31, 2008. The eighth non-interest bearing note in the amount of $8,559 is also secured by all assets of RKS is due on or before August 31, 2008. These amounts are included in assets as loans receivable.

NOTE 5.  INVESTMENTS IN TENURES

We carry our Investment in Tenures at $3,770 at August 31, 2007. This amount represents the carrying costs of certain shellfish tenures acquired by Island Scallops' subsidiary, 377332 B.C. Ltd. Shellfish tenures are government-granted rights allowing limited use of offshore waters for the purposes of cultivation of shellfish. The granting of shellfish tenure rights are the responsibility of the Provincial (British Columbia) Government and not the Canadian Federal Government. As such, the government assistance that we receive via loan agreement with various Federal Agencies has no effect on our ability to renew and/or modify these tenure agreements. The tenure held by 377332 B.C. Ltd. has an expiration date of July 10, 2021. Other shellfish tenures held by us and our subsidiaries have expiration dates ranging from 2021 to 2024.

These tenures are considered to have an indefinite useful life because renewal on expiration is anticipated, and are not subject to amortization.

NOTE 6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Included in accounts payable and accrued liabilities are balances outstanding related to credit cards held in the name of one of our shareholders totaling $25,578 at August 31, 2007. We used these credit cards as a means of short term financing and incur interest charges on such unpaid balances.

Included in accounts payable and accrued liabilities at August 31, 2007, is an amount of $124,290 in respect to an agreement to purchase geoduck seed from us (for additional information see Note 13 - Contingent Liabilities).

Included in accounts payable and accrued liabilities at August 31, 2007 is an amount of $87,869 payments due and interest accrued in respect to the loan from the National Research Council of Canada Industrial Research Assistance Program (see Note 8 - Long Term Debt for additional information).

NOTE 7.  SHORT TERM DEBT

Included in short-term debt at August 31, 2007, is estimated royalties of $62,734 payable to a third party from whom the former sole shareholder of Island Scallops originally acquired the shares of Island Scallops. The 1992 share purchase agreement (for Island Scallops) provided that the third party was to receive 3% of revenues from Island Scallops as earned, on a quarterly basis, throughout the period from December 1, 1992 to November 30, 2002. The third party holds a first charge (or first lien) over our inventory (including broodstock) in the amount of $326,909 in support of its royalty entitlement. The third party has not taken further action to enforce payment of the arrears liability. To date, we have accrued the entire balance of $62,734 as a current liability and we plan to pay it with available funds in the near future.

Included in short-term notes payable at August 31, 2007, is an unsecured non-interest bearing demand loan from an individual with a face value of $47,287 and no specific terms of repayment. However, the lender has informally requested that the loan be repaid in full by October 6, 2008.

Included in short-term debt is an unsecured bank loan repayable at $490 per month plus interest calculated at (Canadian) prime plus 3% per annum (9.25% as of August 31, 2007), and is due October 23, 2007. At August 31, 2007, the principal due is $779.

These consolidated financial statements formerly included a non-interest bearing loan to Island Scallops from Industry Science and Technology Canada requiring repayment equal to 0.5% of Island Scallops' gross scallop sales for each preceding year. Per the terms of the loan, if we were unable to generate sufficient revenues to repay the original amount of the loan by January 1, 2007, the remaining balance would be forgiven. As such, the remaining balance of approximately $159,000 was forgiven on January 1, 2007.

NOTE 8. LONG TERM DEBT

These consolidated financial statements include a Western Diversification Program non-interest bearing loan to Island Scallops that requires repayment equal to 12% of gross revenues from our scallop sales, payable semi-annually, with no specified due date. In September 2006, we entered into a Settlement Agreement with the Minister of Western Economic Diversification to amend the repayment terms of our non-interest bearing loan of $597,103 (to Island Scallops) with the Western Diversification Program. We agreed to repay the $170,981 due as of August 31, 2006, in accordance with a payment schedule beginning with a payment of $62,736 in September 2006 and continuing with monthly payments of roughly $9,840 until August 15, 2007. The parties agreed that the remaining balance of the $426,122 shall be repaid via quarterly payments equal to the greater of $30,856 or 4% of the gross scallop sales starting in the quarter beginning on June 1, 2007 and each quarter thereafter until the balance is repaid. Under the terms of this agreement, the first quarter payment was due on September 30, 2007. At August 31, 2007, the balance due is $422,613, of which $131,963 is reflected in the current portion of long term debt and the remaining balance of $290,650 is reflected as long term debt.

These consolidated financial statements include Island Scallops' unsecured non-interest bearing loan from the National Research Council of Canada
Industrial Research Assistance Program which requires quarterly payments commencing March 1, 2003 equal to 3% of gross revenues of Island Scallops until the earlier of full repayment or December 1, 2012. The amount repayable is up to 150% of the original advance of $418,212, if repayment is before December 1, 2007. If at December 1, 2012, Island Scallops has not earned sufficient revenues to be required to repay the original loan amount, the remaining portion of the loan is to be forgiven. Amounts currently due at August 31, 2007, bear interest at a rate of 1% per month. At August 31, 2007, Island Scallops is in arrears in respect to the payment of these amounts. The National Council of Canada Industrial Research Assistance Program has requested payment of the $87,869 that they claim is owed under this loan agreement. As such, at August 31, 2007, $87,869 is included in accounts payable and accrued liabilities and the remaining full principal balance of $330,343 is reflected in the current portion of long term debt. We are seeking to renegotiate the repayment terms.

These consolidated financial statements include Island Scallop's mortgage loan repayable at $2,062 per month (currently interest only) calculated at 10.5%. The loan is secured by a second charge on the real property of Island Scallops. At August 31, 2007, the principal due is $235,649.

NOTE 9.  SERIES B PREFERRED STOCK FINANCING

We completed a private equity financing of $2,070,000 on January 16, 2007, with two accredited investors. Net proceeds from the offering are approximately $1,864,500. We issued 207 shares of our Series B Preferred Stock, par value $0.001 per share and stated value of $10,000 per share and each investor also received one of each of the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series J Warrant, (v) Series D Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares of common stock issuable upon conversion of the purchaser's preferred stock, except for the Series J Warrants, which shall entitle the investor to purchase a number of shares of our common stock equal to one hundred percent (100%) of the number of shares of common stock issuable upon conversion of the purchaser's preferred stock. Each of the Warrants has a term of 6 years, except for the Series J Warrants, which have a term of 1 year. Each share of the preferred stock is convertible into a number of fully paid and nonassessable shares of our common stock equal to the quotient of the liquidation preference amount per share ($10,000) divided by the conversion price, which initially is $1.15 per share, subject to certain adjustments, or approximately 8,696 shares of common for each share of converted preferred stock. We issued a total of 7,200,345 Warrants.

In connection with this financing, we paid cash compensation to a placement consultant in the amount of $165,600 and issued him placement consultant warrants, exercisable for a period of three years from the date of issue. The placement consultant's warrants allow him to purchase up to (i) 20 shares of Series B Preferred Stock, and each of the following warrants, which are identical to the warrants issued to the investors of the financing: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series D Warrant,
(v) Series J Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase 90,004 shares of common stock, except for the Series J Warrants, which shall entitle the Consultant to purchase 180,008 shares of common stock. The placement consultant warrant is exercisable at a price of $1.15, for a period of three years. The fees were recorded as a cost of capital.

The net proceeds from the January 16, 2007 financing are to be used for capital expenditures necessary to expand our operations into clam farming in Morocco (approximately $1.0 million and any remaining proceeds may be used for working capital and general corporate purposes). We are currently conducting due diligence on a North African based aquaculture company that farms shellfish products in Morocco and pending the successful completion of such inquiry, may acquire a majority ownership interest in the company. At the date of this filing, we have not entered into any binding agreements for the purchase of such company and may or may not do so depending on the results of our due diligence investigation.

NOTE 10.  SERIES A PREFERRED STOCK WARRANT LIABILITIES

The warrants that each investor received as a result of our April 12, May 30, June 30 and July 11 Preferred Stock Financing contained a cashless exercise provision that becomes effective one year after the original issuance date of such warrants if our registration statement (that we are required to file under the Series A Preferred Stock Financing's corresponding registration rights agreement) is not then in effect by the date such registration statement was required to be effective pursuant to the Registration Rights Agreement of the Preferred Stock Financing or not effective at any time during the Effectiveness Period (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement. As such and in accordance with the accounting guidelines under SFAS No. 133, we valued the warrants as a derivative financial instrument and the corresponding liabilities were entered onto our consolidated balance sheet, measured at fair value. We determined the fair value of the warrants as follows as of April 12, 2006, May 30, 2006, June 30, 2006 and July 11, 2006 (the issuance dates).

We used the Black Scholes option-pricing model with the following assumptions: an expected life equal to the contractual term of the warrants (one, three or five), underlying stock price of $1.10 (at April 12), $1.40 (at May 30), $1.35 (at June 30) and $1.40 (July 11) no dividends; a risk free rate of 4.91%, 4.90% and 4.91%, which equals the one, three and five-year yield on Treasury bonds at constant (or fixed) maturity (for those warrants issued on April 12), a risk free rate of 4.99%, which equals three and five-year yield on Treasury bonds at constant (or fixed) maturity (for those warrants issued on May 30), a risk free rate of 4.71% and 4.70%, which equals the three and five-year yield on Treasury bonds at constant (or fixed) maturity (for those warrants issued on June 30) and a risk free rate of 4.71% and 4.70%, which equals the three and five-year yield on Treasury bonds at constant (or fixed) maturity (for those warrants issued on July 11); and volatility of 93%. Under the assumptions, the Black-Scholes option pricing model yielded an aggregate value of approximately $19,494,000. We performed the same calculations as of August 31, 2006, to revalue the warrants as of that date. In using the Black Scholes option-pricing model, we used an underlying stock price of $1.40 per share; no dividends; a risk free rate of 5.01%, 4.71% and 4.70%, which equals the one, three and five-year yield on

Treasury  bonds at constant  (or fixed);  and  maturity  volatility  of 93%. The resulting aggregate allocated value of the warrants as of August 31, 2006 equaled approximately $22,160,000. The change in fair value of approximately $2,666,000 was recorded for the period ended August 31, 2006.

We performed the same calculations as of November 30, 2006, to revalue the warrants as of that date. In using the Black Scholes option-pricing model, we used an underlying stock price of $1.50 per share; no dividends; a risk free rate of 4.94%, 4.52% and 4.45%, which equals the one, three and five-year yield on Treasury bonds at constant (or fixed); and maturity volatility of 100%. The resulting aggregate allocated value of the warrants as of November 30, 2006 equaled approximately $24,928,000. The change in fair value of approximately $2,768,000 was recorded for the period ended November 30, 2006.

We performed the same calculations as of February 21, 2007 (date of reclassification of warrant liability, see Note 12 for additional information), to revalue the warrants as of that date. In using the Black Scholes option-pricing model, we used an underlying stock price of $1.15 per share; no dividends; a risk free rate of 5.05%, 4.74% and 4.68%, which equals the one, three and five-year yield on Treasury bonds at constant (or fixed); and maturity volatility of 96%. The resulting aggregate allocated value of the warrants as of February 21, 2007, equaled approximately $17,365,000. The change in fair value
(gain) of approximately $7,563,000 was recorded for the period ended February 21, 2007.

Upon the earlier of the warrant exercise or the expiration date, the warrant liability will be reclassified into shareholders' equity. Until that time, the warrant liability will be recorded at fair value based on the methodology described above. Liquidated damages under the registration rights agreement will be expensed as incurred and will be included in operating expenses.

NOTE 11.  SERIES B PREFERRED STOCK WARRANT LIABILITIES

The warrants that each investor received as a result of our January 16, 2007 Series B Preferred Stock Financing contained a cashless exercise provision that becomes effective one year after the original issuance date of such warrants if our registration statement (that we are required to file under the Series B Preferred Stock Financing's corresponding registration rights agreement) is not then in effect by the required date or not effective at any time during the Effectiveness Period (as defined in the Registration Rights Agreement). As such and in accordance with the accounting guidelines under SFAS No. 133, we valued the warrants as a derivative financial instrument and the corresponding liabilities were entered onto our consolidated balance sheet, measured at fair value. We determined the fair value of the warrants as follows as of January 16, 2007 (the issuance date):

We used the Black Scholes option-pricing model with the following assumptions: an expected life equal to the contractual term of the warrants (one, three or six), underlying stock price of $1.40 (at January 16), no dividends; a risk free rate of 5.06%, 4.79% and 4.74%, which equals the one, three and six-year yield on Treasury bonds at constant (or fixed) maturity and volatility of 93%. Under the assumptions, the Black-Scholes option-pricing model yielded an aggregate value of approximately $4,117,000.

We performed the same calculations as of February 2, 2007 (date of reclassification of warrant liability, see Note 12 for additional information), to revalue the warrants as of that date. In using the Black Scholes option-pricing model, we used an underlying stock price of $1.15 per share; no dividends; a risk free rate of 5.05%, 4.74% and 4.68%, which equals the one, three and six-year yield on Treasury bonds at constant (or fixed); and maturity volatility of 96%. The resulting aggregate allocated value of the warrants as of February 21, 2007, equaled approximately $3,085,000. The change in fair value
(gain) of approximately $1,033,000 was recorded for the period ended February 21, 2007.

Upon the earlier of the warrant exercise or the expiration date, the warrant liability will be reclassified into shareholders' equity. Until that time, the warrant liability will be recorded at fair value based on the methodology described above. Liquidated damages under the registration rights agreement will be expensed as incurred and will be included in operating expenses.

NOTE 12. RECLASSIFICATION OF WARRANT LIABILITIES ASSOCIATED WITH SERIES A AND SERIES B PREFERRED FINANCINGS

The warrants that each investor received as a result of our April 12, May 30, June 30 and July 11, 2006, Series A Preferred Stock Financing and our January 16, 2007 Series B Preferred Stock Financing contained a cashless exercise provision that becomes effective one year after the original issuance date of such warrants if our registration statements (that we are required to file under the registration rights agreement for both financings) are not then in effect by the date such registration statement was required to be effective pursuant to the each Registration Rights Agreement of the Preferred Stock Financings or not effective at any time during the Effectiveness Period (as defined in each of the Registration Rights Agreements) in accordance with the terms of each of the Registration Rights Agreement. As such and in accordance with the accounting guidelines under SFAS No. 133 and ETIF Issue No. 00-19 (Accounting for
Derivative Financial Instruments Indexed to, and Potentially Settled in a, Company's Own Stock), we classified the warrants as a liability because the cashless exercise provision did not specify whether the contract could be settled via the delivery of unregistered shares of our common stock. As such and per the terms of paragraph 14 of ETIF 00-19 (see below), we assumed net-cash settlement and the warrants were classified as a derivative financial instrument and the corresponding liabilities were entered onto our consolidated balance sheet, measured at fair value. We determined the fair value of the warrants as follows as of April 12, 2006, May 30, 2006, June 30, 2006, July 11, 2006 and
January 16, 2007 (the issuance dates) and we preformed the same calculation as of May 31, August 31, November 30 and February 28 to revalue the warrants at the end of each period (as described above in Notes 9 and 10). The change in fair value was then recorded for each period.

On February 21, 2007, the cashless exercise provision for all warrants issued in conjunction with both the Series A and Series B Preferred Stock financings was modified to clarify that any shares issued in connection with the cashless exercise will be "restricted." As a result, we determined that (per the accounting guidelines under SFAS No. 133 and ETIF Issue No. 00-19) we are now able to net-share settle the contract by delivery of unregistered shares and that the warrant liability should be reclassified as permanent equity.

The initial fair value of the Series A warrant liability was determined to be approximately $19,494,000 (with a current portion of approximately $1,225,000). Since this value exceeded our additional paid in capital ("APIC") balance, approximately $9,021,000 of the liability was allocated to APIC and the remaining $10,472,000 was allocated to retained deficit. We made this decision because the changes in the fair value of the warrants are marked through our profit and loss.

The initial fair value of the Series B warrant liability was determined to be approximately $4,117,000 (with a current portion of approximately $1,058,000). Since this value exceeded our additional paid in capital ("APIC"), approximately $2,099,000 of the liability was allocated to APIC and the remaining $2,018,000 was allocated to retained deficit. We made this decision because the changes in the fair value of the warrants are marked through our profit and loss.

As described above, a portion of the fair value of the warrant liability was allocated to APIC and the remaining balance was allocated to retained deficit. Subsequent changes in the fair value of the warrants (at May 31, August 28, November 30, and February 21) were marked through our profit and loss. Since the terms of the cashless provision have been clarified and the warrants were reclassified as equity, we reversed the liabilities and allocated approximately $20,450,000 to APIC ($17,365,000 from the Series A financing warrants and $3,085,000 from the Series B financing warrants).

NOTE 13.  CONTINGENT LIABILITIES

Our wholly owned subsidiary, Island Scallops, entered into an agreement in 1998 with two parties, under which Island Scallops was to produce and sell geoduck seed to the two parties. Island Scallops received advance payments from each of the two parties in the 2002 of approximately $64,140 and recognized related revenue of $43,705 in respect to seed delivered in the 2002 year. The balance of the deposits received (advance payments), net of sales, totaling $124,290, is included in accounts payable and accrued liabilities.

Management's position is that the two parties violated the terms of the agreement and we are therefore entitled to retain the balance of the deposits. Per the terms of the original agreement, Island Scallops was entitled to make up any shortfall in the product produced in the following year. Although product was available and offered by Island Scallops in the following year, the two parties refused to honor the terms of the agreement and would not accept the product (to make up the shortfall) in the following year.

As of August 31, 2004, one of the two parties made claims that Island Scallops owed it an amount totaling $88,925. This particular party believed that the agreement required Island Scallops to deliver the product in year one and did not allow Island Scallops to make up any shortfall with product produced in the following year. The balance included in accounts payable and accrued liabilities related to this party is $36,332.

Any additional liability to us, or any reduction of the currently recognized liability, in respect to these deposits will be recorded at the time a conclusion to this matter can be determined.

Neither we nor our wholly owned subsidiary maintain insurance covering the replacement of our inventory. Consequently, we are exposed to financial losses or failure as a result of this risk.

NOTE 14.  INCOME TAXES

We did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for the period presented because we have experienced operation losses since inception. We have provided a full valuation allowance on the deferred tax asset, consisting primarily of unclaimed research and development expenditures, because of uncertainty regarding our ability to realize the benefit.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes at August 31, 2007 are as follows:

                                                                 August 31,
                                                                    2007
                                                             ---------------
       Deferred tax asset attributable to:
           Net operating loss carryover                      $     1,967,312
           Less, valuation allowance                              (1,967,312)
                                                             ---------------
       Total net deferred tax asset                          $             -
                                                             ===============

We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), "Accounting for Income Taxes." SFAS No. 109 requires a valuation allowance, if any, to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that a valuation allowance of approximately $2,416,000 at August 31, 2007 is necessary to reduce the deferred tax assets to the amount that will more than likely than not be realized. The change in valuation allowance for 2007 and 2006 was approximately $1,083,000 and $439,000 respectively.

At August 31, 2007, we had net operating loss carryforwards amounting to approximately $2,491,000 for U.S. and Canadian tax purposes, respectively, that expires in various amounts beginning in 2009 and 2009 in the U.S. and Canada, respectively.

The federal statutory tax rate reconciled to the effective tax rate for 2006 is as follows:

                                                          2007          2006
                                                       -----------  -----------
    Tax at U.S. statutory rate                               34.0%          34%
    State tax rate, net of federal benefits                   0.0          0.0
    Foreign tax rate in excess of U.S. statutory rate        17.6%        17.6%
    Change in valuation allowance                           (51.6%)      (51.6%)
                                                       -----------  -----------
    Effective tax rate                                        0.0%         0.0%
                                                       ===========  ===========


NOTE 15.  STOCK-COMPENSATION EXPENSE

On December 31, 2006, we issued 138,565 shares of common stock to the Series A Convertible Preferred Stock holders. The number of shares issued was based on the Dividend Payment at a rate of 8% per annum (subject to a pro rata adjustment) of the Liquidation Preference Amount ($1,416,000 for the April 12 financing, $1,500,000 for the May 30 financing, $1,550,000 for the June 30 financing and $1,450,000 for the July 11 financing) payable in shares equal to 90% of the quotient of (i) the Dividend Payment divided by (ii) the average of the VWAP for the twenty (20) trading days immediately preceding the date the Dividend Payment is due, but in no event less than $0.65. As such, the shares were valued at approximately $234,000 and the total aggregate value of the transaction was recorded as a preferred stock dividend.

In June 2007, our wholly owned subsidiary, Island Scallops, Ltd. entered into a Consulting Agreement with Pacific Crab Co., pursuant to which ISL will issue a total of 100,000 shares of our common stock in exchange for consulting and marketing services Pacific will provide to ISL. Pursuant to the agreement, ISL issued 40,000 of such shares to Pacific when the Agreement was signed; the remaining 60,000 shares will vest ratably (5,000 shares per month) at the beginning of each month for each month during the term of the agreement, which initially is twelve months. ISL also agreed that if certain goals are met within the agreed upon timeframe, it will issue 15,000 shares to Pacific at such time as the goals are reached, in which case the remaining 45,000 shares will continue to vest as described above. The 40,000 shares issued were valued at $1.55 per share, the closing bid of our common stock on the date of issue. Therefore, total aggregate value of the transaction recognized by the company in 2007 was $62,000. Going forward the cost of these shares will be expense at current market price as they are issued.

On June 30, 2007, we issued 137,685 shares of common stock to the investors of our April 12, May 30, June 30 and July 11, 2006 financings as payment of the semi-annual dividend (8% per annum) per the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock. The number of shares issued was based on the dividend payment at a rate of 8% per annum (subject to a pro rata adjustment) of the Liquidation Preference Amount ($1,416,000 for the April 12 financing, $1,500,000 for the May 30 financing, $1,550,000 for the June 30 financing and $1,450,000 for the July 11 financing) payable in shares equal to 90% of the quotient of (i) the dividend payment divided by (ii) the average of the VWAP for the 20 trading days immediately preceding the date the dividend payment is due, but in no event less than $0.65. As such, the shares were valued at approximately $228,000 and the total aggregate value of the transaction was recorded as a preferred stock dividend.

On June 30, 2007, we issued 33,589 shares of common stock to the investors of our January 16, 2007 financing as payment of the semi-annual dividend (6% per annum) per the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock (see Note 9 - Series B Preferred Shares Financing for additional information on the Series B
Convertible Preferred Stock). The number of shares issued was based on the dividend payment at a rate of 6% per annum (subject to a pro rata adjustment) of the Liquidation Preference Amount ($1,416,000) payable in shares equal to 90% of the quotient of (i) the dividend payment divided by (ii) the average of the VWAP for the 20 trading days immediately preceding the date the dividend payment is due, but in no event less than $0.65. As such, the shares were valued at approximately $56,000 and the total aggregate value of the transaction was recorded as a preferred stock dividend.


Stock Options

In August 2005, our Board of Directors approved the "Edgewater Foods International 2005 Equity Incentive Plan." The Board of Directors reserved 5,000,000 shares of our common stock to be issued in the form of incentive and/or non-qualified stock options for employees, directors and consultants to Edgewater. As of August 31, 2006, our Board of Directors had authorized the issuance of 282,000 options to employees.

In September 2006, we engaged PR Global Concept GBR to provide international investor relations services. The initial term of the agreement was for two years. Pursuant to the consulting agreement, we were to pay PR Global $5,000 per month for the term of the agreement. As additional compensation, we originally agreed to issue a total of 500,000 options to purchase our common stock in quarter installments, the first 125,000 of which was to vest immediately upon signing of the agreement and the remainder of which was to vest in three equal amounts of 125,000 after 3 months, 12 months and the final installment, 15 months after the date of signing; the options are exercisable at strike prices ranging from $1.40 to $2.25. The options were to be exercisable for a period of three years from the date of the vesting.

In December 2006, we entered into an Amended and Restated Agreement with PR Global Concept GBR. Under the terms of the amended agreement, PR Global was only eligible to receive a total of 350,000 (as opposed to 500,000 in the original agreement) options to purchase our common stock in the following installments:
25,000 options every 3 months after the date of the Amended Agreement for a total of four installments; one installment of 125,000 options 18 months from the date of the Amended Agreement; and, one installment of 125,000 options 24 months from the date of the Amended Agreement. The options issued in the first four installments were to be exercisable at a strike price of $1.52 and the last two installments were to be exercisable at a strike price of $2.25. The options were to be exercisable for a period of three years from the date of the vesting. Additionally, PR Global would no longer receive the $5,000 monthly payment; we did, however, pay the one month owed to PR Global under the original agreement when the Amended Agreement was signed. The Amended Agreement was otherwise unchanged from the originally entered into agreement with PR Global. On January 12, 2007, however, we terminated our Amended and Restated Agreement with PR
Global and ended our relationship with the firm. As such, we rescinded the 350,000 options that were to be issued under the amended agreement and PR Global is to receive no additional compensation.

On February 1, 2007, we issued Kitsilano Capital Corp. four 100,000 options to purchase our common stock, pursuant to our Consulting Agreement with them. The first option vests on May 1, 2007, the second on August 1, 2007, the third on February 1, 2008, and the fourth on June 1, 2008, so long as Kitsilano continues to provide services to us under the Consulting Agreement. Each option is exercisable for a period of three years from the vesting date and has an exercise price of $1.20, $1.40, $1.60 and $1.80 respectively. The shares underlying the options have piggy-back registration rights that required us to register the shares in our last registration statement. The options and the shares underlying were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by
Section 4(2) of such Act for issuances not involving any public offering. To date, we have incurred stock option expense of approximately $267,000 and will incur an approximately an additional $84,000 through May 31, 2008. We used the Black Scholes option-pricing model with the following assumptions: an expected life equal to the contractual term of the options (one, three or six), underlying stock price of $1.30 per share, no dividends; a risk free rate of 4.88%, which equals the one, three and six-year yield on Treasury bonds at constant (or fixed) maturity and volatility of 100%.

On April 18, 2007, our board of directors authorized the issuance of 190,000 options to purchase our common stock to 29 employees, directors and consultants pursuant to the "Edgewater Foods International 2005 Equity Incentive Plan." The options vest on April 18, 2008. Each option is exercisable for a period of five years from the vesting date and has an exercise price of $1.25 respectively. To date, we have incurred stock option expense of approximately $76,000 and will incur an approximately an additional $105,000 through May 31, 2008. We used the Black Scholes option-pricing model with the following assumptions: an expected life equal to the contractual term of the options (one, three or six), underlying stock price of $1.25 per share, no dividends; a risk free rate of 4.65%, which equals the one, three and six-year yield on Treasury bonds at constant (or fixed) maturity and volatility of 100%.

In August 17, 2007, our board of directors authorized the issuance of an aggregate of 2,090,000 options to purchase our common stock to 19 of our directors, employees and consultants pursuant to the "Edgewater Foods International 2005 Equity Incentive Plan." The options vest on August 17, 2008. Each option is exercisable for a period of five years from the vesting date and has an exercise price of $1.21 respectively. To date, we have incurred stock option expense of approximately $144,000 and will incur an approximately an additional $1,582,000 through August 31, 2008. We used the Black Scholes option-pricing model with the following assumptions: an expected life equal to the contractual term of the options (one, three or six), underlying stock price of $1.10 per share, no dividends; a risk free rate of 4.55%, which equals the one, three and six-year yield on Treasury bonds at constant (or fixed) maturity and volatility of 100%.

Stock option activity during the period ending August 31, 2007 was as follows:

                                                              Weighted Average
                                              Number of        Exercise Price
                                               Shares
                                            ----------------------------------
Outstanding, August 31, 2005                     282,000      $          1.50
    Granted                                           --                   --
    Exercised                                         --                   --
    Forfeited                                         --                   --
    Expired                                           --                   --
                                            ----------------------------------
Outstanding, August 31, 2006                     282,000                 1.50
    Granted                                    2,680,000                 1.25
    Exercised                                         --                   --
    Forfeited                                         --                   --
    Expired                                           --                   --
                                            ----------------------------------
Outstanding, August 31, 2007                   2,962,000      $          1.26
                                            ==================================
Exercisable, August 31, 2007                     482,000      $          1.42
                                            ==================================

At August 31, 2007, 200,000 of the exercisable options expire in May 2010, 62,000 of the exercisable options expire in August 2010 with the remaining balance of 220,000 having an expiration date of August 2015. Warrant activity during the period ending August 31, 2007 was as follows:

                                                               Weighted Average
                                               Number of        Exercise Price
                                               Warrants
                                            ----------------------------------
Outstanding, August 31, 2005                            --                  --
    Granted                                     22,207,487     $          1.52
    Exercised                                           --                  --
    Forfeited                                           --                  --
    Expired                                             --                  --
                                            ----------------------------------
Outstanding, August 31, 2006                    22,207,487                1.52
    Granted                                      8,144,365                1.87
    Exercised                                    2,265,600                0.56
    Forfeited                                           --                  --
    Expired                                             --                  --
                                            ----------------------------------
Outstanding, August 31, 2007                    28,086,252     $          1.75
                                            ==================================
Exercisable, August 31, 2007                    28,086,252     $          1.75
                                            ==================================

NOTE 16.  SERIES A PREFERRED STOCK CONVERSION AND WARRANT EXERCISE

On November 7, 2006, a holder of our series A preferred stock exercised their right to convert 66,666 shares of our series A preferred stock into 66,666 share of common stock. As such, we issued 66,666 shares of common stock and canceled 66,666 shares of our series A.

On May 8, 2007, a holder of our series A preferred stock exercised their right to convert 30,000 shares of our series A preferred stock into 30,000 shares of common stock. As such, we issued 30,000 shares of common stock and canceled 30,000 shares of our series A.

On May 10, 2007, a holder of our series A preferred stock exercised their right to convert 500,000 shares of our series A preferred stock into 500,000 shares of common stock. As such, we issued 500,000 shares of common stock and canceled 500,000 shares of our series A.

On May 12, 2007, a holder of our series A preferred stock exercised their right to convert 70,800 shares of our series A preferred stock into 70,800 shares of common stock. As such, we issued 70,800 shares of common stock and canceled 70,800 shares of our series A.

On April 12, 2007, we issued 1,354,667 shares of common stock to the investors of our April 12, 2006 financing in connection with the exercise of 1,354,667 Series J warrants received by investor as part of the financing. We also issued 188,800 series A preferred shares and 188,800 shares of common stock to the placement consultant from the April 12, 2006 financing in conjunction with the exercise of 188,880 placement agent warrants and 188,800 series J warrants. We received net proceeds of approximately $913,000 pursuant to the exercise of these warrants.

On August 20, 2007, a holder of our series A preferred stock exercised their right to convert 65,335 shares of our series A preferred stock into 65,335 shares of common stock. As such, we issued 65,335 shares of common stock and canceled 65,335 shares of our series A.

On August 31, 2007, a holder of our series A preferred stock rescinded their right to converting of 430,000 shares of our series A preferred stock into 430,000 shares of common stock. As such, we issued 500,000 shares of our series A and canceled 430,000 shares of our common stock.

NOTE 17.  COMMITMENTS AND CONTINGENCIES

Corporate Offices

For the fiscal year ended August 31, 2007, our U.S. corporate office was located at 400 Professional Drive, Suite 310, Gaithersburg, Maryland 20878. This space was provided on a rent free basis by one of our shareholders. As a result, the Company did not recognize rental expense in the fiscal year.

Employment Agreements

We entered into an employment agreement with Mr. Robert Saunders as our Chairman and President effective on June 29, 2005. Subsequently in August 2005, Mr. Saunders was appointed CEO by our Board of Directors. Mr. Saunders will serve at the pleasure of the Board of Director's. For serving as President, Mr. Saunders' compensation will be US $60,000 per annum. Additionally, we agreed to grant Mr. Saunders a signing bonus of US $150,000 to be paid on closing of at least US $3,500,000 in third party financing and increase his compensation to $120,000 per annum if we receive at least US $5,000,000 in outside funding. After the completion of our Preferred Stock Financing (see Note 13 - Preferred Shares Financing for additional information on the Series A Convertible Preferred Stock), Mr. Saunders was due the signing bonus of $150,000 and a monthly salary of $10,000 per month beginning in August 2006. However, Mr. Saunders agreed to reduce his monthly salary to $5,000 per month until such time that we become significantly cash flow positive for its operations. As of August 31, 2007 we had paid Mr. Saunders $75,000 of the $150,000 bonus that was due under the terms of the agreement. Additionally, we are currently discussing possible restructuring/payment terms of the accrued salary of $130,000 as of August 31, 2007 until such time that we become significantly cash flow positive for its operations.

Marketing Consulting Agreements

In June 2007, our wholly owned subsidiary, Island Scallops, Ltd. ("ISL") entered into a Consulting Agreement with Pacific Crab Co. (the "consultant') to develop new markets and facilitate the sale and distribution of ISL's products. As compensation for the consultant's marketing services, ISL shall pay the consultant $12,500 per month for the next twelve months. In addition and pursuant to the terms of the agreement, the Company will issue a total of 100,000 shares of our common stock (under an agreed upon schedule) in exchange for consulting and marketing services Pacific will provide to ISL. (for additional information on the distribution schedule see Note 15 - Stock Compensation Expense).

NOTE 18.  SUBSEQUENT EVENTS (UNAUDITED)

On October 31, we issued 25,000 shares of common stock to Pacific Crab Seafood Company, Inc. as part of the 100,000 shares of our common stock that our Board of Directors previously approved for the consulting and marketing services that they will provide to us. The remaining 35,000 shares will be issued in equal monthly installments of 5,000 shares during the remaining term of the agreement. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

We completed a private equity financing of $897,444 on November 5, 2007, with one accredited investor. Net proceeds from the offering are approximately $801,000. As part of this financing, the investor returned the Series J Warrant, Series D Warrant, Series E Warrant and Series F Warrant that they received as a result of our Series B financing completed on January 16, 2007. Pursuant to the current financing, we issued 747,870 shares of our Series C Preferred Stock, par value $0.001 per share and the investor also received one of each of the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series J Warrant, (v) Series D Warrant, (vi) Series E Warrant, and
(vii) Series F Warrant, each to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares of common stock issuable upon conversion of the purchaser's preferred stock, except for the Series J Warrants, which shall entitle the investor to purchase a number of shares of our Series C Preferred Stock equal to one hundred percent (100%) of the number of Series C Preferred Stock it received in the financing. Each of the Warrants has a term of 5 years, except for the Series J Warrants, which have a term of 1 year. Each share of the preferred stock is convertible into one fully paid and nonassessable share of our common stock at an initial conversion price of $1.20, subject to adjustment. We are obligated to file a registration statement on or before December 5, 2007 providing for the resale of the shares of common stock issuable upon conversion of the preferred stock and the shares of common stock underlying the Warrants and underlying the preferred stock issuable upon exercise of the Warrants. In connection with the financing, our management agreed not to sell any of our securities owned by them, their affiliates or anyone they have influence over until the registration statement has been effective for six months.

In connection with this financing, we paid cash compensation to a placement consultant in the amount of approximately $72,000 and issued him placement consultant warrants, exercisable for a period of three years from the date of issue. The placement consultant's warrants allow him to purchase up to (i) 74,787 shares of Series C Preferred Stock, and each of the following warrants, which are identical to the warrants issued to the investors of the financing:
(i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series

D Warrant, (v) Series J Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase 37,393 shares of common stock, except for the Series J Warrants, which shall entitle the Consultant to purchase 74,787 shares of our Series C Preferred Stock.

The net proceeds from the financing are to be used for working capital and general corporate purposes.

NOTE 19.  GOING CONCERN

Prior to the completion of our Preferred Stock Financing, working capital had been primarily financed with various forms of debt. We have suffered operating losses since inception in our efforts to establish and execute our business strategy. As of August 31, 2007, we had a cash balance of approximately $1,657,000. Although management believes that we have adequate funds to maintain our business operations into the next fiscal year and/or until we become cash flow positive, we continued to suffer operational losses in our 2007 fiscal year. Until our operations are able to demonstrate and maintain positive cash flows, we may require additional working capital to fund our ongoing operations and execute our business strategy of expanding our operations. Based on these factors, there is substantial doubt about our ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis and ultimately to attain profitability. Our management intends to obtain working capital through operations and to seek additional funding through debt and equity offerings to help fund our operations as we expand. There is no assurance that we will be successful in our efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 20.  FOREIGN OPERATIONS

The Company's share of net assets held outside the United States totaled approximately $5,007,000 at August 31, 2007.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our certified public accountants with respect to accounting practices or procedures or financial disclosure.


ITEM 8A. CONTROLS AND PROCEDURES

QUARTERLY EVALUATION OF CONTROLS

As of the end of the period covered by this annual report on Form 10-KSB, the Company evaluated the effectiveness of the design and operation of (i) their disclosure controls and procedures, and (ii) their internal control over financial reporting. The evaluators who performed this evaluation were our Chief Executive Officer, Robert Saunders and Acting Chief Accounting Officer, Michael Boswell; their conclusions, based on and as of the date of the Evaluation (i) with respect to the effectiveness of our Disclosure Controls and (ii) with respect to any change in our Internal Controls that occurred during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect our Internal Controls are presented below.

CEO AND CFO CERTIFICATIONS

Attached to this annual report, as Exhibits 31.1 and 31.2, are certain certifications of the CEO and Acting CAO, which are required in accordance with the Exchange Act and the Commission's rules implementing such section (the "Rule 13a-14(a)/15d-14(a) Certifications"). This section of the annual report contains the information concerning the Evaluation referred to in the Rule 13a-14(a)/15d-14(a) Certifications. This information should be read in conjunction with the Rule 13a-14(a)/15d-14(a) Certifications for a more complete understanding of the topic presented.

DISCLOSURE CONTROLS AND INTERNAL CONTROLS

Disclosure Controls are procedures designed with the objective of ensuring that information required to be disclosed in the Company's reports filed with the Securities and Exchange Commission under the Securities Exchange Act, such as this annual report, is recorded, processed, summarized and reported within the time period specified in the Commission's rules and forms. Disclosure Controls are also designed with the objective of ensuring that material information relating to the Company is made known to the CEO and the Acting CAO by others, particularly during the period in which the applicable report is being prepared. Internal Controls, on the other hand, are procedures which are designed with the objective of providing reasonable assurance that (i) the Company's transactions are properly authorized, (ii) the Company's assets are safeguarded against unauthorized or improper use, and (iii) the Company's transactions are properly recorded and reported, all to permit the preparation of complete and accurate financial statements in conformity with accounting principals generally accepted in the United States.

LIMITATIONS ON THE EFFECTIVENESS OF CONTROLS

The Company's management does not expect that their Disclosure Controls or their Internal Controls will prevent all error and all fraud. A control system, no matter how well developed and operated, can provide only reasonable, but not absolute assurance that the objectives of the control system are met. Further, the design of the control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of a system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated objectives under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or because the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

SCOPE OF THE EVALUATION

The CEO and Acting CAO's evaluation of the our Disclosure Controls and Internal Controls included a review of the controls' (i) objectives, (ii) design, (iii) implementation, and (iv) the effect of the controls on the information generated for use in this annual report. In the course of the Evaluation, the CEO and Acting CAO sought to identify data errors, control problems, acts of fraud, and they sought to confirm that appropriate corrective action, including process improvements, was being undertaken. This type of evaluation is done on a quarterly basis so that the conclusions concerning the effectiveness of our controls can be reported in our quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. The overall goals of these various evaluation activities are to monitor our Disclosure Controls and Internal Controls, and to make modifications if and as necessary. Our external auditors also review Internal Controls in connection with their audit and review activities. Our intent in this regard is that the Disclosure Controls and the Internal Controls will be maintained as dynamic systems that change (including improvements and corrections) as conditions warrant.

Among other matters, the Evaluation was to determine whether there were any significant deficiencies or material weaknesses in our Internal Controls, which are reasonably likely to adversely affect our ability to record, process, summarize and report financial information, or whether the Evaluators identified any acts of fraud, whether or not material, involving management or other employees who have a significant role in our Internal Controls. This information was important for both the Evaluation, generally, and because the Rule 13a-14(a)/15d-14(a) Certifications, Item 5, require that the CEO and Acting CAO disclose that information to our Board (audit committee), and our independent auditors, and to report on related matters in this section of the annual report. In the professional auditing literature, "significant deficiencies" are referred to as "reportable conditions". These are control issues that could have significant adverse affect on the ability to record, process, summarize and report financial data in the financial statements. A "material weakness" is defined in the auditing literature as a particularly serious reportable condition where the internal control does not reduce, to a relatively low level, the risk that misstatement cause by error or fraud may occur in amounts that would be material in relation to the financial statements and not be detected within a timely period by employee in the normal course of performing their assigned functions. The Evaluators also sought to deal with other controls matters in the Evaluation, and in each case, if a problem was identified, they considered what revisions, improvements and/or corrections to make in accordance with our ongoing procedures.

CONCLUSIONS

Based upon the Evaluation, our disclosure controls and procedures are designed to provide reasonable assurance of achieving our objectives. Our CEO and Acting CAO concluded that our disclosure controls and procedures are effective at that reasonable assurance level to ensure that material information relating to us is made known to management, including the CEO and Acting CFO, particularly during the period when our periodic reports are being prepared, and that our Internal Controls are effective at that assurance level to provide reasonable assurance that our financial statements are fairly presented inconformity with accounting principals generally accepted in the United States. Additionally, there has been no change in our Internal Controls that occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to affect, our Internal Controls.

                                    PART III.

ITEM 9.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following table and text set forth the names and ages of all directors and executive officers as of November 23, 2006. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders, which is anticipated to be held in January or February of 2007, and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Dr. Kristina Miller, our Chief
Scientific Advisor is the wife of Robert Saunders, our Chairman, CEO and President; otherwise, there are no family relationships among our directors and executive officers. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.


NAME                            AGE              POSITION
----                            ---              --------
Robert Saunders                  54            Chairman, CEO and President
Douglas C. MacLellan             51            Vice Chairman
Mark H. Elenowitz                37            Director
Robert L. Rooks                  52            Director
Ian Fraser                       48            Director
Michael Boswell                  38            Director, Acting Chief Accounting
                                               Officer
Darryl Horton                    57            Director
Victor Bolton                    53            Director

ROBERT SAUNDERS, CHAIRMAN, CEO AND PRESIDENT. Mr. Saunders has directed all research and development efforts at Island Scallops since its establishment. After studying for his B.Sc. at the University of British Columbia in the early 1970's, Mr. Saunders has worked exclusively in the aquaculture research and development field. His efforts have primarily involved designing and implementing innovative culture technology and methods for new aquaculture species in British Columbia. Mr. Saunders has direct experience with managing projects similar to the type proposed, such as developing the hatchery technology for producing the Japanese scallop and the development of sablefish aquaculture.

DOUGLAS C. MACLELLAN, VICE-CHAIRMAN. Since May 1992, Mr. MacLellan has been President and Chief Executive Officer of the MacLellan Group, Inc., a privately held business incubator and financial advisory firm. Mr. MacLellan is currently a member of the board of directors and chairman of the audit committee of AMDL, Inc. (AMEX: ADL), a publicly held biotechnology firm. From 2002 until September 2005, Mr. MacLellan was Vice Chairman and a Director of AXM Pharma, Inc. (AMEX;
AXJ). From March 1998 through October 2000, Mr. MacLellan was the co-founder and a significant shareholder of Wireless Electronique, Ltd., a China-based telecommunications company having joint venture operations with China Unicom (NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces. He is also a co-founder and, since May 1997, has been a director of Datalex Corporation, a Canadian-based legacy software solution provider. From November 1996 to March 1998, Mr. MacLellan was co-Chairman and an Investment Committee member of the Strategic East European Fund. From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom
Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000. During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority-owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). Mr. MacLellan was educated at the University of
Southern California in economics and finance, with advanced training in classical economic theory.

MARK H. ELENOWITZ, DIRECTOR. Mr. Elenowitz is a co-founder and managing director of TriPoint Capital Advisors, LLC. Mr. Elenowitz is responsible for the overall corporate development of the firm and assisting their clients with high-level financial services and general business development. In this role he provides high level advice regarding corporate finance, corporate structure, SOX 404 compliance, employee option programs and capital market navigation including providing advice as a member of the board of directors. Mr. Elenowitz integrates a strong, successful entrepreneurial background with extensive financial services and capital markets experience. Mr. Elenowitz has assisted in numerous companies in a "soup-to-nuts" process of preparing a company for the public markets, bringing them public and advising on an ongoing basis via board seats and executive positions to oversee further rounds of financing, strategic acquisitions and a broader investor market via a listing on "higher" securities exchange or market. Mr. Elenowitz is also currently a director of Global Growth Acquisition Corp. 1, a Cayman Islands corporation. From December 2002 to September 2005, Mr. Elenowitz was a board member of AXM Pharma formerly (AMEX:
AXJ) He was also the senior managing director of Investor Communications Company, LLC (ICC), a national investor relations firm he founded in 1996. Through ICC, Mr. Elenowitz has developed ongoing relationships with other investment banking firms, market makers, and analysts. Mr. Elenowitz has worked with over 50 publicly traded companies providing the above mentioned financial consulting and strategic planning services. Mr. Elenowitz holds the Series 24, 82 and 63 licenses and is also CEO of TriPoint Global Equities, LLC, a FINRA member firm. Mr. Elenowitz is the recipient of several entrepreneurial awards and has been profiled in BusinessWeek and CNBC, as well as several other publications. He is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

DR. ROBERT L. ROOKS, DIRECTOR. Dr. Robert L. Rooks has been Chief of Staff of All Care Animal Referral Center (ACARC) in Fountain Valley, California, since 1990. ACARC is the largest strictly referral veterinary center in the United States. Dr. Rooks has a staff of over 20 veterinarians in the areas of surgery, critical care, internal medicine, oncology, dentistry, radiology and neurology. Their services include 24-hour critical care/emergency service, MRI and CT scans, color-flow Doppler ultrasounds, hyperbaric oxygen therapy, a complete orthopedic program including total hip replacements and joint reconstruction, cobalt radiation therapy, a complete neuro-diagnostic service, a kidney transplant program and a physical rehabilitation department and much more. He is the published author of over 100 journals, magazine and newspaper articles. Dr. Rooks is also the author of the book "Canine Orthopedics" published in 1997 by Howell Bookhouse. Dr. Rooks completed his undergraduate studies at Iowa State University in 1978. He graduated from the College of Veterinary Medicine at Iowa State. Dr. Rooks received his Masters Degree as well as completed his surgical residency at the University of Illinois in 1981. He is a Diplomat of both the American College of Veterinary Surgeons and the American College of Veterinary Practitioner.

IAN FRASER, DIRECTOR. Since 1997, Mr. Ian Fraser has been President of Fraser Yacht Sales Ltd., a successful Yacht Brokerage located in Vancouver, B.C. Prior to establishing Fraser Yacht Sales Ltd., Mr. Fraser gained experience in sales and marketing both nationally and internationally as a yacht broker for two top brokerage houses in Vancouver. Previously, Mr. Fraser was worked as an advertising sales executive with Naylor communications from 1988 to 1990 and learned valuable communication skills while working with numerous trades including the Truck Logger's association, the I.W.A of America, and the B.C. Construction industry. He also operated as a commercial fisherman on the West coast working on commercial salmon fishing boats for the B.C. Packer Corporation over a 4 year period and gained valuable knowledge of the coastline of Vancouver Island and along the mainland from Victoria to the Queen Charlotte Islands. Mr. Fraser also acquired sea time and commercial shipping skills while working on the deck department of the B.C. Ferry Corporation based out of Horseshoe Bay during his early professional career and during the summer months while attending school in the early 1980s. Mr. Fraser also competes internationally on ocean racing yachts and has crossed the Pacific and sailed up and down the coast to Mexico on numerous occasions while racing and delivering racing yachts as captain. Mr. Fraser studied Business Administration at Simon Fraser University and Capilano College graduating with a diploma in Business Administration.

MICHAEL BOSWELL, DIRECTOR AND ACTING CHIEF ACCOUNTING OFFICER. Mr. Boswell is a co-founder and member in TriPoint Capital Advisors, LLC, a boutique merchant bank focused on small and mid-sized growth companies and a co founder of the TriPoint family of companies. Mr. Boswell provides high-level financial services to start-up businesses and small to mid-sized companies. Mr. Boswell is also currently a director of Global Growth Acquisition Corp. 1, a Cayman Islands corporation. Mr. Boswell holds the Series 24, 82 and 63 licenses and is also Managing Director and Chief Compliance Officer of TriPoint Global Equities, LLC, a FINRA member firm. Prior to the founding of TriPoint, Mr. Boswell had a number of executive positions focusing on business development and management consulting. Mr. Boswell also spent eight years as a senior analyst and/or senior engineer for various branches of the United States Government. He earned a MBA from John Hopkins University and a BS degree in Mechanical Engineering from University of Maryland.

DARRYL HORTON, DIRECTOR. Mr. Horton has been a businessman successfully involved in numerous construction and development projects for the past 35 years. He is the President, Manager and a Partner of Abbotsford Development Corporation and is currently managing a development project in Abbotsford, British Columbia called Eagle Mountain. Eagle Mountain is an upscale, master planned community of single family homes, town homes and commercial properties covering approximately 60 acres that is expected to be valued, upon completion, in excess of 200 million dollars. Prior to Eagle Mountain, Mr. Horton managed, owned and marketed numerous other residential and commercial projects including the construction of a 30 million dollar multi-function residential Intermediate Care Facility in LaJolla California. For 15 years Mr. Horton was a partner in a general contracting company that did various contracts with an average volume of about 25 million per year. In the 1970's, Mr. Horton was the Vice president of Community Builders, the largest single family developer in British Columbia. Mr. Horton is also the director of several other building and development companies in British Columbia.

VICTOR BOLTON, DIRECTOR. Mr. Bolton founded a Mechanical contracting firm after graduating from college and evolved that firm into all aspects of the construction industry including building and raw land developing as well as extensive property management. Retiring from this business in 2000, Mr. Bolton now focuses time and energy towards the food manufacturing field.


Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

BRUCE EVANS, FARM MANAGER. Mr. Bruce Evans has been involved in shellfish production since 1985. He successfully established an oyster business, employing methods of long-line and beach culture production. That business is still in operation today, producing 7,000 gals of shucked oysters annually and employing 3 full time people and 4 part time people. He moved to Island Scallops in 1989. Mr. Evans was responsible for securing the leases from the Provincial government for this scallop grow-out project. He built the established long-line systems that currently produce scallops for Island Scallops. Mr. Evans worked with a

Japanese scallop farmer for two years in B.C. and spent a month working on highly acclaimed scallop farms in Japan. Mr. Evans has BS in Marine Biology from the University of Victoria.

DR. KRISTINA M. MILLER, CHIEF SCIENTIFIC ADVISOR. Dr. Miller is currently Head of the Molecular Genetics Section in the Pacific Region for the Department of Fisheries and Oceans, Canada (DFO). She has been a research scientist at DFO since obtaining her PhD in Biological Sciences from Stanford University in 1992. The Molecular Genetics section she oversees contains a staff of 26, including scientists, biologists, computer analysts and research technicians. Dr. Miller conducts research on the genetic composition, adaptation, immunity and physiology of wild and domesticated fish and shellfish species using both molecular and genomic approaches. She has been a leader in the development of molecular technologies to aid in the conservation and management of aquatic resources. In the past 10 years, she has published over 40 scientific peer-reviewed journal manuscripts, and her group has been the focus of numerous magazine and newspaper articles. Dr. Miller brings a strong scientific component to the management of Edgewater Foods, and she will serve as Chief Scientific Advisor. In addition to her PhD, Dr. Miller received a BSc in Zoology from University of California, Davis in 1983, and a MSc in Biology from University of British Columbia in 1986. Dr. Miller is Robert Saunders, our Chairman, CEO and President's wife.

BOARD COMMITTEES

We currently have six committees appointed by our Board of Directors:

     o Audit Committee, which is comprised of Douglas MacLellan (Chair), Robert Rooks and Ian Fraser. The Board has determined that all of these members are independent, as that term is defined in Section 121(A) of the American Stock Exchange's Listing Standards.

     o Finance Committee, which is comprised of Mark Elenowitz (Chair), Douglas MacLellan and Robert Saunders.

     o Compensation Committee, which is comprised of Ian Fraser (Chair), Mark Elenowitz and Doug MacLellan.

     o Disclosure Committee, which is comprised of Douglas MacLellan (Chair), Robert Saunders and Michael Boswell.

     o Nominating Committee, which is comprised of Robert Saunders (Chair), Douglas MacLellan and Robert Rooks. The Board has determined that Mr. Rooks and Mr. MacLellan are independent, as that term is defined in
          Section 121(A) of the American Stock Exchange's Listing Standards.

     o Sarbanes-Oxley Steering Committee, which is comprised of Douglas MacLellan, Robert Saunders, Michael Boswell and Louis Taubman (Louis Taubman is our outside corporate and securities counsel).

AUDIT COMMITTEE AND FINANCIAL EXPERT

We have an Audit Committee as specified in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, composed of Douglas MacLellan (Chair), Robert Rooks and Ian Fraser. The Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to our:

     o Quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;
     o    System of internal controls;
     o    Financial accounting principles and policies;
     o    Internal and external audit processes; and
     o    Regulatory compliance programs.

The committee meets periodically with management to consider the adequacy of our internal controls and financial reporting process. It also discusses these matters with our independent auditors and with appropriate financial personnel that we employ. The committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

AUDIT COMMITTEE FINANCIAL EXPERT

Douglas MacLellan is our Audit Committee Financial Expert, as that term is defined in Item 407 of Regulation S-B and the Board has determined that Mr. MacLellan is independent, as that term is defined in Section 121 of the American Stock Exchange's Listing Standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. Mr. MacLellan's qualifications as an audit committee financial expert are described in his biography above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Since we filed a Form 8-A to register our common stock pursuant to Section 12(g) of the Act, on August 30, 2006, based upon our review of copies of such reports, our officers, directors and 10% stockholders filed the reports required by
Section 16(a).

CODE OF ETHICS

On August 3, 2005, we adopted a code of ethics that applies to our Chief Executive Officer and Principal Financial and Accounting Officer. You may obtain a copy of any of our codes of ethics at no cost, by written request to:
Edgewater Foods International, Inc., 5552 West Island Highway, Qualicum Beach, British Columbia, Canada V9K 2C8; or, by oral request at: (250) 757-9811.



ITEM 10. EXECUTIVE COMPENSATION

                           Summary Compensation Table

----------------------- ------------------ ------------------ ------------------- ------------------- ----------------
  Name and Principal          Year              Salary              Bonus            Stock Awards      Option Awards
       Position                                   ($)                ($)                 ($)                ($)
         (a)                   (b)                (c)                (d)                 (e)                (f)
----------------------- ------------------ ------------------ ------------------- ------------------- ----------------
Robert Saunders               2007            60,000 (1)              0                   0             20,651 (3)
Chief Executive
Officer
----------------------- ------------------ ------------------ ------------------- ------------------- ----------------
Robert Saunders               2006            60,000 (1)         150,000 (1)              0                  0
Chief Executive
Officer
----------------------- ------------------ ------------------ ------------------- ------------------- ----------------
Michael Boswell               2007               0 (2)                0                   0             26,847 (3)
Acting Chief
Accounting Officer
----------------------- ------------------ ------------------ ------------------- ------------------- ----------------
Michael Boswell               2006               0 (2)                0                   0                  0
Acting Chief
Accounting Officer
----------------------- ------------------ ------------------ ------------------- ------------------- ----------------



--------------------- ------------------ -------------------- --------------------- -------------------- -------------
                             Year             Non-Equity          Non-Qualified
                                                                    Deferred
                                           Incentive Plan         Compensation
  Name and Principal                        Compensation            Earnings             All other          Total
      Position                                   ($)                  ($)              Compensation          ($)
        (a)                  (b)                 (g)                  (h)                   (i)              (j)
--------------------- ------------------ -------------------- --------------------- -------------------- -------------
Robert Saunders             2007                  0                    0                 1,000,000        1,080,651
Chief Executive
Officer
--------------------- ------------------ -------------------- --------------------- -------------------- -------------
Robert Saunders             2006                  0                    0                 1,000,000        1,210,000
Chief Executive
Officer
--------------------- ------------------ -------------------- --------------------- -------------------- -------------
Michael Boswell             2007                  0                    0                     0              26,847
Acting Chief
Accounting Officer
--------------------- ------------------ -------------------- --------------------- -------------------- -------------
Michael Boswell             2006                  0                    0                     0                0
Acting Chief
Accounting Officer
--------------------- ------------------ -------------------- --------------------- -------------------- -------------


     (1) In June 2005, we entered into an employment agreement with Robert Saunders, our Chairman, CEO and President. Mr. Saunders will serve at the pleasure of the Board of Directors. Pursuant to his employment agreement, Mr. Saunders' compensation will be $60,000 (USD) per annum for his services as our President. Following the receipt of at least $5,000,000 (USD) min outside funding, Mr. Saunders will receive an additional $10,000 per month for his services as Chairman and, thereafter, $20,000 per month provided that we achieve gross revenues of at least $20,000,000 (USD) for our most recent fiscal year and continuing as long as we maintain gross revenues of at least
          $20,000,000 (USD) for each successive fiscal year. If we fail to achieve gross revenue of $20,000,000 (USD) in a successive fiscal year, Mr. Saunders compensation as Chairman shall be reduced to $10,000 (USD) per month. Additionally, we agreed to grant Mr. Saunders a signing bonus of $150,000 (USD) to be paid upon the closing of at least $3,500,000 in new third party financing. In August 2006, our Board approved the following revisions to Mr. Saunders' compensation: reduce Mr. Saunders' compensation from $10,000 to $5,000 per month until our cash flow position improves, at which time the Compensation Committee will recommend that Mr. Saunders' compensation increase back to $10,000 per month. As of August 31, 2007, we had paid Mr. Saunders $75,000 of the $150,000 bonus that was due under the terms of the agreement. Additionally, we are currently discussing possible restructuring/payment terms of the accrued salary of $130,000 as of August 31, 2007, until such time that we become significantly cash flow positive for its operations.

     (2) Mr. Boswell served as our President from March to June 2005, at which time Mr. Saunders replaced Mr. Boswell as President. Mr. Boswell has served as our Acting Chief Accounting Officer since August 2005. Mr. Boswell indirectly owns a minority interest in TriPoint Capital Advisors, LLC, a significant shareholder and party with which we maintain a consulting agreement. In August 2006, the Board approved the Compensation Committee's recommendation to pay TriPoint $15,000 per month, which includes fees for Mr. Boswell's services as our Acting Chief Accounting during 2005, however TriPoint agreed to reduce such fee to $7,000 per month until our cash flow position improves, at which time the Committee will reconvene and recommend a return to $15,000 per month. In addition, TriPoint has agreed not to accept any additional fees, other than expenses, until we are sufficiently funded to carry out our business and operations. According to the above reasons, Mr. Boswell did not receive any compensation in 2006.and only received the options listed in the table above in 2007.


     (3) On August 17, 2007, Mr. Saunders and Mr. Boswell were granted five-year nonqualified stock options, pursuant to our 2005 Equity Plan, that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these options were determined to be $247,815 and $322,159 for Mr. Saunders and Mr. Boswell, respectively. Since these options vest monthly, the company will incur a monthly cost of $20,651 and $26,847 respectively. As of August 31, 2007, only one month of these stock options costs had been realized.



                  Outstanding Equity Awards at Fiscal Year-End
--------------------- ----------------- --------------------- -------------------- -------------------- --------------
                                                                   Equity
                                                                Incentive Plan
                                                                   Awards:
                         Number of           Number of            Number of
                         Securities          Securities           Securities
                         Underlying          Underlying           Underlying
                        Unexercised         Unexercised           Unexercised
                          Options             Options              Unearned             Option              Option
                            (#)                 (#)                Options           Exercise Price       Expiration
        Name            Exercisable        Unexercisable            (#)                  ($)                 Date
        (a)                (b)                  (c)                 (d)                  (e)                  (f)
--------------------- ----------------- --------------------- -------------------- -------------------- --------------
Robert Saunders         300,000 (1)              0                     0                  1.21            8-14-2007
--------------------- ----------------- --------------------- -------------------- -------------------- --------------
Michael Boswell         390,000 (1)              0                     0                  1.21            8-14-2007
--------------------- ----------------- --------------------- -------------------- -------------------- --------------

                                                               Equity Incentive     Equity Incentive
                                                              Plan Awards: Number      Plan Awards:
                        Number of        Market Value of       of Unearned Shares,    Market or Payout
                       Shares or Units   Shares of Units of      Units or Other      Value of Unearned
                        of Stock That      Stock That Have      Rights That Have     Shares, Units or
                       Have Not Vested       Not Vested            Not Vested        Other Rights That
                             (#)                 ($)                  (#)             Have Not Vested
        Name
        (a)                  (g)                 (h)                  (i)                   (j)
---------------------- ----------------- -------------------- --------------------- --------------------
Robert Saunders            275,000             227,164                 0                     0
---------------------- ----------------- -------------------- --------------------- --------------------
Michael Boswell            357,500             295,312                 0                     0
---------------------- ----------------- -------------------- --------------------- --------------------


     (1)  Pursuant to our 2005  Equity  Incentive  Plan,  Mr.  Saunders  and Mr.
          Boswell were granted  five-year  nonqualified  stock options on August
          17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As Of August 31, 2007 only 1/12 of these options have vested.


Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such persons retirement or resignation.


                                       51


                              DIRECTOR COMPENSATION

-------------------------- ----------------------- ---------------------- ----------------------- --------------------
          Name              Fees Earned or Paid        Stock Awards           Option Awards           Non-Equity
                                  in Cash                   ($)                    ($)              incentive Plan
                                    ($)
                                                                                                          Compensation
                                                                                                          ($)
           (a)                      (b)                     (c)                    (d)                    (e)
-------------------------- ----------------------- ---------------------- ----------------------- --------------------
Douglas MacLellan                  36,000                    0                13,768 (1) (2)               0
-------------------------- ----------------------- ---------------------- ----------------------- --------------------
Mark Elenowitz                       0                       0               35,795 (1) (3) (4)            0
-------------------------- ----------------------- ---------------------- ----------------------- --------------------
Darryl Horton                      1,000                     0                  688 (1) (5)                0
-------------------------- ----------------------- ---------------------- ----------------------- --------------------
Ian Fraser                         1,000                     0                5,163 (1) (6)                0
-------------------------- ----------------------- ---------------------- ----------------------- --------------------
Victor Bolton                      1,000                     0                  688 (1) (7)                0
-------------------------- ----------------------- ---------------------- ----------------------- --------------------
Robert Rooks                       1,000                     0                3,442 (1) (8)                0
-------------------------- ----------------------- ---------------------- ----------------------- --------------------

----------------------------------------------------------------------------------------------------------------------
             Name                 Change in Pension Value      All other Compensation                Total
                                 and Nonqualified Deferred               ($)                          ($)
                                   Compensation Earnings
             (a)                            (f)                          (g)                          (h)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Douglas MacLellan                            0                            0                         49,768
------------------------------- ---------------------------- ---------------------------- ----------------------------
Mark Elenowitz                               0                            0                         35,795
------------------------------- ---------------------------- ---------------------------- ----------------------------
Darryl Horton                                0                            0                          1,688
------------------------------- ---------------------------- ---------------------------- ----------------------------
Ian Fraser                                   0                            0                          6,163
------------------------------- ---------------------------- ---------------------------- ----------------------------
Victor Bolton                                0                            0                          1,688
------------------------------- ---------------------------- ---------------------------- ----------------------------
Robert Rooks                                 0                            0                          4,442
------------------------------- ---------------------------- ---------------------------- ----------------------------


     (1)  At the end of the fiscal year, 2,962,000 options are outstanding.

     (2) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 200,000 options were determined to be $165,210. Since these options vest monthly, we will incur a monthly cost of $13,768. As of August 31, 2007, only one month of these stock options costs had been realized.

     (3) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 520,000 options were determined to be $429,546. Since these options vest monthly, we will incur a monthly cost of $35,795. As of August 31, 2007, only one month of these stock options costs had been realized.

     (4) Mr. Elenowitz indirectly owns a minority interest in TriPoint Capital Advisors, LLC, a significant shareholder and party with which we maintain a consulting agreement. In August 2006, the Board approved the Compensation Committee's recommendation to pay TriPoint $15,000 per month, which includes fees for Mr. Elenowitz's services as a Director; however, TriPoint agreed to reduce such fee to $7,000 per month until our cash flow position improves, at which time the Committee will reconvene and recommend a return to $15,000 per month. In addition, TriPoint has agreed not to accept any additional fees, other than expenses, until we are sufficiently funded to carry out our business and operations.

     (5) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 10,000 options were determined to be $8,260. Since these options vest monthly, we will incur a monthly cost of $688. As of August 31, 2007, only one month of these stock options costs had been realized.

     (6) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 75,000 options were determined to be $61,954. Since these options vest monthly, we will incur a monthly cost of $5,163. As of August 31, 2007, only one month of these stock options costs had been realized.

     (7) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 10,000 options were determined to be $8,260. Since these options vest monthly, we will incur a monthly cost of $688. As of August 31, 2007, only one month of these stock options costs had been realized.

     (8) These include the five-year incentive stock options granted to such individual on August 17, 2007 pursuant to our 2005 Equity Plan. These options vest on a 1/12 monthly basis over a twelve month period beginning on the grant date and are exercisable at $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. Based on the Black-Scholes option pricing model, the total fair value of these 50,000 options were determined to be $41,302. Since these options vest monthly, we will incur a monthly cost of $3,442. As of August 31, 2007, only one month of these stock options costs had been realized.

Our directors who are employees do not receive any compensation from us for services rendered as directors. The Board has created three classes of fees for outside directors: (1) outside directors who are "independent," as defined in the Exchange Act will be paid $500 per meeting, whether telephonic or in person for director fee - there shall not be any fees for written consents in lieu of board meetings; (2) outside directors who are not "independent" will not receive any fees at this time, but once our cash flow position improves, the Compensation Committee will reconvene and make recommendations; (3) the Vice Chairman will receive $3,000 per month, which includes $1,500 per month for his role as Chairman of our Audit Committee. Additionally, although we do not currently have an arrangement or agreement to provide stock based compensation to our outside directors, we may, from time to time, grant outside directors incentive stock options pursuant to our 2005 Equity Incentive Plan.


ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities  authorized for issuance under equity  compensation plans. Please see
Part II, Item 5: "Market for Common Equity and Related Stockholder Matters" above.

Security Ownership of Certain Beneficial Owners and Management

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

 As of November 23, 2007, we had a total of 23,737,700 shares of common stock, 7,773,998 shares of Series A Preferred Stock, 207 shares of Series B Preferred Stock and 747,870 shares of our Series C Preferred Stock issued and outstanding, which are our only issued and outstanding equity securities. However, our preferred stock does not have any voting rights except with respect to specified transactions that may affect the rights, preferences, privileges or voting power of such class and except as otherwise required by Nevada law. As of the date of this Report, each share of our Series A Preferred Stock and each share of Series C Preferred Stock is convertible into one share of common stock; each share of our Series B Preferred Stock is convertible into a number of fully paid and nonassessable shares of our common stock equal to the quotient of the liquidation preference amount per share ($10,000) divided by the conversion price, which initially is $1.15 per share, subject to certain adjustments, or approximately 8,696 shares of common for each share of converted Series B Preferred Stock.

The following table sets forth, as of November 23, 2006: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock and Preferred Stock (taken together as one class) known to us, the number of shares of common stock and Preferred Stock beneficially owned by each such person, and the percent of our common stock and Preferred Stock so owned; and
(b) the names and addresses of each director and executive officer, the number of shares our common stock and Preferred Stock beneficially owned, and the percentage of our common stock and Preferred Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and Preferred Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and Preferred Stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from November 23, 2007.

                                          Amount and Nature of    Percentage
           Name and Address               Beneficial Ownership    Of Voting of
                                                                  Securities (1)

Robert Saunders                                10,025,000 (2)            29.44%
Chairman, President and CEO
5552 West Island Highway
Qualicum Beach, British Columbia
Canada V9K 2C8

Douglas C. MacLellan                            1,123,333 (3)             3.30%
Vice Chairman
8324 Delgany Avenue
Playa del Ray, CA 90293

Mark Elenowitz                              1,454,667 (4) (5)             4.27%
Director
400 Professional Drive
Suite 310
Gaithersburg, MD 20879

Dr. Robert Rooks                                  320,833 (6)             0.94%
Director
912 Pine Avenue
Huntington Beach, CA 90293

Ian Fraser                                        831,250 (7) (8)         2.44%
Director
3056 West 2nd Avenue
Vancouver, British Columbia
Canada V6T 1E9

                                          Amount and Nature of    Percentage
           Name and Address               Beneficial Ownership    Of Voting of
                                                                  Securities (1)

Michael Boswell                             1,100,500 (9) (10)            3.23%
Director and
Acting Chief Accounting Officer
400 Professional Drive
Suite 310
Gaithersburg, MD 20879

Victor Bolton                                   4,167 (11)                0.01%
345-916 W. Broadway
Vancouver, BC V5Z 1K7

Darryl Horton                                   4,167 (12)                0.01%
33568 Eagle Mountain Drive
Abbortsford, BC V3G 2X7

Vision Opportunity Master Fund, Ltd.        1,699,577 (13)                4.99%
20 West 55th St., 5th Floor
New York, NY 10019


All directors and officers as a group (8   14,863,917                    43.64%
   persons)
----------------

     (1) All Percentages have been rounded up to the nearest one hundredth of one percent and such percentage is based upon the amount of outstanding our common stock and preferred stock, on an as converted basis. The percentage assumes in the case of each shareholder listed in the above list that all warrants or options held by such shareholder that are exercisable currently or within 60 days were fully exercised by such shareholder, without the exercise of any warrants or options held by any other shareholders.

     (2) In addition to his stock ownership, Mr. Saunders was granted 300,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (3) In addition to his stock ownership, Mr. MacLellan was granted 200,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (4) Mr. Elenowitz is a 100% percent shareholder of MHE, Inc., which owns 18,000 shares of our voting stock. Additionally, MHE, Inc. is a 40% member of TriPoint Capital Advisors, LLC, which owns 3,000,000 shares of our voting stock. Mr. Elenowitz owns 20,000 shares of our voting stock directly. Therefore, Mr. Elenowitz beneficially owns 1,238,000shares of our voting stock.

     (5) In addition to his stock ownership, Mr. Elenowitz was granted 520,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (6) In addition to his stock ownership, Dr. Rooks was granted 50,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (7) Mr. Fraser is a 100% shareholder of One Way Grill Limited, which owns 800,000 shares of our voting stock. Therefore, Mr. Fraser beneficially owns 800,000 shares of our voting stock.

     (8) In addition to his stock ownership, Mr. Fraser was granted 75,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (9) Mr. Boswell and his wife jointly own Invision, LLC, which owns 38,000 shares of our voting stock. Additionally, Invision, LLC is a 30% member of TriPoint Capital Advisors, LLC, which owns 3,000,000 shares of our voting stock. Therefore, Mr. Boswell beneficially owns 938,000 shares of our voting stock.

     (10) In addition to his stock ownership, Mr. Boswell was granted 390,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (11) Mr. Bolton was granted 10,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007, only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (12) Mr. Horton was granted 10,000 five-year nonqualified stock options on August 17, 2007 that vest on a 1/12 monthly basis over a twelve month period beginning on the grant date. The exercise price of the options is $1.21, which represents 110% of the closing price of our common stock on August 17, 2007. As of November 23, 2007 only 3/12 of these options have vested, but an additional 2/12 will vest within 60 days from such date.

     (13) Vision owns 2,204,296 shares of common stock, 5,238,333 shares of common stock issuable upon conversion of their Series A Convertible Preferred Stock, 1,495,740 shares of common stock issuable upon conversion of their Series B Convertible Preferred Stock, 747,870 shares of common stock issuable upon conversion of their Series C Convertible Preferred Stock and 230,630 shares of common stock received as dividends. However, based upon the terms of the preferred stock, Vision may not convert its preferred stock if on any date, it would be deemed the beneficial owner of more than 4.99% of the then outstanding shares of our common stock. In addition to the shares listed in the table, Vision holds warrants to purchase up to 19,787,758 shares of our common stock, but based upon the terms of these warrants, Vision cannot exercise them if on any date, it would be deemed the beneficial owner of more than 4.99% of the then outstanding shares of our common stock. However, Vision can elect to waive the cap upon 61 days notice to us or less if, and only if less than 61 days remain on the term of the warrant and in such case the waiver will not be effective until the warrant's expiration date.


CHANGES IN CONTROL

To the best of our knowledge, there are no arrangements that could cause a change in our control.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Kristina Miller, our Chief Scientific Advisor is Robert Saunders, our Chairman, CEO and President's wife.

We are party to a consulting agreement with TriPoint Capital Advisors, LLC, a company in which Mark Elenowitz, a director and one of our significant shareholders, indirectly owns a 40% interest. Michael Boswell, our acting Chief Accounting Officer and one of our directors, indirectly owns a 30% interest in TriPoint. Louis Taubman, our outside corporate and securities counsel also indirectly owns an interest (30%) in TriPoint. Our Board recently approved the Compensation Committee's recommendation of a flat rate $15,000 per month fee, which shall be reduced to $7,500 per month until our cash flow position improves, for the legal services Louis Taubman provides us. The Board also approved the recommendation of a $15,000 per month fee, which shall be reduced to $7,000 per month until our cash flow position improves, for the Acting CFO type services and financial advisory services Michael Boswell and TriPoint, respectively, provide us. Additionally, our corporate offices in Gaithersburg, Maryland are currently provided by Tripoint Holdings, LLC, the parent company of Tripoint at no cost to us.

Island  Scallops,  our  wholly  owned  subsidiary,   recently  transferred  100%
ownership of RKS Laboratories,  Inc. to Robert Saunders,  our Chairman,  CEO and

President. RKS is a Vancouver research and development that is working towards developing superior strains of scallops (developed by Island Scallops and known as the Pacific Scallop) with beneficial traits such as higher meat yield and rapid growth. Island Scallops agreed to transfer its ownership of RKS in consideration for the grant to Island Scallops by RKS and Robert Saunders of a right of first refusal to commercialize any intellectual property developed by RKS. Island Scallops has the right to acquire or use any intellectual property from RKS at RKS' cost, in perpetuity or until such time as RKS shall cease to exist. Between June 2006 and August 2007, Island Scallops agreed to loan RKS a total of approximately $82,000 under eight non-interest bearing notes that are secured by all of RKS' assets and are due at on August 31, 2008.


ITEM 13. EXHIBITS LIST


Exhibit
 Number          Description


3.1 Articles of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ending February 28, 2007, which was filed on April 13, 2007.)
3.2 Amended and restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ending February 28, 2007, which was filed on April 13, 2007.)
4.1+      Form of certificate representing shares of the Company's common stock.
4.2 Form of Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit
          10.3 to the  Company's  Current  Report on Form 8-K filed on April 14,
          2006).
4.3+ Form of certificate representing shares of the Company's Series A Preferred Stock.
4.4+ Form of certificate representing shares of the Company's Series B Preferred Stock.
4.5+ Form of certificate representing shares of the Company's Series C Preferred Stock.
4.12 Form of Series C Convertible Preferred Stock Purchase Agreement, dated November 5, 2007, by and between the Company and each of the Purchasers thereto (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 7, 2007).
4.13 Form of Registration Rights Agreement by and between the Company and each of the Purchasers thereto (Incorporated by reference to Exhibit
          10.2 to the Company's  Current Report on Form 8-K filed on November 7,
          2007).
4.14 Form of Certificate of Designation of Rights and Preferences of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit
          10.3 to the Company's  Current Report on Form 8-K filed on November 7,
          2007).

4.15 Form of Lock-Up Agreement by and between the Company and each of the shareholders listed therein (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on November 7,
          2007).
4.16      Form of Warrants  (Incorporated  by reference to Exhibits 10.5 through
          10.11 to the Company's Current Report on Form 8-K filed on November 7,
          2007).
10.1 Form of Series A Convertible Preferred Stock Purchase Agreement, dated April 12, 2006, by and between the Company and each of the Purchasers thereto (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.2 Form of Registration Rights Agreement, dated April 12, 2006, by and between the Company and each of the Purchasers thereto. (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.4 Form of Individual Lock-Up Agreement dated April 12, 2006 by and between the Company and each of the shareholders listed therein. (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.5 Form of Lock-Up Agreement dated April 12, 2006 by and between the Company and World Wide Mortgage Corporation. (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.6 Form of Series A Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.7 Form of Series B Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.8 Form of Series C Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.9 Form of Series D Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.10 Form of Series E Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.11 Form of Series F Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.11 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.12 Form of Series G Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.12 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.13 Form of Series H Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.13 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.14 Form of Series J Warrant dated April 12, 2006. (Incorporated by reference to Exhibit 10.14 to the Company's Current Report on Form 8-K filed on April 14, 2006).
10.15 Form of Series A Convertible Preferred Stock Purchase Agreement, dated May 30, 2006, by and between the Company and each of the Purchasers thereto (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 30, 2006).

10.16 Form of Registration Rights Agreement, dated May 30, 2006, by and between the Company and each of the Purchasers thereto. (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on May 30, 2006).
10.17 Form of Series A Warrant dated May 30, 2006. (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 30, 2006).
10.18 Form of Series B Warrant dated May 30, 2006. (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on May 30, 2006).
10.19 Form of Series C Warrant dated May 30, 2006. (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on May 30, 2006).16, 2005).
10.20 Form of Series D Warrant dated may 30, 2006. (Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K filed on May 30, 2006).
10.21     Amendment   to   Registration   Rights   Agreement   dated   May   30,
          2006(Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on August 16, 2005).
10.22 Form of Joinder Agreement to the Series A Convertible Preferred Stock Purchase Agreement, dated May 30, 2006, by and between the Company and each of the Purchasers thereto (Incorporated by reference to Exhibit
          10.1 to the  Company's  Current  Report  on Form 8-K filed on June 30,
          2006).
10.23 Form of Joinder Agreement to the Registration Rights Agreement, dated May 30, 2006, by and between the Company and each of the Purchasers thereto. (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on June 30, 2006).
21.1+     List of Subsidiaries.
31.1+ Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2+ Certification of Acting Chief Accounting Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1+ Certification of Chief Executive Officer and Acting Chief Accounting Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002.

+ Filed herewith.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

(1) AUDIT FEES
         The aggregate fees billed for professional services rendered by LBB & Associates, Ltd., LPP (formerly Lopez, Blevins, Bork & Associates, LLP) for the audit of the registrant's annual financial statements and review of financial statements included in the registrant's Form 10-KSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2007 and 2006 were approximately $102,000 and $46,000 respectively.
(2) AUDIT-RELATED FEES
NONE
(3) TAX FEES
NONE
(4) ALL OTHER FEES
NONE
(5) AUDIT COMMITTEE POLICIES AND PROCEDURES

         The policy of our Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the Company's independent auditors during the fiscal year.

         No services related to Audit-Related Fees, Tax Fees or All Other Fees described above, were approved by the Audit Committee.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


/s/ Robert Saunders                                   Dated:  November 29, 2007
---------------------------
Robert Saunders
President and Chief Executive Officer

/s/ Michael Boswell                                   Dated: November 29, 2007
---------------------------
Michael Boswell
Director & Acting Chief Accounting Officer

/s/ Douglas C. MacLellan                              Dated: November 29, 2007
---------------------------
Douglas C. MacLellan
Vice-chairman of the Board

/s/ Mark H. Elenowitz                                 Dated: November 29, 2007
---------------------------
Mark H. Elenowitz
Director

/s/ Dr. Robert Rooks                                  Dated: November 29, 2007
--------------------------
Dr. Robert Rooks
Director

/s/ Ian Fraser                                        Dated: November 29, 2007
--------------------------
Ian Fraser
Director

/s/ Victor Bolton                                    Dated: November 29, 2007
--------------------------
Victor Bolton
Director

/s/ Darryl Horton                                    Dated: November 29, 2007
--------------------------
Darryl Horton
Director

                                                                    Exhibit 31.1


                    Certification of Chief Executive Officer
      Pursuant to Section 302 of the Sarbanes-Oxley Act and Rule 13a-14(a)
             or 15d-14(a) under the Securities Exchange Act of 1934


I, Robert Saunders, certify that:

1. I have reviewed this Annual Report on Form 10-KSB of Edgewater Foods International, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the small business issuer and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.



Date:    November 29, 2007

By:  /s/  Robert Saunders
-------------------------
Robert Saunders
Chief Executive Officer

                                                                    Exhibit 31.2

                Certification of Acting Chief Accounting Officer
      Pursuant to Section 302 of the Sarbanes-Oxley Act and Rule 13a-14(a)
             or 15d-14(a) under the Securities Exchange Act of 1934


I, Michael Boswell, certify that:

1. I have reviewed this Annual Report on Form 10-KSB of Edgewater Foods International, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the small business issuer and have:

     a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.



         Date:  November 29, 2007

         By:  /s/  Michael Boswell
              --------------------
                  Michael Boswell
                  Acting Chief Accounting Officer

                                                                    Exhibit 32.1

  Written Statement of the Chief Executive Officer and Acting Chief Accounting
                   Officer Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-KSB for the fiscal year ended August 31, 2007 (the "Report") by Edgewater Foods International, Inc. ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:  November 29, 2007

/s/  Robert Saunders
--------------------
Robert Saunders
Chief Executive Officer

/s/  Michael Boswell
--------------------
Michael Boswell
Acting Chief Accounting Officer



A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Edgewater Foods International, Inc and will be retained by Edgewater Foods International, Inc and furnished to the Securities and Exchange Commission or its staff upon request.